                                                              EXHIBIT 10(v)
            AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

                      dated as of March 16, 1994

                                 among

                   SANTA FE ENERGY RESOURCES, INC.,

                      the Banks signatory hereto,


               TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                 as Co-Agent and Administrative Agent

                                  and

                      NATIONSBANK OF TEXAS, N.A.
                              as Co-Agent

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                           TABLE OF CONTENTS

Section 1.  Definitions and Accounting Matters  . . . . . . . . .    1
     1.1. Certain Defined Terms . . . . . . . . . . . . . . . . .    1
     1.2. Accounting Terms and Determinations . . . . . . . . . .   40
     1.3. Classes and Types of Loans  . . . . . . . . . . . . . .   41

Section 2.  Commitments . . . . . . . . . . . . . . . . . . . . .   42
     2.1. Loans . . . . . . . . . . . . . . . . . . . . . . . . .   42
     2.2. Terminations, Reductions and Changes of Commitments and
          Facility A Maximum Amounts  . . . . . . . . . . . . . .   44
     2.3. Fees  . . . . . . . . . . . . . . . . . . . . . . . . .   46
     2.4. Affiliates; Lending Offices . . . . . . . . . . . . . .   47
     2.5. Several Obligations . . . . . . . . . . . . . . . . . .   47
     2.6. Notes . . . . . . . . . . . . . . . . . . . . . . . . .   48
     2.7. Optional Reserve Report . . . . . . . . . . . . . . . .   48
     2.8. Release of Mortgages  . . . . . . . . . . . . . . . . .   48
     2.9. Use of Proceeds . . . . . . . . . . . . . . . . . . . .   49
     2.10.Original Credit Documents Not Terminated  . . . . . . .   49
     2.11.Sale of Certain Properties  . . . . . . . . . . . . . .   49

Section 3.  Borrowings, Prepayments and Selection of
                 Interest Rates . . . . . . . . . . . . . . . . .   50
     3.1. Borrowings  . . . . . . . . . . . . . . . . . . . . . .   50
     3.2. Prepayments . . . . . . . . . . . . . . . . . . . . . .   50
     3.3. Selection of Interest Rates . . . . . . . . . . . . . .   52

Section 4.  Payments of Principal and Interest  . . . . . . . . .   53
     4.1. Repayment of Loans  . . . . . . . . . . . . . . . . . .   53
     4.2. Interest  . . . . . . . . . . . . . . . . . . . . . . .   53

Section 5.  Payments; Pro Rata Treatment; Computations, Etc.  . .   54
     5.1. Payments  . . . . . . . . . . . . . . . . . . . . . . .   54
     5.2. Pro Rata Treatment  . . . . . . . . . . . . . . . . . .   55
     5.3. Computations  . . . . . . . . . . . . . . . . . . . . .   55
     5.4. Minimum and Maximum Amounts . . . . . . . . . . . . . .   55
     5.5. Certain Actions, Notices, Etc . . . . . . . . . . . . .   55
     5.6. Non-Receipt of Funds by the Agent . . . . . . . . . . .   57
     5.7. Sharing of Payments, Etc. . . . . . . . . . . . . . . . . 57
Section 6.  Yield Protection and Illegality . . . . . . . . . . .   58
     6.1. Additional Costs. . . . . . . . . . . . . . . . . . . .   58
     6.2. Limitation on Types of Loans  . . . . . . . . . . . . .   60
     6.3. Illegality  . . . . . . . . . . . . . . . . . . . . . .   61
     6.4. Substitute Alternate Base Rate Loans  . . . . . . . . .   62
     6.5. Compensation  . . . . . . . . . . . . . . . . . . . . .   62
     6.6. Capital Adequacy  . . . . . . . . . . . . . . . . . . .   63
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Section 7.  Conditions Precedent  . . . . . . . . . . . . . . . .   64
     7.1. Closing Conditions  . . . . . . . . . . . . . . . . . .   64
     7.2. All Loans . . . . . . . . . . . . . . . . . . . . . . .   66

Section 8.  Representations and Warranties  . . . . . . . . . . .   67
     8.1. Corporate Existence . . . . . . . . . . . . . . . . . .   67
     8.2. Information . . . . . . . . . . . . . . . . . . . . . .   68
     8.3. Litigation; Compliance  . . . . . . . . . . . . . . . .   68
     8.4. No Breach . . . . . . . . . . . . . . . . . . . . . . .   69
     8.5. Corporate Action  . . . . . . . . . . . . . . . . . . .   69
     8.6. Approvals . . . . . . . . . . . . . . . . . . . . . . .   69
     8.7. Regulations G, U and X  . . . . . . . . . . . . . . . .   70
     8.8. ERISA . . . . . . . . . . . . . . . . . . . . . . . . .   70
     8.9. Taxes . . . . . . . . . . . . . . . . . . . . . . . . .   70
     8.10.Subsidiaries  . . . . . . . . . . . . . . . . . . . . .   70
     8.11.Investment Company Act  . . . . . . . . . . . . . . . .   70
     8.12.Public Utility Holding Company Act  . . . . . . . . . .   70
     8.13.Environmental Matters . . . . . . . . . . . . . . . . .   71
     8.14.Title . . . . . . . . . . . . . . . . . . . . . . . . .   71

Section 9.  Covenants . . . . . . . . . . . . . . . . . . . . . .   72
     9.1. Financial Statements and Certificates . . . . . . . . .   72
     9.2. Inspection of Property  . . . . . . . . . . . . . . . .   76
     9.3. Compliance with Environmental Laws  . . . . . . . . . .   77
     9.4. Payment of Taxes  . . . . . . . . . . . . . . . . . . .   77
     9.5. Maintenance of Insurance  . . . . . . . . . . . . . . .   77
     9.6. Restricted Payments and Restricted Investments  . . . .   78
     9.7. Lien, Debt and Other Restrictions.  . . . . . . . . . .   79
     9.8. Issuance of Stock by Restricted Subsidiaries  . . . . .   91
     9.9. Coverage Ratios . . . . . . . . . . . . . . . . . . . .   91
     9.10.Prepayment of Junior Securities . . . . . . . . . . . .   91

Section 10. Defaults. . . . . . . . . . . . . . . . . . . . . . .   91
     10.1.Events of Default.  . . . . . . . . . . . . . . . . . .   91

Section 11. The Agent . . . . . . . . . . . . . . . . . . . . . .   96
     11.1.Appointment, Powers and Immunities  . . . . . . . . . .   96
     11.2.Reliance by Agent . . . . . . . . . . . . . . . . . . .   96
     11.3.Defaults  . . . . . . . . . . . . . . . . . . . . . . .   97
     11.4.Rights as a Bank  . . . . . . . . . . . . . . . . . . .   97
     11.5.INDEMNIFICATION . . . . . . . . . . . . . . . . . . . .   98
     11.6.Non-Reliance on the Agent and Other Banks . . . . . . .   98
     11.7.Failure to Act  . . . . . . . . . . . . . . . . . . . .   98
     11.8.Resignation or Removal of the Agent . . . . . . . . . .   99

Section 12.  Miscellaneous  . . . . . . . . . . . . . . . . . . .   99
     12.1.Waiver  . . . . . . . . . . . . . . . . . . . . . . . .   99
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     12.2.Notices . . . . . . . . . . . . . . . . . . . . . . . .   99
     12.3.Expenses, Etc.  . . . . . . . . . . . . . . . . . . . .  100
     12.4.INDEMNIFICATION . . . . . . . . . . . . . . . . . . . .  100
     12.5.Amendments, Etc.  . . . . . . . . . . . . . . . . . . .  101
     12.6.Successors and Assigns  . . . . . . . . . . . . . . . .  102
     12.7.Survival; Term; Reinstatement . . . . . . . . . . . . .  105
     12.8.Limitation of Interest  . . . . . . . . . . . . . . . .  106
     12.9.Captions  . . . . . . . . . . . . . . . . . . . . . . .  107
     12.10.Counterparts . . . . . . . . . . . . . . . . . . . . .  107
     12.11.GOVERNING LAW  . . . . . . . . . . . . . . . . . . . .  107
     12.12.Severability . . . . . . . . . . . . . . . . . . . . .  107
     12.13.Chapter 15 Not Applicable  . . . . . . . . . . . . . .  108

Exhibit A - Form of Facility A Note
Exhibit B - Form of Facility B Note
Exhibit C - Request for Extension of Credit
Exhibit D - Assignment Agreement
Exhibit E - Facility A Maximum Amount
Exhibit F - Preliminary Available Amount

Schedule   I - Restricted and Unrestricted Subsidiaries
Schedule  II - Liens and Funded Debt
Schedule III - Initial Approved Assumptions and Price Protection
                 Agreements
Schedule  IV - Coverage Report
Schedule   V - Subordination Provisions
Schedule  VI - Opinion of Andrews & Kurth, L.L.P.
Schedule VII - Opinion of David L. Hicks
Schedule VIII- Mortgages
Schedule IX  - Jurisdictions for Which Certificates Are to Be
                 Provided
Schedule X   - Designated Debt

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
            AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


     This Amended and Restated Revolving Credit Agreement (as amended, modified, supplemented and restated from time to time, this "AGREEMENT") dated as of March 16, 1994, is by and among SANTA FE ENERGY RESOURCES, INC. (the "COMPANY"), a Delaware corporation; each of the lenders which is or which may from time to time become a signatory hereto (individually a "BANK" and collectively the "BANKS"); TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("TCB"), a national banking association, as Administrative Agent for the Banks (in such capacity, together with its successors in such capacity, the "AGENT"); and TCB and NATIONSBANK OF TEXAS, N.A. ("NATIONSBANK"), a national banking association, as Co-Agents (in such capacity, the "CO-AGENTS").

INTRODUCTION.

     The Company, the Banks, the Agent and the Co-Agents entered into that certain Revolving and Term Credit Agreement dated as of May 20, 1992. They now wish to amend and restate that agreement as it has been amended prior to the date hereof.

AGREEMENTS.

     The parties agree as follows:

     Section 1.  DEFINITIONS AND ACCOUNTING MATTERS.

     1.1. CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings:

     "ACHIEVEMENT DATE" shall mean the first date on which both (a) the aggregate minimum Qualifying Amount of Junior Securities to be used in determining the applicable table on EXHIBIT E for the Facility A Maximum Amount and the applicable table on EXHIBIT F for the Preliminary Available Amount has been issued and the gross proceeds thereof received by the Company and (b) all Designated Debt for the aggregate Qualifying Amount of Junior Securities actually issued, as shown on SCHEDULE X, shall have been repaid or Defeased. In determining any Achievement Date, the Qualifying Amounts of Junior Securities issued on such date, on the Qualifying Date and on each additional date, if any, on which Junior Securities have been issued shall be aggregated. For example, if there is only one issuance of Junior Securities and such issuance is in a Qualifying Amount of $75,000,000, the Facility A Maximum Amount will thereafter be determined according to Table Four of EXHIBIT E, the Preliminary Available Amount will thereafter be determined according to Table Four of EXHIBIT F, and the Qualifying Date and the Achievement Date will be the same. For example, if there are two issuances of Junior Securities, one in the amount of $75,000,000 and a later one in the amount of $50,000,000, the Qualifying Date will be the date of the first issuance, which will also be the Achievement Date for the $75,000,000 level in both EXHIBIT E and EXHIBIT F, and the Facility A Maximum Amount will be determined according to Table Four of EXHIBIT E and the Preliminary Available Amount will be determined according to Table Four of EXHIBIT F until the date of the second issuance; the date of the second issuance will be the Achievement Date for the $125,000,000 level in both EXHIBIT E and EXHIBIT F, and the Facility A Maximum Amount will thereafter be determined according to Table Two of EXHIBIT E and the Preliminary Available Amount will thereafter be determined according to Table Two of EXHIBIT F. An Achievement Date must occur, if at all, prior to July 1, 1994.

     "ADDITIONAL COSTS" shall have the meaning ascribed to such term in SECTION 6.1.

     "ADOBE" shall mean Adobe Resources Corporation, formerly a Delaware corporation.

     "ADOBE PROPERTIES" shall mean oil, gas and mineral properties and other assets owned by Adobe at the time of the Merger.

     "AFFILIATE" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person; and with respect to an individual, "AFFILIATE" shall also mean any individual related to such individual by blood or marriage. As used in this definition, "CONTROLS", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH" shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     "AGGREGATE COMMITMENT" shall mean the total of all Commitments of all Banks.

     "ALTERNATE ANNUAL DEBT SERVICE COVERAGE RATIO" shall mean, as of any date of determination and for the Calculation Period in which such date occurs and for each Calculation Period thereafter to and including the Calculation Period including December 31, 1998, the lowest of the ratios obtained by dividing (a) Combined CFADS (calculated on the basis of the Most Recent Engineering Report) for such Calculation Period by (b) the sum of (1) the Alternate Debt Service of the Company and the Restricted Subsidiaries for such Calculation Period PLUS (2), at all times and

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to the extent the Special Subsidiary Qualifying Conditions are met, the Special Subsidiary Percentage times the Alternate Debt Service of the Special Subsidiary for such Calculation Period (in each case calculated on the basis set forth in the most recent Coverage Report delivered pursuant to SECTION 9.1 and taking into account any incurrence or prepayment of Covered Debt by the Company or any of the Restricted Subsidiaries or the Special Subsidiary since the date of such Coverage Report).

     "ALTERNATE BASE RATE" shall mean, for any date, a rate per annum (rounded upwards, if necessary, to the next higher 1/100%) equal to the greater of (a) the Prime Rate in effect on such day or (b) the Fed
Funds Rate in effect for such day plus 1/2%.    Any change in the
Alternate Base Rate due to a change in the Fed Funds Rate shall be effective on the effective date of such change in the Fed Funds Rate. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Fed Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Alternate Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist.

     "ALTERNATE BASE RATE LOANS" shall mean Loans which bear interest at a rate based upon the Alternate Base Rate.

     "ALTERNATE DEBT SERVICE" shall mean, for any Calculation Period and with respect to any Person, the total of principal payments in respect of Covered Debt of such Person and the total of interest payments (using, with respect to interest to accrue, the interest rates set forth in the most recent Approved Assumptions for such Covered Debt not bearing interest at a fixed rate; if some or all of such Covered Debt bears interest at one or more fixed rates as of the date of determination of Alternate Debt Service but such Covered Debt will not bear interest at such fixed rate or rates to the end of such Calculation Period, then interest payments in respect of Alternate Debt Service with respect to such Covered Debt shall be calculated on the basis of such fixed rate or rates for such time as the same shall be applicable to such Covered Debt, and then at the interest rates set forth in the most recent Approved Assumptions) in respect of Covered Debt of such Person, in each case paid and scheduled to be paid during such Calculation Period; PROVIDED that the principal amount of any Covered Debt of such Person which by its terms matures on a date within such Calculation Period but which may reasonably be expected to be reborrowed in a Rollover on such date shall not be deemed, for purposes of this definition, to be scheduled to be paid on such date; and PROVIDED FURTHER that for purposes of this definition it shall be assumed that (a) surety bonds for environmental purposes

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and letters of credit issued for the account of a Person will be fully drawn upon their respective expiry dates, (b) the reimbursement obligations of a Person with respect to all surety bonds for environmental purposes and letters of credit issued for its account shall be satisfied immediately and considered as a "principal payment" for purposes of this definition.

     "AMENDMENT TO DEED OF TRUST" shall mean that certain First
Amendment to Deed of Trust, Mortgage, Assignment of Production and Security Agreement of even date herewith, in Proper Form, amending the Deed of Trust to reflect the changes effected by this Agreement.

     "AMENDMENT TO LEASEHOLD DEED OF TRUST" shall mean that certain First Amendment to Leasehold Deed of Trust and Security Agreement of even date herewith, in Proper Form, amending certain of the Mortgages to reflect the changes effected by this Agreement.

     "AMENDMENT TO LOUISIANA SECURITY AGREEMENT" shall mean that certain First Amendment to Security Agreement, Assignment of
Production and Financing Statement of even date herewith, in Proper Form, amending certain of the Mortgages to reflect the changes effected by this Agreement.

     "AMENDMENT TO SECURITY AGREEMENT -- CONTRACT RIGHTS" shall mean that certain First Amendment to Security Agreement -- Accounts, Inventory, Equipment and Contract Rights of even date herewith, in Proper Form, amending certain of the Mortgages to reflect the changes effected by this Agreement.

     "AMENDMENT TO SECURITY AGREEMENT -- STOCK" shall mean that certain First Amendment to Security Agreement -- Pledge of even date herewith, in Proper Form, amending the Stock Pledge Agreement to reflect the changes effected by this Agreement.

     "ANNUAL DEBT SERVICE COVERAGE RATIO" shall mean, as of any date of determination and for the Calculation Period in which such date occurs and for each Calculation Period thereafter to and including the Calculation Period including December 31, 1998, the lowest of the ratios obtained by dividing (a) Combined CFADS (calculated on the basis of the Most Recent Engineering Report) for such Calculation Period by (b) the sum of (1) the Debt Service of the Company and the Restricted Subsidiaries for such Calculation Period PLUS (2), at all times and to the extent the Special Subsidiary Qualifying Conditions are met, the Special Subsidiary Percentage times the Debt Service of the Special Subsidiary for such Calculation Period (in each case calculated on the basis set forth in the most recent Coverage Report delivered pursuant to SECTION 9.1 and taking into account any incurrence or prepayment of

Covered Debt by the Company or the Restricted Subsidiaries or the Special Subsidiary since the date of such Coverage Report).

     "APPLICABLE ENVIRONMENTAL LAWS" shall mean all applicable environmental or pollution-control Legal Requirements governing, without limitation, wastewater effluent, solid and hazardous waste or substances and air emissions, together with any other applicable requirements for conducting, on a timely basis, reporting, record-keeping, periodic tests and monitoring for contamination of ground water, surface water, air and land and for biological toxicity of the aforesaid, including, without limitation, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response Compensation and Liability Act of 1980 (as amended by the Superfund Amendments and Reauthorization Act), the Toxic Substances Control Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, the Clean Air Act, the Clean Water Act, the Oil Pollution Act, the Texas Water Code, the Texas Health and Safety Code, the Texas Natural Resources Code, the Louisiana Environmental Quality Act, the Louisiana Air Control Law, the Louisiana Water Control Law, the Louisiana Solid Waste Management and Resource Recovery Law, the Louisiana Hazardous Waste Control Law, the Louisiana Oil Spill Prevention and Response Act, the Louisiana Resource Recovery and Development Act, the Louisiana Waste Reduction Law, the Louisiana Hazardous Material Information Development, Preparedness, and Response Act, the Louisiana State and Local Coastal Resources Management Act of 1978, the Louisiana Coastal Wetlands Conservation and Restoration Act, the Louisiana Abandoned Oilfield Waste Site Law, and the Louisiana Mineral Code, in each case as amended from time to time.

     "APPLICABLE LENDING OFFICE" shall mean, for each Bank and for each Type of Loan, the lending office of such Bank (or of an Affiliate of such Bank) designated for such Type of Loan below its name on the signature pages hereof or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Company as the office by which its Loans of such Type are to be made and/or issued and maintained.

     "APPLICABLE MARGIN" shall mean, on any day:

     (a) With respect to any Alternate Base Rate Loan, the per annum percentage set forth at the appropriate intersection in the table shown below; where the vertical axis is the SLOR Coverage Ratio on such day (assuming the Available Amount is fully drawn and that the aggregate unpaid principal balance of the Facility A Notes is equal to the Facility A Maximum Amount FOR DETERMINATIONS RELATED TO THE INDEPENDENT ENGINEERING REPORT and on the basis of the actual aggregate amount of outstanding Facility A Loans, Facility B Loans and Letter of Credit Liabilities FOR ALL OTHER

DETERMINATIONS) and the horizontal axis is the Annual Debt Service Coverage Ratio on such day (assuming the Available Amount is fully drawn and that the aggregate unpaid principal balance of the Facility A Notes is equal to the Facility A Maximum Amount for determinations related to the Independent Engineering Report and on the basis of the actual aggregate amount of outstanding Facility A Loans, Facility B Loans and Letter of Credit Liabilities for all other determinations):

                       ALTERNATE BASE RATE LOANS

          SLOR                          Annual Debt Service
      COVERAGE RATIO                      COVERAGE RATIO

                                        Equal to or
                                        greater than   Equal to or
                            Less than   1.20 but less  greater than
                              1.20        than 1.25        1.25

     Less than 1.85           1.00%          1.00%         1.00%

     Equal to or greater
     than 1.85 but less
     than 1.95                 .75%           .50%          .50%

     Equal to or greater
     than 1.95 but less
     than 2.00                 .75%           .25%          .25%

     Equal to or greater
     than 2.00                 .75%           .25%            0%

The initial Applicable Margin for Alternate Base Rate Loans shall be .75% per annum. The Applicable Margin shall be determined upon the delivery of each Independent Engineering Report. Thereafter, the Applicable Margin shall be determined according to the preceding table at the time of each delivery of a Coverage Report and each Request for Extension of Credit, but, except as provided in SUBSECTIONS (c) and
(d) below, shall never be less than the Applicable Margin determined upon the delivery of such Independent Engineering Report until the next determination of the SLOR Coverage Ratio and Annual Debt Service Coverage Ratio in accordance with this definition at the time of the delivery of the next Independent Engineering Report, whereupon the minimum Applicable Margin shall be reset.

     (b) The Applicable Margin for any Eurodollar Loan on any day shall be 1.00% more than the Applicable Margin for Alternate Base

Rate Loans in effect on such day. The initial Applicable Margin for Eurodollar Loans shall be 1.75% per annum.

     (c) On the Qualifying Date, the Applicable Margin for Alternate Base Rate Loans and for Eurodollar Loans shall be automatically reduced to .50% per annum and 1.50% per annum, respectively.

     (d) At any time on or after the Qualifying Date but prior to July 1, 1994 the Company may choose not more often than once to recalculate the SLOR Coverage Ratio and the Annual Debt Service Coverage Ratio by giving written notice to the Co-Agents. Such recalculation shall be made using new Approved Assumptions approved in connection with such recalculation by Banks with aggregate Commitment Percentages of 75% or more and using the Independent Engineering Report most recently furnished in accordance with this Agreement.
Upon any such recalculation, the Company shall notify the Co-Agents of the recalculated ratios, whereupon the Agent shall redetermine the Applicable Margin for Alternate Base Rate Loans and for Eurodollar Loans according to the table set forth in SUBSECTION (a) above. The Applicable Margin as so redetermined shall become effective on the date of such redetermination and shall remain in effect until the next determination of Applicable Margin in accordance with this Agreement.

     "APPLICABLE PERIODS" shall mean the Applicable Periods identified on EXHIBIT E and EXHIBIT F.

     "APPROVED ASSUMPTIONS" shall mean:

     (a)  until the first delivery of an Independent Engineering
Report hereunder, those assumptions set forth on SCHEDULE III;

     (b) thereafter, for each Independent Engineering Report hereunder, assumptions as to product prices, interest rates, escalation rates, discount rates and future levels of production curtailment, which assumptions shall be determined by the Co-Agents after consultation with the Company and set forth (x) in the case of each Required Reserve Report, in a notice sent to the Banks on or before January 21 of each such year and in a notice from the Agent to the Company on or prior to the next succeeding February 1 or (y) in the case of each Optional Reserve Report, in a notice sent to the Banks within 30 days of the delivery of the notice to the Co-Agents required by SECTIONS 2.7 and 2.8 and in a notice from the Agent to the Company on or prior to a date 10 days after the date of such notice to the Banks, and

     (c) for purposes of SUBSECTION (d) of the definition of "Applicable Margin" and the second sentence of SECTION 2.8, assumptions determined by the Co-Agents after consultation with the Company and set forth in a notice sent to the Banks within 30 days of the Company's notice to the Co-Agents and in a notice from the Agent to the Company on or prior to a date 10 days after the date of such notice to the Banks;

PROVIDED that, in the case of CLAUSES (b) and (c) preceding such assumptions are, within ten days after any such notice is sent to the Banks, approved (as indicated in one or more notices received by the Agent within such ten-day period) by Banks with aggregate Commitment Percentages of 75% or more. If the assumptions proposed by the Co-Agents are not approved, the Banks will work to determine and approve alternative assumptions in good faith in accordance with their customary oil and gas lending practices. Approved Assumptions set forth in a notice to the Company shall govern until new Approved Assumptions are set forth in a notice to the Company as provided herein, and shall be used, without limitation, in preparation of the next Independent Engineering Report required to be delivered pursuant to SECTION 9.1 or permitted to be delivered pursuant to SECTIONS 2.7 or 2.8.

     "ASSIGNMENT AGREEMENT" shall mean an Assumption and Assignment Agreement substantially in the form of EXHIBIT D.

     "ATTRIBUTABLE DEBT" shall mean the lesser of (a) the fair market value of the assets sold pursuant to any Sale and Leaseback Transaction (which determination shall be based upon a written opinion (the cost of which shall be borne exclusively by the Company) as to valuation from an independent valuation expert selected by the Company) or (b) the present value (discounted according to GAAP at the interest rate implicit in the lease) of the obligations of the lessee for rental payments during the term of any lease constituting a part of such Sale and Leaseback Transaction.

     "AVAILABLE AMOUNT" shall mean, subject always to the limitation set forth in SECTION 2.8, the Preliminary Available Amount from time to time in effect, as the same may be adjusted upward and downward in accordance with SECTION 2.1(b)(2) or permanently decreased in accordance with SECTION 2.2.

     "AVAILABLE COMMITMENT" shall mean the Aggregate Commitment minus the Unavailable Commitment.

     "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

     "BUSINESS DAY" shall mean any day other than a day on which commercial banks are authorized or required to close in Houston, Texas or New York, New York, and where such term is used in the definition of "QUARTERLY DATE" or, if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment or Interest Period, which is also a day on which dealings in dollar deposits are carried out in the relevant Eurodollar interbank market.

     "CALCULATION PERIOD" shall mean the year ending on the last day of a March; with respect to calculations for a Calculation Period determined with reference to amounts for two calendar years, it shall be assumed (unless such amounts are due on scheduled dates, in which case such calculations shall be made with reference to such dates) that each such calendar year amount is spread evenly over the appropriate calendar year, with the result that each such amount for a Calculation Period beginning on an April 1 shall be composed of (a) 9/12 of the calendar year amount for the calendar year containing such April 1 plus (b) 3/12 of the calendar year amount for the next calendar year.

     "CAPITAL GAINS" shall mean gains (net of expenses and income taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (I.E., assets other than current assets).

     "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the Company or any Restricted Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

     "CFADS" shall mean, for any Calculation Period and with respect to any Person, (a) Net Oil and Gas Income (PROVIDED that in calculating Combined CFADS, no more than 25% of Net Oil and Gas Income may be attributable to proved nonproducing and proved undeveloped Recognized Proved Reserves) LESS (b) Projected G & A Expense LESS (c) Projected Income Tax Expense PLUS (d) anticipated net income (or minus anticipated net losses) from the Price Protection Agreements (determined on the basis of the Approved Assumptions), (e) PLUS any anticipated gain, and MINUS any anticipated loss, on Interest Rate Protection Agreements (determined on the basis of the Approved Assumptions), PLUS (f) other income from operations as reasonably projected under the Approved Assumptions, not to exceed 5% of Combined CFADS, and PLUS (g) proceeds of sales of assets permitted by the Credit Documents, to the extent (but only to the extent) such proceeds are applied as prepayments pursuant to
SECTION 3.2(b), in each case for such Calculation Period and such Person.

     "CHANGE OF CONTROL" shall mean any change so that any Person (or any Persons acting together which would constitute a Group), together with any Affiliates or Related Persons thereof, shall at any time either (a) Beneficially Own more than 50% of the aggregate voting power of all classes of Voting Stock of the Company or (b) succeed in having sufficient of its or their nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who is an Affiliate or Related Person of such Person or Group, shall constitute a majority of the Board of Directors of the Company. As used herein (a) "BENEFICIALLY OWN" shall mean beneficially own as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or any successor provision thereto; (b) "GROUP" shall mean a "group" for purposes of
Section 13(d) of the Exchange Act; (c) "RELATED PERSON" of any Person shall mean any other Person owning (1) 5% or more of the outstanding common stock of such Person or (2) 5% or more of the Voting Stock of such Person, and (d) "VOTING STOCK" of any Person shall mean capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     "CHAPTER ONE" shall mean Chapter One of the Texas Credit Code, as in effect on the date the document using such term was executed.

     "CLASS" shall have the meaning ascribed to such term in
SECTION 1.3.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute, together with all publicly available written regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

     "COLLATERAL" shall mean all property at any time subject to the Security Documents.

     "COMBINED CFADS" shall mean, for any Calculation Period, the sum of (a) CFADS of the Company and the Restricted Subsidiaries

PLUS, at all times and to the extent all Special Subsidiary Qualifying Conditions are met, (b) the product of (1) the Special Subsidiary
Percentage times (2) the CFADS of the Special Subsidiary, in each case for such Calculation Period.

     "COMBINED COVERED DEBT" shall mean, as of any date, the sum of
(a) the Covered Debt of the Company and the Restricted Subsidiaries PLUS, at all times and to the extent all Special Subsidiary Qualifying Conditions are met as of such date, (b) the product of (1) the Special Subsidiary Percentage times (2) the Covered Debt of the Special Subsidiary, all as of such date.

     "COMBINED GROUP" shall mean the Company, the Restricted
Subsidiaries and the Special Subsidiary.

     "COMBINED RESERVE VALUE" shall mean, as of any date, the sum of
(a) the Reserve Value of the Company and the Restricted Subsidiaries PLUS, at all times and to the extent all Special Subsidiary Qualifying Conditions are met as of such date, (b) the product of (1) the Special Subsidiary Percentage times (2) the Reserve Value of the Special Subsidiary, all as of such date. In calculating the Combined Reserve Value, no more than 25% of such Combined Reserve Value may be attributable to the combination of proved nonproducing and proved undeveloped Recognized Proved Reserves.

     "COMMITMENT FEE" shall mean the commitment fees payable by the Company to the Agent for the account of the Banks in their Commitment Percentages as provided in SECTION 2.3.

     "COMMITMENT PERCENTAGE" shall mean, as to any Bank, the per-centage equivalent of a fraction, the numerator of which is the aggregate of such Bank's Commitments, subject to reduction and the identification of new Banks pursuant to SECTION 12.6, and the denominator of which is the Aggregate Commitment.

     "COMMITMENTS" shall mean, as to any Bank, the aggregate of such Bank's Facility A Commitment, if any, and Facility B Commitment, if any.

     "CONSOLIDATED NET EARNINGS" shall mean consolidated gross revenues (including Capital Gains) of the Company and the Restricted Subsidiaries less all operating and non-operating expenses of the Company and the Restricted Subsidiaries including all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves), but not including in gross revenues any dividends, distributions or other payments received by the Company or any of its Restricted

Subsidiaries in connection with the Hadson Stock, unless received in the form of cash, or any dividends, distributions or other payments received by the Company or any of its Restricted Subsidiaries from the Special Subsidiary or gains resulting from write-up of assets, any equity of the Company or any Restricted Subsidiary in the unremitted earnings of any Person which is not a Restricted Subsidiary, any earnings of any Person acquired by the Company or any Restricted Subsidiary through purchase, merger or consolidation or otherwise for any year prior to the year of acquisition, or any deferred credit representing the excess of equity in any Restricted Subsidiary at the date of acquisition over the cost of the investment in such Restricted Subsidiary; all determined in accordance with GAAP.

     "CONSOLIDATED NET EARNINGS AVAILABLE FOR FIXED CHARGES" shall mean for any period the sum of (a) Consolidated Net Earnings for such period (PROVIDED that the maximum amount of Capital Gains included therein shall be $3,000,000 through December 31, 1990 and such maximum amount shall increase by $150,000 on the first day of each year thereafter); without duplication, (b) cash distributions received during such period by the Company and the Restricted Subsidiaries on their Investment in the Special Subsidiary to the extent not reinvested in the Special Subsidiary; to the extent deducted from gross revenues in determining Consolidated Net Earnings, (c) all provisions for any federal, state or other income taxes made by the Company and the Restricted Subsidiaries during such period; (d) Fixed Charges of the Company and the Restricted Subsidiaries during such period; (e) depreciation, depletion and amortization charges of the Company and the Restricted Subsidiaries for such period, and (f) all other non-cash charges of the Company and the Restricted Subsidiaries for such period, all determined in accordance with GAAP.

     "CONSOLIDATED NET TANGIBLE ASSETS" shall mean the aggregate net tangible assets of the Company and the Restricted Subsidiaries, determined as follows:

     (a) The MLP Investment (at such times as SFEP is treated as the Special Subsidiary) plus the aggregate gross book value of all the assets of the Company and the Restricted Subsidiaries, both real and personal, shall be computed, EXCLUDING, however, the following items:

          (1) all franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, experimental or organizational expense, unamortized debt discount and expense, and all other assets which under GAAP are deemed intangible;

          (2) any reacquired shares or reacquired Debt of the Company or the Restricted Subsidiaries;

          (3)  any write-up of assets made after December 31, 1989;

          (4) 50% of the value of all assets of the Company and the Restricted Subsidiaries acquired after April 1, 1990 which are located outside the United States of America and Canada and not freely returnable to the United States of America or Canada, including any notes or accounts receivable from any debtor having any substantial part of its business, operations or properties located outside the United States of America and Canada, except notes or accounts receivable from such a debtor which arose in the ordinary course of business of the Company or any Restricted Subsidiary, as the case may be, to which such notes or accounts receivable are payable and which otherwise constitute current assets, but only to the extent of an amount of dollars readily realizable from such notes or accounts receivable by liquidation either directly or through a currency freely convertible into dollars; and

          (5) all Restricted Investments of the Company and the Restricted Subsidiaries (other than Restricted Investments in the capital stock of Hadson).

     (b) From the gross book value of the tangible assets of the Company and the Restricted Subsidiaries, determined as provided in the preceding CLAUSE (a), there shall be deducted the following items:

          (1) all reserves for depreciation, depletion, obsolescence and amortization of the assets of the Company and the Restricted Subsidiaries (other than assets excluded as provided in the preceding CLAUSE (a)), all proper reserves (other than reserves for deferred taxes and general contingency reserves and other reserves representing mere appropriations of surplus) which in accordance with GAAP should be set aside in connection with the business conducted by them;

          (2)  all Current Debt of the Company and the Restricted
Subsidiaries; and

          (3) all other liabilities of the Company and the Restricted Subsidiaries, including the reduction in equity attributable to minority interests but excluding deferred taxes, Funded Debt of the Company and the Restricted Subsidiaries, capital shares, surplus and general contingency reserves and other reserves representing mere appropriations of surplus.

     (c) In the determination of Consolidated Net Tangible Assets, no amount shall be included therein on account of any excess cost of acquisition of shares of any Restricted Subsidiary over the net book value of the assets of such Restricted Subsidiary attributable to such shares at the date of such acquisition or on account of any excess of the net book value of the assets of any Restricted Subsidiary attributable to any shares of such Restricted Subsidiary at the date of acquisition of such shares over the cost of acquisition of such shares.

     "COVERAGE REPORT" shall mean a report substantially in the form of SCHEDULE IV setting forth the calculation of the TLOR Coverage
Ratio, the SLOR Coverage Ratio, the Annual Debt Service Coverage Ratio and the Alternate Annual Debt Service Coverage Ratio.

     "COVERED DEBT" shall mean, for any Person, without duplication,
(a) all obligations for borrowed money (including obligations for borrowed money consisting of or arising in connection with Junior Securities); (b) all obligations evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (d) all Capitalized Lease Obligations; (e) all obligations in respect of production payments, proceeds production payments and similar financing arrangements; (f) all reimbursement obligations and all letter of credit advances with respect to letters of credit issued for the account of such Person, including the Letter of Credit Liabilities; (g) surety bonds for environmental purposes; (h) all obligations of the types described in CLAUSES (a) through (g) of this definition (collectively, "ORDINARY DEBT") of another Person secured by a Lien on any property of the Person as to which Covered Debt is being determined, regardless of whether such Ordinary Debt is assumed by such Person, and (i) all Ordinary Debt of another Person guaranteed (but excluding the obligations of the Company and the Restricted Subsidiaries arising solely by virtue of their serving as general partner of SFEP) by such Person; PROVIDED that Covered Debt shall not include Ordinary Debt or any obligation of the types described in CLAUSES (h) or (i) of this definition which is (1) non-recourse (either directly or contingently) as to all members of the Combined Group and (2) secured only by assets which are not Recognized Proved Reserves.

     "CREDIT DOCUMENTS" shall mean this Agreement, the Notes, the Letter of Credit Agreement, all Security Documents, the Notice of Entire Agreement, and all instruments, certificates and agreements now or hereafter executed or delivered to the Agent or any Bank pursuant to any of the foregoing.

     "CURRENT DEBT" shall mean any obligation for borrowed money (and any notes payable and drafts accepted representing obligations for borrowed money) payable on demand or within a period of one year from the date of the creation thereof and any Guaranty with respect to Current Debt (of the kind otherwise described in this definition) of another Person; PROVIDED that any obligation shall be treated as Funded Debt, regardless of this term, if such obligation is renewable pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one year after the date of the creation of such obligation, or may be payable out of the proceeds of a similar obligation pursuant to the terms of such obligation or of any such agreement.

     "DEBT" shall mean Funded Debt and/or Current Debt, as the case may be.

     "DEBT SERVICE" shall mean, for any Calculation Period, the total of principal payments in respect of Covered Debt of the Person as to which Debt Service is to be determined and the total of interest payments (using, with respect to interest to accrue, the interest rates set forth in the most recent Approved Assumptions for such Covered Debt not bearing interest at a fixed rate; if some or all of such Covered Debt bears interest at one or more fixed rates as of the date of determination of Debt Service but such Covered Debt will not bear interest at such fixed rate or rates to the end of such Calculation Period, then interest payments in respect of Debt Service with respect to such Covered Debt shall be calculated on the basis of such fixed rate or rates for such time as the same shall be applicable to such Covered Debt, and then at the interest rates set forth in the most recent Approved Assumptions) in respect of Covered Debt of such Person, in each case paid and scheduled to be paid during such Calculation Period; PROVIDED that the principal amount of any Covered Debt of such Person which by its terms matures on a date within such Calculation Period but which may reasonably be expected to be reborrowed in a Rollover on such date shall not be deemed, for purposes of this definition, to be scheduled to be paid on such date; and PROVIDED FURTHER that for purposes of this definition it shall be assumed (to the extent relevant with respect to such Person) that (a) Letters of Credit will be fully drawn upon their respective expiry dates; (b) other letters of credit issued for the account of such Person will not be drawn; (c) surety bonds for environmental purposes issued on behalf of such Person will not be drawn, and (d) the reimbursement obligations of the Company under the Letter of Credit Agreement shall be satisfied immediately and considered as a "principal payment" for purposes of this definition.

     "DEED OF TRUST" shall mean the Deed of Trust, Mortgage,
Assignment of Production and Security Agreement dated as of May 20,

1992 from the Company to Gary K. Wright, Trustee for the benefit of the Agent, and the Agent on behalf of the Banks, as amended and modified from time to time, including pursuant to the Amendment to Deed of Trust.

     "DEFAULT" shall mean an Event of Default or an event which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "DEFEASED" shall mean, with respect to any amount of Designated Debt, that the Company (a) shall have given to the holders of such Designated Debt irrevocable notice of the repayment of such Designated Debt, (b) shall have deposited with the trustee or an independent escrow or paying agent as trust funds the entire amount sufficient to pay at the date fixed for such repayment all of such Designated Debt, including principal, premium if any, and interest due or to become due to such date of repayment, such amount to be invested only in readily marketable direct full faith and credit obligations of the United States of America having maturities of not more than one year from date of issue, and (c) shall have paid or caused to be paid all other sums payable by the Company in connection with such Designated Debt.

     "DESIGNATED DEBT" shall mean the indebtedness of the Company described on SCHEDULE X. SCHEDULE X sets forth, for each range of Qualifying Amounts of Junior Securities, the maturities of Covered Debt which must be repaid in order for the Facility A Maximum Amount and the Preliminary Available Amount to reach the levels set forth in EXHIBITS E and F.

     "EBITD" shall mean for any period Consolidated Net Earnings for such period, plus the aggregate amounts deducted in determining Consolidated Net Earnings in respect of (a) all provisions for any federal, state or other income taxes made by the Company and the Restricted Subsidiaries during such period; (b) Fixed Charges of the Company and the Restricted Subsidiaries during such period; (c) depreciation, depletion and amortization charges of the Company and the Restricted Subsidiaries for such period, and (d) all other non-cash charges of the Company and the Restricted Subsidiaries for such period, all determined in accordance with GAAP.

     "ELIGIBLE ASSIGNEE" shall mean (a) a commercial bank having total assets in excess of $1,000,000,000 or (b) a finance company, insurance company, other financial institution or fund, acceptable to the Agent and the Company, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $1,000,000,000.

     "ENGINEERING SHORTFALL" shall mean the amount, if any, by which the sum of (a) the aggregate outstanding principal balance of the Facility B Notes PLUS (b) the aggregate Letter of Credit Liabilities shall exceed the Available Amount at the time of any delivery of (and as determined in accordance with) an Independent Engineering Report and its related Coverage Report. The effects of an Engineering Shortfall are described, among other places herein, in SECTIONS 2.1(a)(4), 2.1(b)(4), 2.2(a)(3), 2.8, 7.2(a), 7.2(e), 9.9,
and 10.1(d) AND (e). An Engineering Shortfall shall continue until cured by presentation of a new Coverage Report demonstrating that the sum of (a) and (b) is equal to or less than the Available Amount then in effect.

     "ENVIRONMENTAL CLAIM" shall mean any claim, demand, action, cause of action, suit, judgment, governmental or private investigation relating to remediation or compliance with Applicable Environmental Laws, proceeding or lien, whether threatened, sought, brought or imposed, that seeks to recover costs, damages, punitive damages, expenses, fines, criminal liability, judgments, response costs, investigative and monitoring costs, abatement costs, attorney's fees, expert's fees or consultant's fees, or seeks to impose liability regarding the Company or any of its Subsidiaries, or any of their sites or properties for violations of Applicable Environmental Laws or for pollution, contamination, investigation, preservation, protection, remediation or clean up of the air, surface water, ground water, soil or wetlands, or otherwise in relation to the use, storage, generation, release, handling or disposal of materials and substances that are regulated by or subject to Applicable Environmental Laws.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations and interpretations by the Internal Revenue Service or the Department of Labor thereunder.

     "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) which on and after December 5, 1990 is under common control with the Company within the meaning of the regulations under
Section 414 of the Code.

     "EURODOLLAR BASE RATE" shall mean, with respect to any Interest Period for any Eurodollar Loan, the lesser of (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100%) determined by the Agent based upon rates quoted at approximately 11:00 a.m. (local time in the relevant Eurodollar interbank market) (or as soon thereafter as practicable) on the day two Business Days prior to the first day of such Interest Period for the offering BY TCB TO leading dealers in such Eurodollar interbank market of dollar deposits for delivery on the first day of such Interest

Period, in immediately available funds and having a term comparable to such Interest Period and in an amount comparable to the principal amount of the respective Eurodollar Loan to which such Interest Period relates or (b) the Highest Lawful Rate. Each determination of the Eurodollar Base Rate shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

     "EURODOLLAR LOANS" shall mean Loans the interest on which is determined on the basis of rates referred to in the definition of "EURODOLLAR BASE RATE".

     "EURODOLLAR RATE" shall mean, for any Interest Period for any Eurodollar Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100%) determined by the Agent to be equal to the product of (a) the Eurodollar Base Rate for such Loan for such Interest Period times (b) Statutory Reserves.

     "EVENT OF DEFAULT" shall have the meaning assigned to such term in SECTION 10.

     "EXISTING PRIORITY DEBT" at any time shall mean, to the extent that it is otherwise Priority Debt, an amount equal to the sum of (a) the Merger Debt at such time, (b) the outstanding principal amount of Debt under the Springing Lien Agreement at such time, and (c) the outstanding principal amount of Debt under those certain Credit Agreements of Petrolera Santa Fe S.A., dated as of June 25, 1991 and April 28, 1992, at such time.

     "FACILITY A COMMITMENT" shall mean, as to any Bank, the obligation, if any, of such Bank to make Facility A Loans to the Company in an initial principal amount up to but not exceeding such Bank's Commitment Percentage of the Facility A Maximum Amount from time to time in effect, which shall never exceed the amount set forth opposite such Bank's name on the signature pages hereof under the caption "Facility A Commitment" (as the same may be reduced from time to time pursuant to SECTION 2.2), and such Bank's obligation, if any, to make Facility A Readvances to the Company in an aggregate principal amount at any one time outstanding up to but not exceeding an amount equal to such Bank's Commitment Percentage times the Facility A Unused Commitment then in effect (as the same may be reduced from time to time pursuant to SECTION 2.2).

     "FACILITY A LOAN" shall mean a Loan (including a Facility A
Readvance) made pursuant to SECTION 2.1(a).

     "FACILITY A MATURITY DATE" shall mean the earlier of (a) the date the principal amount then outstanding of and the accrued interest on the Facility A Loans and all fees and all other amounts payable hereunder and under the Facility A Notes become due and payable pursuant to SECTION 10.1 or (b) December 31, 1998.

     "FACILITY A MAXIMUM AMOUNT" shall mean, on any day occurring during the respective Applicable Periods set forth in EXHIBIT E, the amount set forth for such Applicable Period in the applicable table in EXHIBIT E (as the same may be reduced from time to time pursuant to SECTION 2.2). The applicable table shall be determined according to the aggregate Qualifying Amount of Junior Securities issued by the Company as of the most recent Achievement Date, but to qualify for a particular table (other than Table Five), the Company must have repaid or Defeased, on or before such Achievement Date, all Designated Debt for such aggregate Qualifying Amount set forth on SCHEDULE X.

     "FACILITY A NOTES" shall mean the promissory notes of the Company evidencing the Facility A Loans, in the form of EXHIBIT A.

     "FACILITY A OPTIONAL PREPAYMENT" shall mean any prepayment of the Facility A Notes made pursuant to SECTION 3.2(a).

     "FACILITY A READVANCE" shall mean a readvance made pursuant to
SECTION 2.1(a)(2) of any Facility A Optional Prepayment.

     "FACILITY A TERMINATION DATE" shall mean the earlier of (a) the Facility A Maturity Date and (b) the date the Facility A Commitments are terminated pursuant to SECTION 2.2.

     "FACILITY A UNUSED COMMITMENT" shall mean, on any date, the difference of (a) the Facility A Maximum Amount MINUS (b) the aggregate outstanding principal balance of the Facility A Notes, all determined on such date.

     "FACILITY B COMMITMENT" shall mean, as to any Bank, the obligation, if any, of such Bank to make Facility B Loans to the Company in an aggregate principal amount at any one time outstanding up to but not exceeding such Bank's Commitment Percentage times the difference between (a) the Available Amount then in effect and (b) the aggregate Letter of Credit Liabilities, which amount shall never exceed the amount set forth opposite such Bank's name on the signature pages hereof under the caption "Facility B Commitment" (as the same may be reduced from time to time pursuant to SECTION 2.2).

     "FACILITY B LOAN" shall mean a Loan made pursuant to
SECTION 2.1(b).

     "FACILITY B MATURITY DATE" shall mean the earlier of (a) the date the principal amount then outstanding of and accrued interest on the Facility B Loans and all fees and all other amounts payable hereunder and under the Facility B Notes become due and payable pursuant to SECTION 10.1 or (b) December 31, 1996.

     "FACILITY B NOTES" shall mean the promissory notes of the Company evidencing the Facility B Loans, in the form of EXHIBIT B.

     "FACILITY B TERMINATION DATE" shall mean the earlier of (a) the Facility B Maturity Date and (b) the date the Facility B Commitments are terminated pursuant to SECTION 2.2.

     "FACILITY B UNUSED COMMITMENT" shall mean, on any date, the difference of (a) the Available Amount minus (b) the sum of (1) the aggregate outstanding principal balance of the Facility B Notes plus
(2) the Letter of Credit Liabilities, all determined on such date.

     "FDIC" shall mean the Federal Deposit Insurance Corporation or any entity succeeding to any or all of its functions.

     "FED FUNDS RATE" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

     "FINANCING STATEMENTS" shall mean all such Uniform Commercial Code financing statements as the Agent or any Bank shall reasonably require, in Proper Form, duly executed by the Company or others to give notice of and to perfect or continue perfection of the Agent's security interest in all Collateral.

     "FIXED CHARGES" shall mean (without duplication) for any period the sum of interest expense in respect of all Debt of the Person for which the determination is made (calculated, in the case of Debt which bears interest at a floating rate, at the rate in effect at the time of calculation), including imputed interest expense in respect of Capitalized Lease Obligations.

     "FUNDED DEBT" shall mean and include, without duplication, any obligation (including the current maturities thereof)

     (a)  payable more than one year from the date of creation thereof
(1) for borrowed money; (2) evidenced by bonds, debentures, notes or reimbursement obligations in respect of letters of credit or other similar instruments (other than letters of credit and surety bonds relating to trade obligations incurred in the ordinary course of business and includable, under GAAP, in current liabilities on a balance sheet or in the notes relating thereto); (3) for the payment of the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (4) constituting Capitalized Lease Obligations; (5) in respect of production payments, proceeds production payments or similar financing arrangements; (6) which is, under GAAP, shown on a balance sheet (after giving effect, in the case of the balance sheet of the Company or a Restricted Subsidiary, to the eliminating entries, if any, for the Unrestricted Subsidiaries as a group and the Special Subsidiary) as long-term debt (excluding provisions for deferred income taxes, unfunded pension obligations, unfunded liabilities for other post-employment benefits and other reserves or provisions to the extent that such reserves or provisions do not constitute an obligation), or (7) for any item described in any of the foregoing CLAUSES (1) through (6) which is secured by any Lien on property owned by the Company or any Restricted Subsidiary, whether or not the obligations secured thereby shall have been assumed by the Company or such Restricted Subsidiary; or

     (b) payable more than one year from the date of creation thereof, which under GAAP is shown on the balance sheet as a long-term liability (EXCLUDING provisions for deferred income taxes, unfunded pension obligations, unfunded liabilities for other post-employment benefits and other reserves or provisions to the extent that such reserves or provisions do not constitute an obligation); or

     (c) constituting a Guaranty with respect to Funded Debt (of the kind otherwise described in CLAUSES (a) and (b) of this definition) of another Person, including any obligation by the Company or a Restricted Subsidiary for Funded Debt of SFEP or any other Person, regardless of the percentage of equity interest owned therein by the Company or a Restricted Subsidiary, by virtue of its capacity as a general partner of SFEP or such other Person.

     "GAAP" shall mean, as to a particular Person, such accounting practice as, in the opinion of the independent accountants of recognized national standing regularly retained by such Person and acceptable to the Agent, conforms at the time to generally accepted accounting principles, consistently applied. Generally accepted accounting principles means those principles and practices which are
(a) recognized as such by the Financial Accounting Standards Board;
(b) applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the financial statements of the relevant

Person dated December 31, 1989 and for the period then ended, and (c) consistently applied for all periods after the date hereof so as to reflect properly the financial condition and results of operations of such Person.

     "GAS PLANT" shall mean the gas treatment and processing plant known as the "Sale Ranch Plant" formerly owned by the Company and located in Martin County, Texas, and all related facilities.

     "GOVERNMENTAL AUTHORITY" shall mean any sovereign governmental authority, the United States of America, any State of the United States and any political subdivision of any of the foregoing, and any agency, instrumentality, department, commission, board, bureau, central bank, authority, court or other tribunal, in each case whether executive, legislative, judicial, regulatory or administrative, having jurisdiction over the Company, any of the Company's Subsidiaries, any of their respective property, the Agent, the Co-Agent or any Bank.

     "GUARANTY" shall mean and include, without limitation, any obligation of the Company or a Restricted Subsidiary

     (a) constituting a guaranty, endorsement (other than an endorsement of a negotiable instrument for collection in the ordinary course of business) or other contingent liability (whether direct or indirect) in connection with the obligations, stock or dividends of any Person (other than the Company or a Restricted Subsidiary);

     (b) payable under any contract (other than the Tax Indemnification Agreement and any other tax indemnification or sharing agreement) providing for the making of loans, advances or capital contributions to any Person (other than the Company or a Restricted Subsidiary), or for the purchase of any property from any Person, in each case in order primarily to enable such Person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses;

     (c) payable under any contract for the purchase of materials, supplies or other property or services (other than any natural gas transportation contract or any electrical, water supply, steam purchase or other utility supply contract) if such contract (or any related document) requires that payment for such materials, supplies or other property or services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered; PROVIDED that the exceptions contained in this CLAUSE (c) shall not apply to any contract for the purchase or transportation of natural gas where payment is required regardless of whether the delivery of such natural gas is ever made or tendered, unless at the time such contract is entered into the aggregate of payments under such contract and all such existing contracts would not exceed $20,000,000 in any calendar year based on existing rates and automatic escalations in such rates under such contracts;

     (d) payable under any contract to rent or lease (as lessee) any real or personal property (other than any oil and gas leases) if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor; or

     (e) payable under any other contract which, in economic effect, is substantially equivalent to a guarantee for any payment or performance of an obligation of a Person other than the Company or a Restricted Subsidiary.

     "HADSON" shall mean Hadson Corporation, a Delaware corporation, and any successor corporation thereto.

     "HADSON STOCK" shall mean, to the extent held continuously by the Company or any of its Restricted Subsidiaries after the merger of SFER Pipeline, Inc. into the Company, (a) any of the 2,080,000 shares of the Senior Cumulative Preferred Stock, Series A, par value $.01 per share, of Hadson and the 10,395,665 shares of the common stock, par value $.01 per share, of Hadson, acquired by the Company or any of its Subsidiaries on or before January 31, 1994, (b) any stock acquired by virtue of one or more stock splits or recapitalizations involving such common stock or Senior Cumulative Preferred Stock and not involving any additional economic consideration on the part of the Company or any of its Subsidiaries, and (c) any dividend paid on such common stock or Senior Cumulative Preferred Stock solely in the capital stock of Hadson.

     "HIGHEST LAWFUL RATE" shall mean, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas law permits the higher interest rate, stated as a rate per annum. On each day, if any, that Chapter One establishes the Highest Lawful Rate, the Highest Lawful Rate shall be the "indicated rate ceiling" (as defined in Chapter One) for that day.

     "HYDROCARBONS" shall mean crude oil, condensate, natural gas, natural gas liquids and associated substances.

     "INDEPENDENT ENGINEERING REPORT" shall mean a report prepared by an Independent Petroleum Engineer which sets forth the gross and net volume of Hydrocarbons projected to be produced from the Petroleum Properties, by calendar years, for the remaining economic life of the Petroleum Properties. The Petroleum Properties of the Special Subsidiary shall be segregated from the Petroleum Properties of the other members of the Combined Group, and the Adobe Properties shall be separately identified. Each Independent Engineering Report shall also contain a list of Petroleum Properties of the members of the Combined Group and indicate the Net Oil and Gas Income for each calendar year attributable thereto, all in reasonable detail. Each such report shall identify which of the Petroleum Properties covered thereby are "proved developed producing", "proved developed non-producing" and "proved undeveloped" (as defined in the "Definitions for Oil and Gas Reserves" as published by the Society of Petroleum Engineers). Each such report shall be prepared in accordance with established criteria generally accepted in the oil and gas industry and standards customarily used by independent petroleum engineers well regarded in the industry in making reserve determinations or appraisals, and shall be based on Approved Assumptions and such other assumptions, estimates and projections as are fully disclosed in such Independent Engineering Report.

     "INDEPENDENT PETROLEUM ENGINEER" shall mean Ryder Scott Company Petroleum Engineers or another independent petroleum engineer retained by the Company acceptable to the Required Banks.

     "INTEREST PAYMENT DATE" shall mean with respect to any Eurodollar Loan or Alternate Base Rate Loan, the last day of each Interest Period applicable thereto; PROVIDED that in the case of a Eurodollar Loan with an Interest Period of six months, the Interest Payment Dates shall be the days that would have been the Interest Payment Dates for such Loan had two successive Interest Periods of three months been applicable to such Loan.

     "INTEREST PERIOD" shall mean:

     (a) with respect to any Eurodollar Loan, the period commencing on (1) the date such Loan is designated as or converted into or continued as a Eurodollar Loan or (2) in the case of a Rollover to a successive Interest Period, the last day of the immediately preceding Interest Period and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in SECTION 3.3, except that each such Interest Period which commences on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month shall end on the last Business Day of the appropriate subsequent calendar month; and

     (b) with respect to any Alternate Base Rate Loan, the period commencing on the date such Loan is made as, or converted into, an Alternate Base Rate Loan and on each Quarterly Date thereafter and ending on each next succeeding Quarterly Date;

PROVIDED that (x) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day; (y) no Interest Period may be selected for any Loan that ends later than the Termination Date for Loans of that Class or that causes the aggregate amount of Loans subject to Interest Periods extending beyond the next scheduled reduction in Facility A Maximum Amount or Preliminary Available Amount to exceed the Facility A Maximum Amount or Preliminary Available Amount, as the case may be, scheduled to be in effect after such reduction; and (z) no Interest Period may be selected that ends later than December 31, 1998. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

     "INTEREST RATE PROTECTION AGREEMENTS" shall mean an interest rate swap agreement, interest rate cap agreement or other similar arrangement which satisfies all of the following requirements: (a) a member of the Combined Group is a party to such agreement; (b) the Company has given evidence (satisfactory to the Agent) of such agreement to the Agent; (c) the terms and parties to such agreement, taking into account all similar agreements to which members of the Combined Group are parties, are satisfactory to the Required Banks; and (d) such agreement is in full force and effect and has not been unwound.

     "INVESTMENT" shall mean any purchase or other acquisition of the stock, obligations or securities of, or any interest in, or any capital contribution, loan or advance to, or any Guaranty in respect of the obligations of (but excluding the obligations of the Company and the Restricted Subsidiaries arising solely by virtue of their serving as general partner of SFEP) any Person, but in any event shall include as an investment in any Person the amount of all Debt owed by such Person, and all accounts receivable from such Person which are not current assets or did not arise from sales to such Person in the ordinary course of business. As used herein, any capital contribution of assets by the Company or any Restricted Subsidiary shall be valued at the book value of such assets as reflected in the consolidated financial statements of the Company and the Restricted Subsidiaries as at the end of the quarter ending immediately prior to such contribution.

     "JUNIOR SECURITIES" shall mean (a) equity (including preferred stock but excluding any equity which the holder thereof may have any right to put back to the Company for cash and excluding any equity mandatorily redeemable for cash) of the Company or (b) indebtedness of the Company which in the sole discretion of the Required Banks satisfies all of the following requirements: (1) such indebtedness shall be subordinated by writing in Proper Form in right of payment to all existing and future indebtedness of the Company under the Credit Documents, as renewed, extended, amended, modified, supplemented and increased from time to time; (2) such indebtedness shall be unsecured;
(3) no principal of such indebtedness shall be scheduled to be due before January 31, 1999; (4) such indebtedness shall not be governed by any covenant or event of default more restrictive than those set forth in the Credit Documents; (5) the provisions applicable to such indebtedness with respect to a change in the control of the Company and the sale of assets by any member of the Combined Group shall be not more restrictive than those set forth in the Credit Documents; (6) such indebtedness shall be subject to Blockage for periods aggregating up to 180 days within any 365 day period; (7) the holders of such indebtedness shall be required to give the Agent at least five days' prior written notice of any intended acceleration of such indebtedness (which the Agent shall transmit to each Bank promptly upon receipt); and (8) the holders of such indebtedness shall not have the right to declare a default with respect to, or to accelerate, any of such indebtedness in the event of a default on other indebtedness of any member of the Combined Group except (i) at the scheduled maturity of such other indebtedness or (ii) in the event that principal of such other indebtedness in excess of $25,000,000 shall be duly accelerated. For purposes of this definition, "BLOCKAGE" shall mean, upon the occurrence of a default and so long as it is continuing, the prohibition of the payment (including principal of, interest or premium on or sinking fund requirements) of any indebtedness or obligations of the Company consisting of or arising in connection with any Junior Securities. For purposes of this definition, "PAYMENT" and its correlatives shall include any deposit of property to defease any Junior Securities.

     "LEGAL REQUIREMENT" shall mean any applicable law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation by any Governmental Authority of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, in each case as now or hereafter in effect.

     "LETTER OF CREDIT" shall have the meaning ascribed to such term in the Letter of Credit Agreement.

     "LETTER OF CREDIT AGREEMENT" shall mean that certain Letter of Credit Agreement of even date herewith, among the Company, the Agent, the Co-Agents, and the Banks.

     "LETTER OF CREDIT COMMITMENT" shall have the meaning ascribed to it in the Letter of Credit Agreement.

     "LETTER OF CREDIT LIABILITIES" shall have the meaning ascribed to such term in the Letter of Credit Agreement.

     "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction or any other type of preferential arrangement.

     "LOANS" shall mean the loans provided for by SECTION 2.1, including Rollovers of Loans.

     "MATERIAL ADVERSE CHANGE" shall mean an occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), which after taking into account actual insurance coverage and effective indemnification with respect to such occurrence, (a) has a material adverse effect on the financial condition, business, operations or properties of the Company and its Subsidiaries taken as a whole and
(b) impairs in any material respect either (1) the ability of the Company to perform any of its obligations under the Credit Documents or (2) the ability of the Banks to enforce any of such obligations or any of their remedies under the Credit Documents.

     "MERGER" shall mean the merger of Adobe into the Company which occurred May 19, 1992.

     "MERGER DEBT", for purposes of the definition of "Existing Priority Debt" used in SECTION 9.7(b)(3) and 9.7(b)(4) of this Agreement, shall mean at any time, with respect to the Debt of the Company incurred as of May 20, 1992, in connection with the Merger, as such Debt may have been or hereafter may be renewed, extended or otherwise modified, the maximum principal amount of such Debt that can be outstanding at such time, but only to the extent that such amount is equal to or less than (a) $90,000,000, at any time during the period from and including December 31, 1993, to and including December 30, 1994, (b) $72,000,000, at any time during the period from and including December 31, 1994, to and including December 30, 1995, (c) $54,000,000, at any time during the period from and including December 31, 1995, to and including December 30, 1996,

(d) $36,000,000, at any time during the period from and including
December 31, 1996, to and including December 30, 1997, (e)
$18,000,000, at any time during the period from and including December 31, 1997, to and including December 30, 1998, and (f) $0.00 at any time thereafter.

     "MLP INVESTMENT" shall mean, at any time, the lesser of (a) the book value of the Investment of the Company and the Restricted Subsidiaries in the Special Subsidiary, as determined from the most recent consolidated balance sheet of the Company or (b) the product of
(1) the average closing price of the publicly traded limited partner interests of the Special Subsidiary for the 30 days immediately preceding the date upon which such determination is made multiplied by
(2) the total limited partner interests in the Special Subsidiary owned by the Company and the Restricted Subsidiaries on the date such determination was made.

     "MORTGAGED PROPERTIES" shall mean all property, whether now existing or hereafter acquired, which is or is to become subject to the Liens of a Mortgage.

     "MORTGAGES" shall mean, collectively, the Deed of Trust and the mortgages, deeds of trust, assignments, security agreements, collateral mortgages, collateral mortgage notes, pledge agreements and other devices described or referenced on SCHEDULE VIII, executed by the Company in favor of the Agent.

     "MOST RECENT ENGINEERING REPORT" shall mean, as of any date of determination, (a) until the first Independent Engineering Report is delivered pursuant to SECTION 9.1 or SECTION 2.7, the Independent Engineering Report of Ryder Scott Company Petroleum Engineers dated February 3, 1994; (b) thereafter, the most recent Independent Engineering Report delivered pursuant to either SECTION 9.1 or
SECTION 2.7 on or prior to such date of determination.

     "NET OIL AND GAS INCOME" shall mean, for any calendar year (or portion thereof) and for any Person, (a) an amount (or, with respect to any portion of a calendar year, PRO RATA in accordance with the number of days in such portion of such calendar year) of projected gross revenues (based on the prices set forth in the Approved Assumptions) from the sale of Hydrocarbons produced from the Recognized Proved Reserves to be received, subject to no entitlement of any other Person but including appropriate adjustments for over- and under-produced status, by such Person during such calendar year as set forth in the Most Recent Engineering Report LESS (b) an amount (or, with respect to any portion of a calendar year, PRO RATA in accordance with the number of days in such portion of such calendar year) of projected
royalties and windfall profit, production, ad valorem, severance and all other similar taxes and operating and capital expenditures required to be incurred during such calendar year in order to generate such gross revenues (but not including general and administrative expenses or principal and interest payable with respect to Debt), as set forth in the Most Recent Engineering Report.

     "NOTES" shall mean the Facility A Notes and the Facility B Notes.

     "NOTICE OF ENTIRE AGREEMENT" shall mean that certain Notice of Entire Agreement, DTPA Waiver and Release of Claims of even date herewith between the Company and the Agent.

     "OBLIGATIONS" shall mean, as at any date of determination thereof, the sum of (a) the aggregate principal amount of Loans out-standing hereunder PLUS (b) the aggregate amount of the Reimbursement Obligations.

     "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by its President, one of its Vice Presidents or its Treasurer.

     "OPTIONAL RESERVE REPORT" shall mean the Independent Engineering Report permitted by SECTION 2.7.

     "ORGANIZATIONAL DOCUMENTS" shall mean, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a partnership or a limited partnership, the partnership agreement establishing such partnership; with respect to a joint venture, the joint venture agreement establishing such joint venture; and with respect to a trust, the instrument establishing such trust; in each case including any and all modifications thereof as of the date of the Credit Document referring to such Organizational Document.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PERMITTED ENCUMBRANCES" shall have the meaning ascribed to such term in the Deed of Trust.

     "PERSON" shall mean and include an individual or legal entity in the form of a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof. The term "Person" shall not, however, mean and include an arrangement that is not a separate legal entity such as the legal arrangement between two or more parties owning interests in the same property or unit.

     "PETROLEUM PROPERTIES" shall mean, at any time and with respect to any Person, all Recognized Proved Reserves which are (a) owned by such Person at such time free and clear of any Lien (other than Permitted Encumbrances and Liens permitted by SECTION 9.7) and
(b) covered in the Most Recent Engineering Report.

     "PLAN" shall mean an employee benefit plan which is covered by ERISA which is either (a) maintained by the Company or any ERISA Affiliate for employees of the Company or such ERISA Affiliate or (b) a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which (i) the Company, (ii) any ERISA Affiliate or (iii) any trade or business which was previously under common control with the Company within the meaning of Section 414 of the Code (but only with respect to such period of common control with the Company), has an obligation to make contributions (or with respect to (iii) above, had an obligation to make contributions during any portion of time that the limitations period under Section 4301(f) of ERISA with respect to such obligation has not expired).

     "POST-DEFAULT RATE" shall mean, in respect of any principal of any Loan or any other amount payable by the Company under any Credit Document which is not paid when due (whether at stated maturity, by acceleration, or otherwise), a rate per annum on each day during the period commencing on the due date until such amount is paid in full equal to the lesser of (a) the Alternate Base Rate as in effect for that day PLUS the Applicable Margin for Alternate Base Rate Loans in effect for that day plus 2% or (b) the Highest Lawful Rate for that day.

     "PRELIMINARY AVAILABLE AMOUNT" shall mean, on any day occurring during the respective Applicable Periods set forth on EXHIBIT F, the amount set forth for such Applicable Period in the applicable table in EXHIBIT F (as the same may be reduced from time to time pursuant to SECTION 2.2). The applicable table shall be determined according to the aggregate Qualifying Amount of Junior Securities issued by the Company as of the most recent Achievement Date, but to qualify for a particular table (other than Table Five), the Company must have repaid or Defeased, on or before such Achievement Date, all Designated Debt for such aggregate Qualifying Amount set forth on SCHEDULE X.

     "PRICE PROTECTION AGREEMENT" shall mean a product price protection agreement which satisfies all of the following requirements: (a) a member of the Combined Group is a party to such agreement; (b) the Company has given evidence (satisfactory to the Agent) of such agreement to the Agent; (c) the terms and parties to such agreement, taking into account all similar agreements to which members of the Combined Group are parties, are satisfactory to the Required Banks; and (d) such agreement is in full force and effect and has not been unwound. The agreements described on
SCHEDULE III are Price Protection Agreements for purposes of this Agreement as of the date hereof.

     "PRIME RATE" shall mean, as of a particular date, the prime rate most recently announced by TCB and thereafter entered in the minutes of TCB's Loan and Discount Committee, automatically fluctuating upward and downward with and at the time specified in each such announcement without special notice to the Company or any other Person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer.

     "PRINCIPAL OFFICE" shall mean the principal banking building of the Agent, presently located at 712 Main Street, Houston, Harris
County, Texas 77002.

     "PRIORITY DEBT" at any time shall mean an amount equal to the sum of (without duplication) the amount of all Special Debt outstanding at such time and the amount of all Debt of the Company and its Restricted Subsidiaries outstanding at such time that is secured by one or more Liens permitted under CLAUSE (4), (5), (6), (7), (8), (9), (10), (11),
(12) or (13) of SECTION 9.7(a).

     "PROJECTED G & A EXPENSE" shall mean, for any Person, the appropriate projected annual levels of general and administrative expense and district overhead to be used in the calculation of CFADS of such Person, as mutually agreed among the Agent, the Co-Agents and the Company as soon as practical after the delivery of the Most Recent Engineering Report.

     "PROJECTED INCOME TAX EXPENSE" shall mean, for any Person, the appropriate projected annual levels of income tax expense to be used in the calculation of CFADS of such Person, as determined by the Agent after consultation with the Company and based on such Person's current tax position projected into the future and the Most Recent Engineering Report; the Agent will give written notice of the Projected Income Tax Expense of each such Person to the Company as soon as practical after the delivery of the Most Recent Engineering Report.

     "PROPER FORM" shall mean in form and substance satisfactory to the Agent.

     "PROVED RESERVES" shall mean reserves of Hydrocarbons in place which are estimated to be recoverable with reasonable certainty and are consistent with the "Definitions for Oil and Gas Reserves" as published by the Society of Petroleum Engineers.

     "QUALIFYING AMOUNT" shall mean that amount of Junior Securities which results in gross cash proceeds to the Company of not less than the amounts specified herein.

     "QUALIFYING DATE" shall mean the first date prior to July 1, 1994, on which the Agent shall have received evidence satisfactory to it in its sole discretion that both (a) Junior Securities in a Qualifying Amount of at least $75,000,000 shall have been issued (such issuance may be in one or more transactions on one or more dates) and cash proceeds thereof shall have been received by the Company and (b) all Designated Debt for the aggregate Qualifying Amount of Junior Securities actually issued, as shown on SCHEDULE X, shall have been repaid or Defeased. The Qualifying Date must occur, if at all, before July 1, 1994.

     "QUARTERLY DATES" shall mean the last day of each March, June, September and December; PROVIDED that if any such date is not a Business Day, the relevant Quarterly Date shall be the next succeeding Business Day.

     "RECOGNIZED PROVED RESERVES" shall mean Proved Reserves if (a) the designation of such Proved Reserves was by an Independent Petroleum Engineer; (b) a member of the Combined Group owns such Proved Reserves; (c) the estimates with respect to such Proved Reserves were made on the basis of the most recent Approved Assumptions, and (d) either (1) such Proved Reserves are located onshore or offshore the United States or Canada or (2) the Required Banks have consented to the inclusion of such Proved Reserves in the Recognized Proved Reserves.

     "REGULATION D" shall mean Regulation D of the Board as the same may be amended or supplemented from time to time and any successor or other regulation relating to reserve requirements.

     "REGULATORY CHANGE" shall mean, with respect to any Bank, any change on or after the date of this Agreement in any Legal Requirement (including Regulation D) or the adoption or making on or after such date of any official interpretation, directive or request applying to a class of banks including such Bank under any Legal Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

     "REIMBURSEMENT OBLIGATIONS" shall have the meaning ascribed to that term in the Letter of Credit Agreement.

     "REQUEST FOR EXTENSION OF CREDIT" shall mean a request for extension of credit duly executed by the chief executive officer, chief financial officer or treasurer of the Company, or such other officer of the Company as its chief financial officer shall from time to time designate in a writing delivered to the Agent, appropriately completed and substantially in the form of EXHIBIT C.

     "REQUIRED BANKS" shall mean Banks having equal to or greater than 66-2/3% of the Aggregate Commitment.

     "REQUIRED RATIOS" shall mean (a) an Annual Debt Service Coverage Ratio of at least 1.15 to 1.00; (b) an Alternate Annual Debt Service Coverage Ratio of at least 1.00 to 1.00; (c) a TLOR Coverage Ratio of at least 1.50 to 1.00, and (d) an SLOR Coverage Ratio of at least 1.75 to 1.00.

     "REQUIRED RESERVE REPORT" shall mean each Independent Engineering Report required to be provided pursuant to SECTION 9.1(g).

     "RESERVE VALUE" shall mean, as of any date and with respect to a Person, the net present value (discounted at the discount rate set forth in the most recent Approved Assumptions) of projected Net Oil and Gas Income (calculated on the basis of the Most Recent Engineering Report) attributable to the Petroleum Properties of such Person for the period commencing on such date and ending at the end of the economic life of such Petroleum Properties.

     "RESTRICTED INVESTMENT" shall mean any Investment other than:

     (a) Investments in the Company or a Restricted Subsidiary or in an entity which immediately after or concurrently with such Investment will be a Restricted Subsidiary;

     (b)  Investments in the Special Subsidiary;

     (c) readily marketable direct full faith and credit obligations of the United States of America or any agency thereof or obligations unconditionally guaranteed by the full faith and credit of the United States of America or any agency thereof, due within three years of the making of the Investment;

     (d) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State having a credit rating of at least "Aa" by Moody's Investors Service, Inc. ("MOODY'S") or "AA" by Standard & Poor's Corporation ("S&P"), in each case due within three years from the making of the Investment;

     (e) domestic and eurodollar certificates of deposit maturing within one year from the making of the Investment issued by, deposits in, eurodollar deposits through, and banker's acceptances of, commercial banks incorporated under the laws of the United States or any State thereof, Canada, Japan or any Western European country, and having combined capital, surplus and undivided profits of at least $100,000,000;

     (f) readily marketable commercial paper of any commercial bank or corporation doing business and incorporated under the laws of the United States of America or any State thereof having a credit rating of at least "A-1" from S&P or at least "P-1" by Moody's, in each case due within 270 days after the making of the Investment;

     (g) money market investment programs which primarily invest in the types of Investments described in CLAUSES (c) through (f) above and which are classified as a current asset in accordance with GAAP and which are administered by broker-dealers acceptable to the Agent;

     (h) repurchase agreements with major dealers or banks, pursuant to which physical delivery of the respective securities is required, except for obligations of the U.S. Treasury to be delivered through the Federal Reserve book entry system;

     (i) travel and other like advances to officers and employees of the Company or a Restricted Subsidiary in the ordinary course of business;

     (j)  Investments in the Hadson Stock; or

     (k) Investments not described in CLAUSES (a) through (j) of this definition in an aggregate principal amount not to exceed $10,000,000.

     "RESTRICTED SUBSIDIARY" shall mean each Subsidiary of the Company designated as a Restricted Subsidiary on SCHEDULE I, together with any Subsidiary hereafter created or acquired and, at the time of creation or acquisition, not designated by the Board of Directors of the Company as an Unrestricted Subsidiary. Any Subsidiary of the Company designated as an Unrestricted Subsidiary for purposes of this Agreement may thereafter be designated a Restricted Subsidiary upon 30 days' prior written notice to the Banks if, at the time of such designation and after giving effect thereto and to the concurrent retirement of any Debt, (a) no Default shall have occurred and be continuing; (b) such Subsidiary is organized under the laws of the United States or any state thereof; (c) 80% or more of each class of voting stock outstanding of such Subsidiary is owned by the Company or a wholly owned Restricted Subsidiary, and (d) such Subsidiary could incur at least $1.00 of additional Funded Debt without violation of
SECTION 9.7(b)(4).

     "ROLLOVER" shall mean any reborrowing from a lender of a loan which is prepaid, or by its terms is due, to such lender on the date of such reborrowing if the instrument or agreement governing such Debt specifically contemplates the periodic prepayment or repayment and simultaneous reborrowing of such loan, PROVIDED that such reborrowing results in no net increase in the aggregate outstanding principal balance of such loan; without limiting the generality of the foregoing, "Rollover" shall include specifically the repayment of a Loan at the end of the Interest Period applicable thereto and the simultaneous reborrowing by the Company of a new Loan in the same principal amount.

     "SALE" shall mean any sale, transfer, exchange, or other disposition for value.

     "SALE AND LEASEBACK TRANSACTION" shall mean any arrangement in which the Company or a Restricted Subsidiary shall sell its buildings, equipment or surface real properties, which was acquired or occupied by the Company or a Restricted Subsidiary for more than 180 days, and within 180 days from the date of such sale, enter into a lease as lessee of such buildings, equipment or surface real properties having a term (including terms of renewal or extension at the option of the lessor or the lessee, whether or not such option has been exercised) expiring three or more years after the commencement of the initial term.

     "SECURED DEBT" shall mean all Funded Debt that is secured by a Lien permitted by SECTION 9.7(a)(13) on any property or assets of the Company or any Restricted Subsidiary.

     "SECURITY AGREEMENT" shall mean the Security Agreement dated
May 20, 1992 between the Company and the Agent on behalf of the Banks covering all of the interest of the Company in all accounts, general intangibles, equipment, fixtures, inventory, contract rights, partnerships, joint ventures and other forms of property, of whatever kind and character, at any time comprising, relating to, or evidencing or effectuating ownership of, the Gas Plant, as amended and modified from time to time.

     "SECURITY DOCUMENTS" shall mean, collectively, the Deed of Trust, the Mortgages, the Amendment to Deed of Trust, the Amendment to Louisiana Security Agreement, the Amendment to Leasehold Deed of Trust, the Amendment to Security Agreement-Contract Rights, the Amendment to Security Agreement -- Stock, the Security Agreement, the Stock Pledge Agreement, all applicable Financing Statements and any and all other agreements, deeds of trust, mortgages, chattel mortgages, security agreements, pledges, guaranties, assignments of production or proceeds of production, assignments of income, assignments of contract rights, assignments of partnership interest, assignments of royalty interests, assignments of performance, completion or surety bonds, standby agreements, subordination agreements, undertakings, stock powers and other instruments and Financing Statements now or hereafter executed and delivered by any Person (other than solely by a Bank and/or any other creditor participating in the Facility A Loans or any collateral or security therefor) in connection with, or as security for the payment or performance of, the Facility A Notes; and, from and after the execution and delivery thereof, shall include any supplemental such document.

     "SENIOR INDEBTEDNESS" shall mean, without duplication, that part of Covered Debt consisting of (a) all indebtedness and obligations evidenced by, arising under or incurred in connection with the Credit Documents and all renewals, extensions, rearrangements, refundings, and modifications of any thereof; (b) all other indebtedness and obligations of the Company, the Restricted Subsidiaries or the Special Subsidiary, which is PARI PASSU with or senior to the indebtedness and obligations described in CLAUSE (a) above, (c) Capitalized Lease Obligations, and (d) all indebtedness and obligations of the Company, the Restricted Subsidiaries or the Special Subsidiary which is at the time of any determination of Senior Indebtedness secured by any Lien.

     "SERIAL NOTE AGREEMENT" shall mean that certain Note Agreement dated as of March 31, 1990, evidencing the issuance of Series A, B, C, D, E, F and G Notes by the Company in the aggregate amount of $365,000,000, as amended from time to time.

     "SFEP" shall mean, collectively, Santa Fe Energy Partners, L.P. and Santa Fe Energy Operating Partners, L.P., each a Delaware limited partnership.

     "SFP GROUP" shall mean Santa Fe Pacific Corporation and its affiliated group of corporations which together constitute an affiliated group of corporations within the meaning of Section 1504(a) of the Code.

     "SLOR COVERAGE RATIO" shall mean, as of any date of determination, the ratio of (a) the Combined Reserve Value to (b) all Senior Indebtedness included in Combined Covered Debt, in each case as of such date.

     "SPECIAL DEBT" shall mean the sum of (a) Attributable Debt; (b) Secured Debt, and (c) Funded Debt of the Restricted Subsidiaries.

     "SPECIAL SUBSIDIARY" shall mean SFEP until (a) the Company designates SFEP a Restricted Subsidiary pursuant to the terms of the Serial Note Agreement or (b) the Company designates or continues to designate SFEP as an Unrestricted Subsidiary subsequent to the acquisition by the Company and the Restricted Subsidiaries of all of the outstanding limited partnership interests in SFEP.

     "SPECIAL SUBSIDIARY PERCENTAGE" shall mean, as of any date, the percentage ownership interest of the Company and the Restricted
Subsidiaries in the Special Subsidiary on such date.

     "SPECIAL SUBSIDIARY QUALIFYING CONDITIONS" shall mean all of the following conditions: (a) the Company or a Restricted Subsidiary owns more than 50% of the outstanding indicia of equity rights issued by Santa Fe Energy Partners, L.P. and serves as the sole managing general partner of Santa Fe Energy Partners, L.P.; (b) Santa Fe Energy Partners, L.P. owns more than 50% of the outstanding indicia of equity rights issued by Santa Fe Energy Operating Partners, L.P.; (c) the Company or a Restricted Subsidiary serves as the sole managing general partner of Santa Fe Energy Operating Partners, L.P., and (d) both Santa Fe Energy Partners, L.P. and Santa Fe Energy Operating Partners, L.P. are permitted (by applicable law and applicable contract) to make distributions to their partners.

     "SPIN-OFF" shall mean (a) the distribution, by dividend to the stockholders of Santa Fe Pacific Corporation of the shares of capital stock of the Company owned by Santa Fe Pacific Corporation, which distribution was commenced on December 4, 1990, and (b) the distribution by SFP Properties, Inc. to Santa Fe Pacific Corporation of the capital stock of the Company that was made on December 27, 1989.

     "SPRINGING LIEN" shall mean the Liens on real property of SFEP that come into existence at any time SFEP is a Restricted Subsidiary pursuant to section 5.08(b) or 5.11 of the Credit Agreement (the "SPRINGING LIEN AGREEMENT") dated as of June 30, 1987 among Santa Fe Energy Operating Partners, L.P., the lenders listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as the Agent, as the same may be amended, PROVIDED that (a) the Debt under the Springing Lien Agreement is not increased, extended or renewed and
(b) the Springing Lien Agreement is not amended in any way which would increase the likelihood or potential circumstances under which such Liens may arise; if either clause of the foregoing proviso is violated, then such Liens shall not be "Springing Liens" for purposes of this Agreement.

     "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the weighted average of the reserve percentages (including any marginal, special, emergency, or supplemental reserves), expressed as a decimal, actually required to be maintained by any Bank by the Board or any other Governmental Authority to which any of the Banks is subject as required by Regulation D during the applicable Interest Period for "eurocurrency liabilities" (as such term is used in Regulation D) and any other reserves actually required to be maintained by any Bank by reason of any Regulatory Change against (1) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined as provided in the definition of "Eurodollar Base Rate" or
(2) any category of extensions of credit or other assets which include Eurodollar Loans. Such reserve percentages shall include, without limitation, those imposed under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. Each determination of the Statutory Reserves by the Agent shall be conclusive and binding, absent manifest error, and may be made using any reasonable averaging and attribution method.

     "STOCK PLEDGE AGREEMENT" shall mean the Security Agreement -- Pledge dated May 20, 1992, from the Company to the Agent, covering all of the issued and outstanding capital stock of Trend, as amended and modified from time to time, including pursuant to the Amendment to Security Agreement -- Stock.

     "SUBSIDIARY" shall mean, with respect to any Person (the "PARENT"), any corporation or entity, a majority of the shares of voting stock (or in the case of an entity which is not a corporation, of the equity interests that provide the power to manage or direct the management of such entity) of which is at the time any determination is being made, owned, directly or indirectly, by the parent.

     "TAX ALLOCATION AGREEMENTS" shall mean those nine certain agreements among the SFP Group, dated as of January 1, 1990 unless otherwise specified in this definition and styled as follows: (a) Agreement for the Allocation of the Combined Utah Franchise Tax Liability; (b) Agreement for the Allocation of the Combined Oregon Excise Tax Liability; (c) Agreement for the Allocation of the Consolidated New Mexico Income Tax Liability; (d) Agreement for the Allocation of the Combined Kansas Income Tax Liability; (e) Agreement for the Allocation of the Combined Illinois Income Tax

Liability; (f) Agreement for the Allocation of the Combined California Franchise Tax Liability; (g) Agreement for the Allocation of the Combined Arizona Income Tax Liability; (h) Agreement Concerning Taxes, and (i) Agreement for the Allocation of the Consolidated Federal Income Tax Liability Among the Members of the Santa Fe Southern Pacific Corporation Affiliated Group, dated as of January 1, 1987.

     "TAX INDEMNIFICATION AGREEMENT" shall mean any agreement pursuant to which the Company agrees to indemnify Santa Fe Pacific Corporation or any member of the SFP Group from and against any and all federal, state or local taxes, interest, penalties or additions to tax imposed upon or incurred by the SFP Group or any member thereof as a result of the Spin-Off to the extent specified in any such agreement.

     "TERMINATION DATE" shall mean the Facility A Termination Date or the Facility B Termination Date, as the case may be, and "TERMINATION DATES" means both such dates.

     "TEXAS CREDIT CODE" shall mean Title 79, Revised Civil Statutes of Texas, 1925, as amended.

     "TLOR COVERAGE RATIO" shall mean, as of any date of determination, the ratio of (a) the Combined Reserve Value to (b) the Combined Covered Debt, in each case as of such date.

     "TREND" shall mean Santa Fe Energy Resources (Delaware) Inc. a wholly-owned Subsidiary of the Company.

     "TYPE" shall have the meaning assigned to such term in
SECTION 1.3.

     "UNAVAILABLE COMMITMENT" shall mean (a) prior to the first
Achievement Date, $50,000,000; (b) as of and following any Achievement Date, the difference of (1) $85,000,000 and (2) the Preliminary
Available Amount determined for such Achievement Date according to the applicable table in EXHIBIT F; and (c) if no Achievement Date has occurred by July 1, 1994, zero.

     "UNFUNDED LIABILITIES" shall mean, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan (in accordance with GAAP), but only to the extent that such excess represents a potential liability of the Company or any ERISA Affiliate to the PBGC or a Plan under Title IV of ERISA.

     "UNIMPAIRED CONSOLIDATED NET EARNINGS" shall mean, for any period, the amount of Consolidated Net Earnings for such period except that with respect to the oil and gas properties impairments taken by the Company and its Restricted Subsidiaries in the fourth quarter of 1993 in the amount of up to $100 million as reflected in the Company's consolidated financial statements for the year ended December 31, 1993:

          (a) for any calculation of "Unimpaired Consolidated Net Earnings" for any fiscal period of the Company and its Restricted Subsidiaries ending on or after December 31, 1993, the net earnings of the Company and its Restricted Subsidiaries shall not be reduced by the amount of such oil and gas properties impairments; and

          (b) for any such calculation for any fiscal period of the Company and its Restricted Subsidiaries ending on or after December 31, 1993, the depreciation, depletion and amortization expenses of the Company and its Restricted Subsidiaries shall be calculated on a pro forma basis as if such oil and gas properties impairments had never occurred.

     "UNRESTRICTED SUBSIDIARY" shall mean each Subsidiary of the Company designated as an Unrestricted Subsidiary on SCHEDULE I, together with any Subsidiary of the Company which is hereafter designated by the Board of Directors of the Company as an Unrestricted Subsidiary. Unless designated as a Restricted Subsidiary after the date hereof, SFEP shall be treated hereunder as an Unrestricted Subsidiary except as SFEP is otherwise treated hereunder as a Special Subsidiary. Any Subsidiary may be designated an Unrestricted Subsidiary upon 30 days' prior written notice to the Banks if, at the time of such designation and after giving effect thereto and to the concurrent retirement of any Debt, (a) no Default shall have occurred and be continuing; (b) such Subsidiary does not own, directly or indirectly, any Funded Debt or capital stock of the Company or a Restricted Subsidiary, and (c) the Company could incur at least $1.00 of additional Funded Debt without violation of SECTION 9.7(b)(3).

     1.2. ACCOUNTING TERMS AND DETERMINATIONS. Except where specifically otherwise provided:

     (a) The symbol "$" and the word "dollars" shall mean lawful money of the United States of America.

     (b) For purposes of SECTIONS 9.6 and 9.7 and the definitions used solely therein, any accounting term not otherwise defined shall have the meaning ascribed to it under GAAP. For all other purposes any accounting term not otherwise defined shall have the meaning ascribed to it under generally accepted accounting principles.

     (c) Unless otherwise expressly provided, any accounting concept and all financial covenants shall be determined on a consolidated basis, and financial measurements shall be computed without duplication.

     (d) Wherever the term "including" or any of its correlatives appears in the Credit Documents, it shall be read as if it were written "including (by way of example and without limiting the generality of the subject or concept referred to)".

     (e) Wherever the word "herein" or "hereof" is used in any Credit Document, it is a reference to that entire Credit Document and not just to the subdivision of it in which the word is used.

     (f) References in any Credit Document to Section numbers are references to the Sections of such Credit Document.

     (g) References in any Credit Document to Exhibits, Schedules, Annexes and Appendices are to the Exhibits, Schedules, Annexes and Appendices to such Credit Document, and they shall be deemed incorporated into such Credit Document by reference.

     (h) Any term defined in the Credit Documents which refers to a particular agreement, instrument or document shall also mean, refer to and include all modifications, amendments, supplements, restatements, renewals, extensions and substitutions of the same; PROVIDED that nothing in this subsection shall be construed to authorize any such modification, amendment, supplement, restatement, renewal, extension or substitution except as may be permitted by other provisions of the Credit Documents.

     (i) All times of day used in the Credit Documents mean local time in Houston, Texas.

     (j) Defined terms may be used in the singular or plural, as the context requires.

     1.3. CLASSES AND TYPES OF LOANS. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make such a Loan) refers to the determination whether such Loan is a Facility A Loan or a Facility B Loan, each of which constitutes a Class. The "Type" of a Loan refers to the determination whether such Loan is a Eurodollar Loan or an Alternate Base Rate Loan. A Loan may be identified by both Class and Type (E.G., a "Eurodollar Facility B Loan" indicates that such Loan is both a Eurodollar Loan and a Facility B Loan).

     Section 2.  COMMITMENTS.

     2.1. LOANS. Each Bank severally agrees, subject to the terms and conditions of this Agreement, to make Loans as follows:

     (a)  FACILITY A LOANS.

          (1) On the date hereof, each Bank shall make to the Company (and the Company shall borrow from each Bank) a Loan under this
SECTION 2.1(a) in an amount not to exceed such Bank's Facility A
Commitment then in effect. The aggregate of the Facility A Commitments on the date hereof is $90,000,000.

          (2) From time to time after the date hereof and prior to the Facility A Termination Date, each Bank shall readvance Facility A Optional Prepayments under this SECTION 2.1(a) to the Company in an aggregate principal amount at any one time outstanding up to but not exceeding such Bank's Commitment Percentage of the Facility A Unused Commitment then in effect. Each Facility A Readvance shall be in an amount that is an integral multiple of $1,000,000. Subject to the conditions herein, any such Facility A Optional Prepayment made prior to the Facility A Termination Date may be reborrowed pursuant to the terms of this Agreement; PROVIDED, that any and all Facility A Loans shall be due and payable in full at the Facility A Maturity Date.

          (3) Notwithstanding anything in this Agreement to the contrary, (A) no Bank shall be required to make any Facility A Readvance if by virtue thereof the aggregate of the Facility A Readvances of such Bank at any one time outstanding would exceed such Bank's Commitment Percentage of the Facility A Unused Commitment then in effect, and (B) if a Bank fails to make a Facility A Readvance as and when required hereunder and the Company subsequently makes a repayment on the Facility A Notes, such repayment shall be split among the non-defaulting Banks ratably in accordance with their respective Commitment Percentages until each Bank has its Commitment Percentage of all of the outstanding Facility A Loans, and the balance of such repayment shall be divided among all of the Banks in accordance with their respective Commitment Percentages.

          (4) Notwithstanding anything in this Agreement to the contrary, no Bank shall be required to make a Facility A Readvance (but each Bank shall permit Rollovers) during the existence of an Engineering Shortfall.

     (b)  FACILITY B LOANS.

          (1) Subject to the conditions herein (including CLAUSE (6) of this section), from time to time on or after the date hereof and prior to the Facility B Termination Date, each Bank shall make Loans under this SECTION 2.1(b) to the Company in an aggregate principal amount at any one time outstanding up to but not exceeding such Bank's Facility B Commitment; PROVIDED HOWEVER, that the foregoing notwithstanding, prior to the Qualifying Date or, if no Qualifying Date occurs, July 1, 1994, the aggregate Facility B Loans shall never exceed the aggregate of the Facility B Commitments of all Banks minus the Unavailable Commitment. Subject to the conditions herein (including CLAUSE (6) of this section), any such Facility B Loan repaid prior to the Facility B Termination Date may be reborrowed pursuant to the terms of this Agreement; PROVIDED, that any and all such Facility B Loans shall be due and payable in full on the Facility B Maturity Date.

          (2) Concurrently with the delivery of each Independent Engineering Report and related Coverage Report required or permitted hereby, there shall be determined, based on the Most Recent Engineering Report and Approved Assumptions, the total maximum amount of Facility B Loans and Letters of Credit to be available to the Company hereunder and under the Letter of Credit Agreement without violation of any Required Ratio. Upon each such delivery, the Company may by notice to the Co-Agents designate as the Available Amount any amount (not to exceed the Preliminary Available Amount as of the most recent Achievement Date (or, if no Achievement Date occurs, the Preliminary Available Amount then in effect) according to the applicable table in EXHIBIT F) equal to or less than such total maximum amount. The Available Amount so designated shall remain in effect as the Available Amount until the next determination under this
SECTION 2.1(b)(2). If no amount lesser than (a) or (b) in this sentence is designated in accordance with this SECTION 2.1(b)(2), the Available Amount shall be the lesser of (a) the Preliminary Available Amount then in effect according to the applicable table in EXHIBIT F or (b) such total maximum amount.

          (3) Notwithstanding anything in this Agreement to the contrary, (A) no Bank shall be required to make Facility B Loans at any one time outstanding in excess of such Bank's Commitment Percentage of the lesser of (x) the aggregate of the Facility B Commitments of all Banks then in effect (minus, prior to the Qualifying Date or, if no Qualifying Date occurs, July 1, 1994, the Unavailable Commitment) and (y) the difference between (i) the Available Amount and (ii) the aggregate Letter of Credit Liabilities, and (B) if a Bank fails to make a Facility B Loan as and when required hereunder and the Company subsequently makes a repayment on the Facility B Notes, such repayment shall be split among the non-defaulting Banks ratably in accordance with their respective Commitment Percentages until each Bank has its Commitment Percentage of all of the outstanding Facility B Loans, and the balance of such repayment shall be divided among all of the Banks in accordance with their respective Commitment Percentages.

          (4) Notwithstanding anything in this Agreement to the contrary, no Bank shall be required to make Facility B Loans (but each Bank shall permit Rollovers) during the existence of an Engineering Shortfall.

          (5) Upon each delivery of the financial statements required by SECTION 9.1(b) and the Independent Engineering Report required by
SECTION 9.1(g), the Company may request the Banks to extend the Facility B Termination Date then in effect by a period not to exceed one year (but in no event later than December 31, 1998). Such request shall be made by giving its written request to the Agent specifying the date to which the Facility B Termination Date is to be extended. The Agent, the Co-Agents and the Banks shall consider any such request in a timely fashion and in good faith and in light of all relevant facts and circumstances at the time of such request, but the granting of any such extension shall be at all times within the sole and absolute discretion of the Agent, the Co-Agents and the Banks. The granting of any such extension would require the unanimous consent of the Agent, the Co-Agents and the Banks and may be conditional on such terms and conditions as the Agent, the Co-Agents and the Banks may in their discretion propose. Failure to obtain such an extension shall not IPSO FACTO either constitute or excuse a Default or an Event of Default.

          (6) Notwithstanding anything contained in this Section, except in the case of a Rollover or a Facility B Loan to satisfy a Reimbursement Obligation pursuant to SECTION 4.1, the Company may not obtain Facility B Loans at any time unless the Facility A Unused Commitment is equal to zero at such time.

     2.2. TERMINATIONS, REDUCTIONS AND CHANGES OF COMMITMENTS AND
FACILITY A MAXIMUM AMOUNTS.

     (a) MANDATORY. (1) On the Facility A Termination Date, all Facility A Commitments shall be terminated in their entirety. On the Facility B Termination Date, all Facility B Commitments shall be terminated in their entirety.

          (2) In the event that the Company is required to make a prepayment of the Facility A Loans pursuant to SECTION 3.2(b)(2)(A) or 3.2(b)(2)(B), the Facility A Maximum Amount for the Applicable

Period then in effect shall be reduced by the amount of such prepayment and an amount equal to such prepayment shall be deducted from the Facility A Maximum Amounts for each subsequent Applicable Period PRO RATA according to their respective amounts in effect immediately prior to such reduction; PROVIDED, that if such PRO RATA deduction does not result in compliance by the Company with all Required Ratios, such amount shall be reallocated among such subsequent Applicable Periods (and, if necessary, to the aggregate Facility B Commitments) as the Company shall direct to the extent necessary to bring the Company into compliance with all Required Ratios.

          (3) The Company shall from time to time reduce the aggregate Facility B Commitments for present and future Applicable Periods (and, if necessary, the Facility A Maximum Amount) to the extent necessary to bring the Company into compliance with all Required Ratios. Any such reduction or termination of Commitments shall be made against the Facility B Commitments; PROVIDED, that if the Company can comply with all Required Ratios only by reducing the Facility A Maximum Amount, the Company may reduce or terminate the Facility A Maximum Amount, but only to the extent necessary to achieve such compliance. Any such reduction shall be accomplished within 10 Business Days after demand therefor by the Agent; PROVIDED, that in the case of any noncompliance with Required Ratios resulting solely from an Engineering Shortfall, the Company shall remedy such noncompliance, but no Event of Default shall occur until the expiration of the cure period provided in SECTION 10.1(e).

          (4) In addition, in the event the Company is required to make a prepayment of Facility A Loans pursuant to SECTION 3.2(b)(3), an amount equal to such prepayment shall be deducted from the Facility A Maximum Amounts for present and future Applicable Periods (and, if necessary, to the aggregate Facility B Commitments) in such manner as the Company may direct to the extent necessary to bring the Company into compliance with all Required Ratios.

          (5) Except where reductions in the Facility A Maximum Amounts for the Applicable Periods are made PRO RATA pursuant to
SECTION 2.2(a)(2), if at any time the Facility A Maximum Amount is reduced for any future Applicable Period pursuant to
SECTION 2.2(a)(2), 2.2(a)(3) or 2.2(a)(4) to bring the Company in compliance with all Required Ratios, the Facility A Maximum Amount for the Applicable Period in effect at such time and each Applicable Period subsequent thereto and prior to such future Applicable Period shall be reduced by a like amount.

     (b)  THE COMPANY'S OPTION.

          (1) The Company shall have the right to terminate or reduce the unused portion of the Facility B Commitments at any time or from time to time; PROVIDED that (A) the Company shall give notice of each such termination or reduction to the Agent as provided in SECTION 5.5;
(B) each such partial reduction shall be in an integral multiple of $5,000,000, and (C) the Company may not cause the Available Amount to be less than the aggregate principal amount of the Facility B Loans then outstanding plus the Letter of Credit Liabilities then outstanding. No voluntary reduction in the Available Amount prior to any scheduled reduction in the Available Amount shall affect the Available Amount after such scheduled reduction date unless such voluntarily reduced Available Amount is less than the amount scheduled to be the Available Amount after such scheduled reduction date, in which case the Available Amount after such scheduled reduction date shall be no greater than such voluntarily reduced Available Amount. Reference is made to SECTION 2.8 for restrictions on the Company's right to increase the Available Amount under certain circumstances.

          (2) The Company shall have the right to (A) terminate or reduce the Facility A Unused Commitment at any time or from time to time or (B) reduce the Facility A Maximum Amount for any particular Applicable Period at any time or from time to time; PROVIDED that (i) the Company shall give notice of each such termination or reduction to the Agent as provided in SECTION 5.5, (ii) each such partial reduction shall be in an integral multiple of $5,000,000, (iii) the Company may not cause the Facility A Maximum Amount to be less than the aggregate principal amount of the Facility A Loans then outstanding; and (iv) the Company shall not terminate or reduce the Facility A Unused Commitment unless at the same time the aggregate Facility B Commitments are terminated or reduced by the same amount. Reductions in the Facility A Maximum Amount may be applied to any Applicable Period at the option of the Company PROVIDED that after such application the Company is in compliance with all Required Ratios.

     (c) NO REINSTATEMENT. NO reduction in or termination of the Commitments pursuant to SECTION 2.2 and no reduction in any Facility A Maximum Amount may be reinstated without the written approval of the Agent and all Banks.

     2.3. FEES. (a) In consideration of the Commitments, the Company shall pay to the Agent for the account of each Bank in accordance with its Commitment Percentage commitment fees (the "COMMITMENT FEES") for the period from the date of the effectiveness of this Agreement to and including the date the last of the Commitments are terminated at a rate per annum equal to the sum of (a) 1/2% of the unused portion of the Available Commitment and
(b) 1/4% of the Unavailable Commitment. The Commitment Fees shall be computed for each day and shall be based on the unused portion of the Available Commitment and the Unavailable Commitment for such day. Accrued Commitment Fees shall be payable in arrears on the date of the initial Loans or Facility A Readvances, within three days after demand therefor on or about the Quarterly Dates, and within three days after demand therefor on or about the relevant Termination Date.

     (b) In consideration of the Commitments and of the agreement of the Banks to enter into this Agreement, the Company shall pay to the Agent for the account of each Bank in accordance with its Commitment Percentage a facility fee in an amount equal to .125% of such Bank's Commitment Percentage of the Unavailable Commitment. Such facility fee shall be due on the Qualifying Date and will never be due if the Qualifying Date does not occur.

     (c) All past due fees payable pursuant to this section shall bear interest at the Post-Default Rate. Upon receipt, the Agent shall disburse such fees to the Banks in accordance with their Commitment Percentages.

     2.4. AFFILIATES; LENDING OFFICES.

     (a) Any Bank may, if it so elects, fulfill its Commitment as to any Eurodollar Loan by causing a branch, foreign or otherwise, or Affiliate of such Bank to make such Loan and may transfer and carry such Loan at, to or for the account of any branch office or Affiliate of such Bank; PROVIDED that in such event, for the purposes of this Agreement, such Loan shall be deemed to have been made by such Bank and the obligation of the Company to repay such Loan shall nevertheless be to such Bank and shall be deemed to be held by such Bank, to the extent of such Loan, for the account of such branch or Affiliate.

     (b) Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans hereunder in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Eurodollar Loan during each Interest Period through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the applicable Eurodollar Base Rate for such Interest Period.

     2.5. SEVERAL OBLIGATIONS. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither the Agent nor any Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank.

     2.6. NOTES. The Loans made by each Bank shall be evidenced by a single Facility A Note or Facility B Note, as the case may be, of the Company (each, together with all renewals, extensions, modifications and replacements thereof and substitutions therefor, a "NOTE") dated the date hereof, payable to the order of such Bank in a principal amount equal to the Commitment of such Class of such Bank as originally in effect and otherwise duly completed. Each Bank is hereby authorized by the Company to endorse on the schedule (or a continuation thereof) attached to each Note of such Bank, to the extent applicable, the date, amount and Type of and the Interest Period for each Loan made by such Bank to the Company hereunder, and the amount of each payment or prepayment of principal of such Loan received by such Bank; PROVIDED that any failure by such Bank to make any such endorsement shall not affect the obligations of the Company under such Note, in respect of such Loan, or hereunder.

     2.7. OPTIONAL RESERVE REPORT. The Company may from time to time at its option, exercisable by giving written notice to the Co-Agents not more often than once in any Calculation Period, provide to the Co-Agents an Independent Engineering Report. Upon the receipt of such notice, the Co-Agents shall consult with the Company to determine new Approved Assumptions, which shall be furnished to the Banks by a notice as provided in the definition of "Approved Assumptions" and shall be subject to the approval by Banks with aggregate Commitment Percentages of 75% or more as provided therein. The Optional Reserve Report shall be based on the new Approved Assumptions and shall be accompanied by a Coverage Report as of the date such Optional Reserve Report is furnished. The Annual Debt Service Coverage Ratio, the Alternate Annual Debt Service Coverage Ratio, the TLOR Coverage Ratio and the SLOR Coverage Ratio (and the Applicable Margin) shall each be redetermined in accordance with this Agreement on the basis of each such Optional Reserve Report and Coverage Report, and the Available Amount recalculated as provided in SECTION 2.1(b)(2).

     2.8. RELEASE OF MORTGAGES. The Company shall be entitled to a release of the Mortgaged Properties from the liens, assignments and security interests of the Deed of Trust and the other Mortgages, PROVIDED that (a) immediately before and immediately after giving effect to such release, no Default shall have occurred and be continuing; and (b) the Annual Debt Service Coverage Ratio and the SLOR Coverage Ratio (each calculated assuming the Available Amount is fully drawn and that the aggregate unpaid principal balance of the Facility A Notes is equal to the Facility A Maximum Amount) immediately before and immediately after giving effect to any such release shall be at least 1.25 to 1.00 and 2.00 to 1.00, respectively. At any time on or after the Qualifying Date, but prior to July 1, 1994, the Company may choose not more often than once by giving written notice to the Co-Agents to recalculate the Annual Debt Service Coverage Ratio and the SLOR Coverage Ratio to determine if the Company qualifies for release of the Mortgaged Properties pursuant to this section; such recalculation shall be based on new Approved Assumptions to be determined in connection with such recalculation by Banks with Commitment Percentages of 75% or more and using the Independent Engineering Report most recently furnished in accordance with this Agreement. Notwithstanding any other provision of this Agreement to the contrary, should both (x) the Company at any time designate as the Available Amount an amount less than the maximum amount then offered to it as the Available Amount and (y) as a result the Company shall obtain the release of any Mortgaged Properties, the Available Amount may never thereafter exceed the amount so designated by the Company.

     2.9. USE OF PROCEEDS. The proceeds of the Loans shall be used by the Company for working capital and for general corporate purposes and may not be utilized (a) to pay dividends other than usual dividends in the ordinary course of business or (b) for the buyout or acquisition of any business unless the board of directors of such Person or any other similar body has first approved such buyout or acquisition.

     2.10. ORIGINAL CREDIT DOCUMENTS NOT TERMINATED. The execution and delivery of this Agreement and the other Credit Documents in connection with this Agreement, including the Notes, does not and shall not constitute payment, prepayment or novation of any indebtedness outstanding under the Revolving and Term Credit Agreement dated as of May 20, 1992, by and among the parties hereto, as amended, or the notes outstanding thereunder on the date hereof (the "ORIGINAL NOTES"). The Original Notes have been marked "renewed" rather than "paid". All Liens securing the Original Notes as amended and modified from time to time by the Credit Documents executed and delivered concurrently with this Agreement are hereby ratified, confirmed, extended, renewed and brought forward as security for the Notes and all other Obligations of the Company described therein as being secured thereby.

     2.11. SALE OF CERTAIN PROPERTIES. Notwithstanding the provisions of SECTIONS 2.2, 2.8 and 3.2, the sale of the properties by the Company pursuant to the agreement dated December 2, 1993 by and among the Company, Santa Fe Energy Operating Partners, L.P. and Bridge Oil U.S.A. and with respect to the Manila Village properties, Plaquemines Parish, Louisiana, pursuant to the agreement dated October 26, 1993, by and among the Company, Santa Fe Energy Operating Partners, L.P., Santa Fe Oil Company and Vintage Petroleum, Inc. shall be made with a release from the Liens of the Security Documents, without any required prepayment and without reducing either any Facility A Maximum Amount or any Preliminary Available Amount.

     Section 3.  BORROWINGS, PREPAYMENTS AND SELECTION OF INTEREST
RATES.

     3.1. BORROWINGS. The Company shall give the Agent notice of each borrowing to be made hereunder as provided in SECTION 5.5. Each borrowing shall be in an amount of $1,000,000 or any integral multiple thereof. Not later than 1:00 p.m. on the date specified for each such borrowing hereunder, each Bank shall make available the amount of the Loan, if any, to be made by it on such date to the Agent, at its Principal Office, in immediately available funds, for the account of the Company. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account designated by the Company and maintained with the Agent at its Principal Office.

     3.2. PREPAYMENTS.

     (a) OPTIONAL PREPAYMENTS. Except as provided in SECTIONS 3, 4.2(c), 5 and 6, the Company shall have the right to prepay, on any Business Day, in whole or in part, without the payment of any penalty or fee, Loans at any time or from time to time; PROVIDED that the Company shall give the Agent notice of each such prepayment as provided in SECTION 5.5. Eurodollar Loans may be prepaid on the last day of an Interest Period applicable thereto. Eurodollar Loans may not be otherwise prepaid unless prepayment is accompanied by payment of all compensation required by SECTION 6.5. All optional prepayments shall be applied to Facility B Loans and Reimbursement Obligations until all such Facility B Loans and Reimbursement Obligations have been repaid, then to Facility A Loans.

     (b) MANDATORY PREPAYMENTS. (1) The Company shall from time to time on demand by the Agent prepay the Facility B Loans in such amounts as shall be necessary (A) so that at all times the aggregate outstanding principal amount of the Facility B Loans and Letter of Credit Liabilities shall not be in excess of the Available Amount or
(B) to comply with SECTION 9.9. Any such payment shall be allocated between Facility B Loans and Letter of Credit Liabilities and, if to Letter of Credit Liabilities, first to Reimbursement Obligations and then to other obligations as the Company may elect.

     In addition, the Company shall from time to time on demand by the Agent prepay the Facility A Loans in such amounts as shall be necessary (A) so that at all times the aggregate outstanding principal amount of the Facility A Loans (including Facility A Readvances) shall not be in excess of the Facility A Maximum Amount or (B) to comply with SECTION 9.9.


          (2) (A) Upon any sale for cash or cash equivalent consideration of any Proved Reserves included in the Adobe Properties in excess of $1,000,000 in any one transaction or $5,000,000 for all transactions, the Company shall prepay on the Business Day following the date of such sale for application to the unpaid principal balance of the Facility A Notes an amount equal to the greater of (i) 100% of the total proceeds of such sale or (ii) 58% of the present worth assigned to the property sold in the Most Recent Engineering Report.

               (B) Except as otherwise permitted by the Mortgages, Mortgaged Properties cannot be sold for consideration other than cash without the approval of all Banks. Upon any sale of any Proved Reserves included in the Adobe Properties (other than Mortgaged Properties) for consideration other than cash which causes the aggregate net present value (at the discount rate included in the Approved Assumptions on the date of each such sale) of all Adobe Properties sold for consideration other than cash (determined in accordance with the applicable Most Recent Engineering Report) in any one Calculation Period to exceed $5,000,000, the Company shall prepay on the Business Day following the date of such sale for application to the unpaid principal balance of the Facility A Notes an amount equal to 100% of the net present value (at the discount rate included in the Approved Assumptions in effect on the date of such sale) of the Adobe Properties so sold (determined in accordance with the Most Recent Engineering Report).

               (C)  All amounts prepaid pursuant to
SECTION 3.2(b)(2)(A) or (B) shall be applied to the unpaid principal balance of the Facility A Notes. The Company may in its discretion defer making the prepayment required by SECTION 3.2(b)(2) (A) or (B) until the earlier of (i) the time the aggregate amount of such prepayments so deferred equals or exceeds $1,000,000 or (ii) one month after the date the first such prepayment would otherwise be due.

          (3) Concurrently with any sale of any Proved Reserves (whether or not included in the Adobe Properties) which would cause the aggregate amount of such sales since the effective date of the last calculation of compliance with the Required Ratios to exceed

$20,000,000 in the aggregate, each of the Annual Debt Service Coverage Ratio and the Alternate Annual Debt Service Coverage Ratio shall be redetermined for the Calculation Period in which such sales occur and for each Calculation Period thereafter to and including December 31, 1998 and the SLOR Coverage Ratio and the TLOR Coverage Ratio shall be redetermined, in each case to the effective date of the sale on the basis of the most recent Approved Assumptions and the Most Recent Engineering Report and the most recent Coverage Report delivered to the Agent pursuant to SECTION 9.1. In making such redeterminations,
(a) the Proved Reserves (whether or not included in the Adobe Properties) described in the Most Recent Engineering Report which are no longer owned by members of the Combined Group (the "SOLD PROPERTIES") shall be identified; (b) there shall be determined the gross and net volumes of Hydrocarbons projected in the Most Recent Engineering Report to be produced from the Petroleum Properties (including the Sold Properties) minus the gross and net volumes of Hydrocarbons projected in the Most Recent Engineering Report to be produced from the Sold Properties; (c) there shall be determined by calendar years the Net Oil and Gas Income shown in the Most Recent Engineering Report as attributable to the Petroleum Properties (including the Sold Properties) of members of the Combined Group minus the Net Oil and Gas Income shown in the Most Recent Engineering Report as attributable to the Sold Properties; and (d) the discount rate and other factors set forth in the most recent Approved Assumptions shall be used. In addition to any prepayments required by SECTION 3.2(b)(2)(A) and (B), if the Company upon any such redetermination shall not be in compliance with all Required Ratios, the Company shall prepay on the Business Day following the date of such sale an amount of the proceeds of all sales of any Adobe Properties not previously prepaid for application to the unpaid principal balance of the Facility A Notes. The Company may in its discretion defer making the prepayments required by the preceding sentence until the earlier of
(a) the time the aggregate amount of such prepayments so deferred equals or exceeds $1,000,000 or (b) one month after the date the first such prepayment would otherwise be due.

          (4) The Company shall maintain records of all sales of Proved Reserves, shall clearly designate each such sale as a sale of an Adobe Property or other property, and shall otherwise maintain books and records which enable it to comply, and to demonstrate to the Agent on request compliance, with the obligations of the Company in this SECTION 3.2(b).

     3.3. SELECTION OF INTEREST RATES. Subject to SECTIONS 5, 6 and 12.8, the Company shall have the right, by giving written notice to the Agent as provided in SECTION 5.5, either to convert any Loan (in whole or in part) into a Loan of another Type or to continue such Loan (in whole or in part) as a Loan of the same Type. Any such notice of conversion of a Loan into, or continuation of a Loan as, a Eurodollar Loan shall specify the new Interest Period. In the event the Company fails to so give such notice prior to the end of any Interest Period for any Eurodollar Loan, such Loan shall become an Alternate Base Rate Loan on the last day of such Interest Period. No more than 10 Eurodollar Interest Periods shall be in effect at any time. Except as otherwise provided herein, each designation of an interest rate with respect to the Facility A Notes or Facility B Notes shall apply to all Facility A Notes and Facility B Notes ratably in accordance with their respective outstanding principal balances. If any Bank assigns an interest in any of its Notes when any Eurodollar Loan is outstanding with respect thereto, the assignee shall have its ratable interest in such Eurodollar Loan.

     Section 4.  PAYMENTS OF PRINCIPAL AND INTEREST.

     4.1. REPAYMENT OF LOANS. (a) The Company will pay to the Agent for the account of each Bank the principal of each Loan made by such Bank on the dates provided in the respective Notes and herein and the amount of each Reimbursement Obligation forthwith upon its incurrence. The amount of any Reimbursement Obligation may, if the applicable conditions precedent specified in SECTION 7 (other than any Default resulting solely from the nonpayment of such Reimbursement Obligation) have been satisfied, be paid with the proceeds of Loans.

     (b) Subject to SECTIONS 3.2 and 10.1, the Company shall pay the outstanding principal amount of all Facility A Loans on the Facility A Maturity Date and the outstanding principal amount of all Facility B Loans on the Facility B Maturity Date.

     4.2. INTEREST. (a) Subject to SECTION 12.8, the Company will pay to the Agent for the account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the lesser of (1) the following rates per annum:

     (A) if such Loan is an Alternate Base Rate Loan, the Alternate Base Rate PLUS the Applicable Margin for Alternate Base Rate Loans; or

     (B) if such Loan is a Eurodollar Loan, the applicable Eurodollar Rate PLUS the Applicable Margin for Eurodollar Loans; or

(2) the Highest Lawful Rate.

     (b)  Notwithstanding any of the foregoing but subject to
SECTION 12.8, the Company will pay to the Agent for the account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan made by such Bank and on any other amount payable by the Company hereunder to or for the account of such Bank (but, if such amount is interest, only to the extent legally enforceable), which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof through and including the date the same is paid in full.

     (c) Accrued interest shall be due and payable on the applicable Interest Payment Dates, except that (1) accrued interest payable at the Post-Default Rate shall be due and payable from time to time on demand of the Agent or the Required Banks (through the Agent), (2) accrued interest on any amount converted from one Type of Loan to another Type of Loan shall be paid on the amount so converted at the time of such conversion, and (3) accrued interest on any Eurodollar Loan paid or prepaid shall be due at the time of such payment or prepayment.

     Section 5.  PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS, ETC.

     5.1. PAYMENTS. (a) Except to the extent otherwise provided herein, all payments of principal of or interest on the Loans and other amounts to be made by the Company hereunder and under the Notes and the Security Documents shall be made in dollars, in immediately available funds, to the Agent at its Principal Office (or in the case of a successor Agent, at the principal office of such successor Agent in the United States), not later than 11:00 a.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

     (b) The Company shall, at the time of making each payment hereunder or under any Note or any Security Document, specify to the Agent the Loans or other amounts payable by the Company hereunder or thereunder to which such payment is to be applied (and in the event that it fails so to specify, such payment shall be applied as the Agent may designate to the Loans or other amounts then due and payable); PROVIDED that if no Loans are then due and payable or an Event of Default has occurred and is continuing, the Agent may apply such payment to the Obligations in such order as it may elect in its sole discretion, but subject to the other terms and conditions of this Agreement, including SECTION 5.2). Each payment received by the Agent hereunder or under any Note or any Security Document for the account of a Bank shall be paid promptly to such Bank, in immediately available funds for the account of such Bank's Applicable Lending Office.

     (c) If the due date of any payment hereunder or under any Note or Security Document falls on a day which is not a Business Day, the due date for such payment (subject to the definition of Interest Period) shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

     5.2. PRO RATA TREATMENT. Except to the extent otherwise provided herein, (a) each borrowing from the Banks hereunder, each payment of Commitment Fees and other fees and each termination or reduction of the Commitments of the Banks under SECTION 2.3 shall be made PRO RATA according to the Banks' respective Commitments, and (b) each payment by the Company of principal of or interest on Loans of a particular Type shall be made to the Agent for the account of the Banks PRO RATA in accordance with the respective unpaid principal amounts of such Loans held by the Banks (subject to SECTION 6.4).

     5.3. COMPUTATIONS. Interest based on the Alternate Base Rate (to the extent determined by reference to the Prime Rate), and fees hereunder, will be computed on the basis of 365 (or 366) days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. All other interest shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, unless the effect of so computing shall be to cause the rate of interest to exceed the Highest Lawful Rate (in which event interest shall be calculated on the basis of the actual number of days elapsed in a year composed of 365 or 366 days, as the case may be).

     5.4. MINIMUM AND MAXIMUM AMOUNTS. Except for prepayments made pursuant to SECTION 3.2(b), each borrowing and repayment of principal of Loans, each optional prepayment and each conversion of Type shall be in an aggregate principal amount equal to $1,000,000, or an integral multiple thereof (borrowings or prepayments of Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder, to be deemed separate borrowings and prepayments for purposes of the foregoing, one for each Type or Interest Period), and each termination or reduction of Commitments shall be in an aggregate principal amount equal to $5,000,000 or an integral multiple thereof. Upon any mandatory prepayment that would reduce Eurodollar Loans having the same Interest Period to less than $1,000,000, such Loans shall automatically be converted into Alternate Base Rate Loans.

     5.5. CERTAIN ACTIONS, NOTICES, ETC. Notices to the Agent of any termination or reduction of Commitments, prepayments of Loans and of the duration of Interest Periods and Requests for Extension of Credit shall be irrevocable and shall be effective only if received by the Agent not later than 11:00 a.m. on the number of Business Days prior to the date of the relevant termination, reduction, borrowing and/or prepayment specified below:

                                        Number of Business
                                             Days Prior
                                               Notice

     Termination or reduction
     of Commitments                          10

     Borrowing or prepayment
     of or conversion into
     Alternate Base Rate Loans              same day

     Borrowing or prepayment
     of or conversion into or
     continuance of Eurodollar
     Loans                                    3

     Prepayments required
     pursuant to SECTION 3.2                  1

Each such notice of termination or reduction shall specify the amount of the Commitment to be terminated or reduced. Each such notice of prepayment or Request for Extension of Credit shall specify the amount, Class and Type of the Loans to be borrowed or prepaid (subject to SECTIONS 3.2(a) and 5.4), the date of borrowing or prepayment (which shall be a Business Day) and, in the case of Eurodollar Loans, the duration of the Interest Period therefor (subject to the definition of Interest Period). Any such notice of conversion of a Loan into a Loan of another Type shall identify such Loan (or portion thereof) being converted and specify the Type of Loan into which such Loan is being converted (subject to SECTION 5.4) and the date for conversion (which shall be a Business Day) and, unless such Loan is being converted into an Alternate Base Rate Loan, the duration (subject to the definition of Interest Period) of the Interest Period therefor which is to commence as of the last day of the then current Interest Period therefor (or the date of conversion, if such Loan is being converted from an Alternate Base Rate Loan). Each such notice of continuation of a Loan (or portion thereof) as the same Type of Loan shall identify such Loan (or portion thereof) being continued (subject to SECTION 5.4) and the duration (subject to the definition of Interest Period) of the Interest Period therefor which is to commence as of the last day of the then current Interest Period therefor. The Agent shall promptly notify the Banks of the contents of each such notice or Request for Extension of Credit.

Notice of any prepayment having been given, the principal amount specified in such notice, together with interest thereon to the date of prepayment, shall be due and payable on such prepayment date.

     5.6. NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Agent shall have been notified by a Bank prior to noon on the date on which such Bank is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or by the Company prior to the date on which the Company is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such Bank or the Company being herein called the "PAYOR" and such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on the date that such Required Payment is to be made. If the Payor is the Company and the Company has not in fact made the Required Payment to the Agent on or before such date, the recipient of such payment shall, on demand, pay to the Agent the amount made available by the Agent, together with interest thereon from the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Fed Funds Rate for the first three days after demand and thereafter at the Fed Funds Rate plus 2%. If the Payor is a Bank and such Bank has not in fact made the Required Payment to the Agent on or before such date, then such Bank shall pay to the Agent the amount made available by the Agent on behalf of such Bank, together with interest thereon from the date such amount was so made available by the Agent until the Agent recovers such amount at a rate per annum equal to the Fed Funds Rate for the first three days and thereafter at the Fed Funds Rate plus 2%.

     5.7. SHARING OF PAYMENTS, ETC. If a Bank or any participant of a Bank shall obtain payment of any obligation to it under this Agreement, through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, then such Bank or participant shall promptly purchase from the other Banks participa-tions in the Loans made or other obligations held by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks and participants shall share the benefit of such payment (net of any expenses which may be incurred by such Bank or its participant in obtaining or preserving such benefit) PRO RATA in accordance with the unpaid principal and interest then due to each of them. To such end all the Banks and their participants shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Company agrees, to the fullest extent it may effectively do so under applicable law, that any Person so purchasing a participation in the Loans made or other obligations held by other Banks may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other obligations in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company.

     Section 6.  YIELD PROTECTION AND ILLEGALITY.

     6.1. ADDITIONAL COSTS.

     (a) Subject to SECTION 12.8, the Company shall pay to the Agent, on demand for the account of such Bank, from time to time such amounts as any Bank may reasonably determine to be necessary to compensate it for any costs incurred by such Bank which such Bank reasonably determines are attributable to its making or maintaining of any Eurodollar Loan hereunder or its obligation to make or maintain any such Loan hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), in each case resulting from any Regulatory Change which:

          (1) subjects such Bank (or makes it apparent that such Bank is subject) to any tax (including any United States interest equali-zation tax), levy, impost, duty, charge or fee (collectively, "TAXES"), or any deduction or withholding for any Taxes on or from the payment due under any Eurodollar Loan or other amounts due hereunder, other than income and franchise taxes of the jurisdiction (or any subdivision thereof) in which such Bank has an office or its Applicable Lending Office; or

          (2) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans, other than changes which affect taxes measured by or imposed on the overall net income or franchise taxes of such Bank or of its Applicable Lending Office for any of such Loans by the jurisdiction (or any subdivision thereof) in which such Bank has an office or such Applicable Lending Office; or

          (3) imposes or modifies or increases or deems applicable any reserve, special deposit or similar requirement (including any such requirement imposed by the Board) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank or loans made by such Bank, or against any other funds, obligations or other property owned or held by such Bank; or

          (4) imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities).

Each Bank will notify the Company through the Agent of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and (if so requested by the Company through the Agent) will designate a different available Applicable Lending Office for the Eurodollar Loans of such Bank or take such other action as the Company may reasonably request if such designation or action is consistent with the internal policy of such Bank and legal and regulatory restrictions, can be undertaken at no additional cost, will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank (PROVIDED that such Bank shall have no obligation so to designate an Applicable Lending Office located in the United States of America). Each Bank will furnish the Company with a statement setting forth the basis and amount of each request by such Bank for compensation under this section, with each such statement to cover amounts accruing under this section with respect to a period beginning not earlier than 120 days from the date thereof and using any reasonable averaging and attribution methods.

     (b) Without limiting the effect of the foregoing provisions of this section, in the event that, by reason of any Regulatory Change, any Bank either (1) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Eurodollar Loans or (2) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Company (with a copy to the Agent), the obligation of such Bank to make Eurodollar Loans hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (in which case the provisions of SECTION 6.4 shall be applicable).

     (c) Determinations and allocations by any Bank for purposes of this section of the effect of any Regulatory Change on its costs of maintaining its obligations to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of

Loans, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall be conclusive, absent manifest error, and may be prepared using any reasonable averaging and attribution methods.

     (d) In the event any Bank shall seek compensation pursuant to this SECTION 6.1, the Company may give notice to such Bank (with copies to the Agent) that it wishes to seek one or more Eligible Assignees (which may be one or more of the Banks) to purchase and assume the Commitments, Loans, Notes and Letter of Credit Liabilities of such Bank. Each Bank requesting compensation pursuant to this
SECTION 6.1 agrees to sell its Commitments, Loans, Notes, Letter of Credit Liabilities and interests in this Agreement and in the Letter of Credit Agreement pursuant to SECTION 12.6 (without recourse, representation or warranty except as provided in SECTION 12.6) to any such Eligible Assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans, Notes and Letter of Credit Liabilities plus all other fees and amounts (including any compensation claimed by such Bank under this SECTION 6.1) owing to such Bank hereunder and under the Letter of Credit Agreement calculated, in each case, to the date such Commitments, Loans, Notes, Letter of Credit Liabilities and interests are purchased, whereupon such Bank shall have no further Commitment or other obligation to the Company hereunder or under any Note or under the Letter of Credit Agreement.

     6.2. LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, if, with respect to any Eurodollar Loans:

     (a) the Agent determines (which determination shall be conclusive absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in SECTION 1.1 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans for Interest Periods therefor as provided in this Agreement; or

     (b) the Required Banks determine (which determination shall be conclusive absent manifest error) and notify the Agent that the relevant rates of interest referred to in the definition of "Eurodol-lar Base Rate" in SECTION 1.1 upon the basis of which the rates of interest for such Loans are to be determined do not accurately reflect the cost to such Banks of making or maintaining such Loans for any proposed Interest Periods therefor; or

     (c) the Agent determines (which determination shall be conclusive absent manifest error) that by reason of circumstances affecting the Eurodollar interbank market generally, deposits in dollars in the relevant Eurodollar interbank market are not being offered for the applicable Interest Period and in an amount equal to the amount of the Eurodollar Loan requested by the Company;

then the Agent shall promptly notify the Company and each Bank thereof, and, so long as such condition remains in effect, the Banks shall be under no obligation to make Eurodollar Loans (but shall maintain until the end of the Interest Period then in effect the Eurodollar Loans then outstanding).

     6.3. ILLEGALITY. Notwithstanding any other provision of this Agreement to the contrary, if by reason of (x) the adoption of any applicable Legal Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by any Bank with any request or directive (whether or not having the force of law) of any central bank or other Governmental Authority or (y) circumstances affecting the relevant Eurodollar interbank market or the position of a Bank therein, it shall at any time be unlawful or impracticable in the sole discretion of a Bank for such Bank or its Applicable Lending Office to
(a) honor its obligation to permit the establishment of Eurodollar Loans hereunder or (b) maintain Eurodollar Loans hereunder, then such Bank through the Agent shall promptly notify the Company thereof and the obligation of such Bank to establish or maintain Eurodollar Loans hereunder shall be suspended until such time as such Bank may again establish and maintain Eurodollar Loans, in which case the provisions of SECTION 6.4 shall be applicable. Before giving such notice pursuant to this section, such Bank will designate a different available Applicable Lending Office for the Eurodollar Loans of such Bank or take such other action as the Company may reasonably request if such designation or action is consistent with the internal policy of such Bank and legal and regulatory restrictions, can be undertaken at no additional cost, will avoid the need to suspend such Bank's obligation to make Eurodollar Loans hereunder and will not, in the sole opinion of such Bank, be disadvantageous to such Bank (PROVIDED that such Bank shall have no obligation so to designate an Applicable Lending Office located in the United States of America). In the event any Bank shall seek to invoke the benefits of this section, the Company may give notice to such Bank (with copies to the Agent) that it wishes to seek one or more Eligible Assignees (which may be one or more of the Banks) to purchase and assume the Commitments, Loans, Notes and Letter of Credit Liabilities of such Bank. Each Bank requesting to invoke the benefits of this SECTION 6.3 agrees to sell its Commitments, Loans, Notes, Letter of Credit Liabilities and interests in this Agreement and in the Letter of Credit Agreement pursuant to SECTION 12.6 (without recourse, representation or warranty except as provided in SECTION 12.6) to any such Eligible Assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans, Notes and Letter of Credit Liabilities plus all other fees and amounts owing to such Bank hereunder and under the Letter of Credit Agreement calculated, in each case, to the date such Commitments, Loans, Notes, Letter of Credit Liabilities and interests are purchased, whereupon such Bank shall have no further Commitment or other obligation to the Company hereunder or under any Note or under the Letter of Credit Agreement.

     6.4. SUBSTITUTE ALTERNATE BASE RATE LOANS. If the obligation of any Bank to make or maintain Eurodollar Loans shall be suspended pursuant to SECTION 6.1, 6.2 or 6.3, all Loans which would otherwise be made by such Bank as Eurodollar Loans shall be made instead as Alternate Base Rate Loans (and, if an event referred to in SECTION 6.1(b) or 6.3 has occurred and such Bank so requests by notice to the Company with a copy to the Agent, each Eurodollar Loan of such Bank then outstanding shall be automatically converted into an Alternate Base Rate Loan on the date specified by such Bank in such notice) and, to the extent that such Loans are so made as (or converted into) Alternate Base Rate Loans, all payments of principal which would otherwise be applied to such Loans shall be applied instead to such Alternate Base Rate Loans.

     6.5. COMPENSATION. Subject to SECTION 12.8, the Company shall pay to the Agent for the account of each Bank, within two Business Days after demand therefor by such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense incurred by it as a result of:

     (a) any payment, prepayment or conversion of a Eurodollar Loan made by such Bank on a date other than the last day of an Interest Period for such Loan; or

     (b) any failure by the Company to borrow a Eurodollar Loan to be made by such Bank on the date for such borrowing specified in the relevant notice of borrowing under SECTION 5.5 or to convert an Alternate Base Rate Loan into a Eurodollar Loan on such date after giving notice of such conversion or to continue a Eurodollar Loan after giving notice of such continuance; or

     (c) any cessation of the Eurodollar Rate to apply to any Loan or any part thereof;

such compensation to include, without limitation, an amount equal to the excess, if any, as reasonably determined by each Bank, of (1) its cost of obtaining the funds for the Loan being paid, prepaid or converted or not borrowed, converted or continued (assumed to be the applicable Eurodollar Base Rate) for the period from the date of such payment, prepayment or conversion or failure to borrow convert or continue to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue the Interest Period for the Loan which would have commenced on the date of such failure to borrow convert or continue) over (2) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid or converted or not borrowed, converted or continued for such period or Interest Period, as the case may be. Each determination of the amount of such compensation by a Bank shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

     6.6. CAPITAL ADEQUACY. If any Bank shall have determined that the adoption after the date hereof or effectiveness after the date hereof (regardless of whether previously announced) of any applicable Legal Requirement or treaty regarding capital adequacy, or any change after the date hereof in any existing or future Legal Requirement or treaty regarding capital adequacy, or any change in the interpretation or administration thereof after the date hereof by any Governmental Authority or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive after the date hereof regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority or comparable agency has or would have the effect of reducing the rate of return on the capital of such Bank (or any holding company of which such Bank is a part) as a consequence of its obligations hereunder and under or in respect of the Notes held by it to a level below that which such Bank or holding company could have achieved but for such adoption, change or compliance by an amount deemed by such Bank to be material, then from time to time, upon demand by such Bank (with a copy to the Agent), the Company (subject to SECTION 12.8) shall pay to such Bank such additional amount or amounts as will compensate such Bank or holding company for such reduction. The certificate of any Bank setting forth such amount or amounts as shall be necessary to compensate it and the basis therefor shall cover amounts accruing under this section with respect to a period beginning not earlier than 120 days from the date thereof and shall be conclusive and binding, absent manifest error. The Company shall pay the amount shown as due on any such certificate upon delivery of such certificate. In preparing such certificate, a Bank may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method. In the event any Bank shall seek compensation pursuant to this section, the Company may give notice to such Bank (with copies to the Agent) that it wishes to seek one or more Eligible Assignees (which may be one or more of the Banks) to purchase and assume the Commitments, Loans, Notes and Letter of Credit Liabilities of such Bank. Each Bank requesting compensation pursuant to this section agrees to sell its Commitments, Loans, Notes, Letter of Credit Liabilities and interests in this Agreement and in the Letter of Credit Agreement pursuant to
SECTION 12.6 (without recourse, representation or warranty except as provided in SECTION 12.6) to any such Eligible Assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans, Notes and Letter of Credit Liabilities plus all other fees and amounts (including any compensation claimed by such Bank under this section owing to such Bank hereunder and under the Letter of Credit Agreement calculated, in each case, to the date such Commitments, Loans, Notes, Letter of Credit Liabilities and interests are purchased, whereupon such Bank shall have no further Commitment or other obligation to the Company hereunder or under any Note or the Letter of Credit Agreement.

     Section 7.  CONDITIONS PRECEDENT.

     7.1. CLOSING CONDITIONS. The effectiveness of this Agreement is subject to the following conditions precedent, each of which shall have been fulfilled or waived to the satisfaction of the Agent:

     (a) CORPORATE ACTION AND STATUS. The Agent shall have received copies of the Organizational Documents of the Company certified by the Secretary of the Company, and resolutions of the Board of Directors of the Company, certified by the Secretary of the Company, for all corpo-rate action taken by the Company authorizing the execution, delivery and performance of the Credit Documents and all other documents related to this Agreement, together with such certificates as may be appropriate to demonstrate the qualification and good standing of and payment of taxes by each member of the Combined Group in each jurisdiction set forth on SCHEDULE IX.

     (b) INCUMBENCY. The Company shall have delivered to the Agent a certificate in respect of the name and signature of each officer who
(1) is authorized to sign on its behalf the applicable Credit Documents related to any Loan and (2) will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with any Loan. The Agent and each Bank may conclusively rely on such certificates until they receive notice in writing from the Company to the contrary.

     (c) NOTES. The Agent shall have received the appropriate Notes of the Company for each Bank, duly completed and executed.

     (d) SECURITY MATTERS. The Security Documents, including the Amendment to Security Agreement -- Contract Rights, the Amendment to Security Agreement -- Stock and the Amendment to Louisiana Security Agreement, shall have been duly executed and delivered by the respective parties thereto, and such other action (including the endorsement and/or pledge of the property covered thereby, notice to and any necessary consent by the obligor on or issuer of pledged instruments or assigned contracts) as may be necessary or as the Agent shall have requested (other than any filing and recording required in connection with the amendment of the Security Documents) to perfect the security interests created pursuant thereto shall have been taken. The Agent shall have received evidence satisfactory to it that the Liens created by the Security Documents will constitute first priority Liens, except for Permitted Encumbrances. The Agent shall have received such opinions of local counsel in the States of Alabama, Louisiana and Oklahoma as the Agent may reasonably request.

     (e) CREDIT DOCUMENTS. The Company shall have duly executed and delivered the other Credit Documents to which it is a party and each such Credit Document shall be in Proper Form. Each such Credit Document shall be in substantially the form furnished to the Banks prior to their execution of this Agreement, together with such changes therein as the Agent and the Banks may approve.

     (f) SECURITY DOCUMENTS. The Mortgages and the Amendment to Deed of Trust and the Amendment to Leasehold Deed of Trust shall have been duly executed and delivered by the Company and the Agent in recordable form (in such number of copies as the Agent shall have requested), and to the extent permitted by applicable law the Company shall have paid to the Agent in immediately available funds all expenses (including mortgage recording and other similar taxes) and premiums reasonably expected to be incurred by it in connection with recording the Mortgages and all related documents in the appropriate offices (with the Agent to repay to the Company any such sums not expended for that purpose).

     (g) FEES AND EXPENSES. The Company shall have paid to the Agent for the account of each Bank (1) an extension fee equal to .25% of each Bank's Commitment Percentage of the Available Commitment and (2) a facility fee equal to .125% of each Bank's Commitment Percentage of the Unavailable Commitment, and shall have paid to the Agent all fees then due in the amounts previously agreed upon in writing among the Company and the Agent.

     (h) OPINION OF COUNSEL TO THE COMPANY. The Agent shall have received the opinions of Andrews & Kurth L.L.P. and of David L. Hicks, counsel to the Company, substantially in the forms of SCHEDULES VI and VII, respectively.

     (i) COUNTERPARTS. The Agent shall have received counterparts of each of the Credit Documents duly executed and delivered by or on behalf of each of the parties thereto (or, in the case of any Bank as to which the Agent shall not have received such a counterpart, the Agent shall have received evidence satisfactory to it of the execution and delivery by such Bank of a counterpart hereof).

     (j) CONSENTS. The Agent shall have received evidence satisfactory to it that all consents of each Governmental Authority and of each other Person, if any, required in connection with (1) the Loans, (2) the execution, delivery and performance of the Credit Documents, and (3) the transfer effected by the Security Documents of the Company's rights in and to those agreements in which a security interest or lien is granted or which are assigned under the Security Documents have been received and remain in full force and effect.

     (k) LETTER OF CREDIT AGREEMENT. The Letter of Credit Agreement shall have been executed and delivered by all parties thereto and shall be in full force and effect.

     (l) OTHER DOCUMENTS. The Agent shall have received such other documents consistent with the terms of this Agreement and relating to the transactions contemplated hereby as the Agent may reasonably request.

     All provisions and payments required by this SECTION 7.1 are subject to the provisions of SECTION 12.8.

     7.2. ALL LOANS. The obligation of each Bank to make any Loan (including its initial Loan) to be made by it hereunder is subject to the additional conditions precedent that, as of the date of such Loan, and after giving effect thereto:

     (a) no Default shall have occurred and be continuing (PROVIDED, that a Default resulting solely from an Engineering Shortfall shall not bar a Rollover), and no "Default", as that term is defined in the Letter of Credit Agreement, shall have occurred and be continuing under the Letter of Credit Agreement;

     (b) if the Loan is not a Rollover, there has been no Material Adverse Change since December 31, 1993;

     (c) if the Loan is not a Rollover, all representations and warranties made in each Credit Document shall be true and correct in all material respects on and as of the date of the making of such Loan, with the same force and effect as if made on and as of such date; if the Loan is a Rollover, all representations and warranties made in each Credit Document (other than and except for the representations and warranties set forth in SECTION 8.2(a)(2), 8.2(b), 8.3, 8.8 and 8.13) shall be true and correct in all material respects on and as of the date of the making of such Loan, with the same force and effect as if made on and as of such date;

     (d) except for Loans on the date hereof, the Company shall have delivered to the Agent a Request for Extension of Credit within the time specified in SECTION 5.5;

     (e) if such Loan is not a Rollover and after giving effect to such Loan and the Loans of the other Banks to be made contemporaneously therewith, the Company shall be in compliance with all Required Ratios and no Engineering Shortfall shall exist; and

     (f) the making of such Loan shall not be prohibited by, or subject any Bank to any penalty under, any Legal Requirement applicable to any Bank.

     Each Request for Extension of Credit by the Company hereunder shall include a representation and warranty by the Company to the effect set forth in SUBSECTIONS (a) through (e) (if applicable) of this SECTION 7.2 (both as of the date of such notice and, unless the Company otherwise notifies the Agent prior to the date of such borrowing, as of the date of such borrowing). Except in the case of Loans on the date hereof, such representation and warranty shall be accompanied by a certificate of the President or chief financial officer of the Company setting forth in reasonable detail the calculations of the Company in making such representation and warranty.

     Section 8. REPRESENTATIONS AND WARRANTIES. To induce the Banks to enter into this Agreement and to make the Loans, the Company represents and warrants (such representations and warranties to survive any investigation and the making of the Loans) to the Banks and the Agent as follows:

     8.1. CORPORATE EXISTENCE. Each member of the Combined Group (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite power, and has all licenses, permits, authorizations, consents and approvals necessary, to own its property and carry on its business as now being conducted, and (c) is qualified to do business, and is in good standing, in (1) all jurisdictions in which any of the Recognized Proved Reserves which it owns are located and
(2) any other jurisdiction in which the nature of the business conducted by it makes such qualification necessary or advisable, unless (for purposes only of this CLAUSE (2)) the failure to be so qualified or in good standing would not individually or in the aggregate have a material adverse effect on the business, financial condition or results of operations of the Combined Group taken as a whole.

     8.2. INFORMATION.

     (a) (1) The most recent consolidated balance sheet of the Company and its Subsidiaries and the related consolidated statements of operations, changes in financial position and cash flows for the period then ended, together with the respective notes thereto, delivered to each of the Banks prior to the execution of this Agreement (which financial statements are dated December 31, 1993), or in accordance with the provisions of SECTION 9.1(a) or (b), as the case may be (the latest of such financial statements and the notes thereto being referred to herein as the "MOST RECENT FINANCIAL STATEMENTS"), fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of such date and their consolidated results of operations for the period then ended in conformity with generally accepted accounting principles.

          (2) The Company and its Subsidiaries did not on the date of the Most Recent Financial Statements, and do not on the date as of which this representation is made in accordance with the terms of this Agreement, have any material contingent liabilities, material liabilities for taxes, unusual and material forward or long-term commitments or material unrealized or anticipated losses from any commitments, except (A) as referred to or reflected or provided for in the Most Recent Financial Statements; (B) as otherwise hereafter disclosed to the Banks in writing in accordance with the terms of this Agreement, or (C) in connection with the obligations of the Company under this Agreement and the Letter of Credit Agreement.

     (b)  Since December 31, 1993, there has been no Material Adverse
Change.

     8.3. LITIGATION; COMPLIANCE. Except as disclosed in writing to the Banks prior to the date hereof, or as hereafter disclosed to the Banks in accordance with the provisions of SECTION 9.1(E), there are no legal or arbitral proceedings or any proceedings by or before any Governmental Authority now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries which, if adversely determined, would cause a Material Adverse Change. The Company and its Subsidiaries comply in all material respects with all applicable material (based on the Company and its Subsidiaries taken as a whole) Legal Requirements (other than the Applicable Environmental Laws, representations regarding which are subject to SECTION 8.13). Neither the Company nor any of its Subsidiaries is in default in any material respect under or violation of any material (based on the Company and its Subsidiaries taken as a whole) judgment, order or decree of any Governmental Authority.

     8.4. NO BREACH. None of the execution and delivery of the Credit Documents, the consummation of the transactions therein contemplated or compliance with the terms and provisions thereof will conflict with or result in a breach of, or require any consent that has not been obtained under, the Serial Note Agreement, the Organizational Documents of the Company or any of its Subsidiaries or any material Legal Requirement (including any securities law, rule or regulation) applicable to the Company or any of its Subsidiaries or (except for the Liens required or permitted by this Agreement and the Security Documents) result in the creation or imposition of any Lien upon any of the revenues or property of the Company or any of its Subsidiaries. Such execution, delivery, consummation and compliance do not and will not conflict with or result in a breach of any material agreement or instrument to which the Company is a party or by which the Company is bound or to which it is subject, or constitute a default under any such agreement or instrument.

     8.5. CORPORATE ACTION. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under the Credit Documents. The execution, delivery and performance of the Credit Documents by the Company have been duly authorized by all necessary corporate action. The Credit Documents have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

     8.6. APPROVALS. All authorizations, approvals and consents of, and all filings and registrations with, all Governmental Authorities and each other Person necessary for the execution, delivery or performance of any Credit Document or for the validity or enforceability thereof, except for the filings and recordings of the Liens created pursuant to the Security Documents, have been obtained by the Company and are in full force and effect.

     8.7. REGULATIONS G, U AND X. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G, U or X of the Board) and no part of the proceeds of any extension of credit hereunder will be used to acquire or carry, directly or indirectly, any such margin stock.

     8.8. ERISA. The Company and each ERISA Affiliate have fulfilled their contribution obligations under each Plan subject to Title IV of ERISA and have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan subject to Title IV of ERISA, and in all other regards with respect to each Plan are in material compliance with the applicable provisions of ERISA, the Code, and all other applicable laws, regulations and rules, to the extent that noncompliance with such provisions would result in a Material Adverse Change. The Company has no knowledge of any event with respect to each Plan which could result in a Material Adverse Change.

     8.9. TAXES. Each of the Company and its Subsidiaries has filed all United States federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by it, except to the extent the same may be contested in good faith by appropriate proceedings diligently conducted for which adequate reserves have been established in accordance with generally accepted accounting principles. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges, as made on a periodic basis, are adequate.

    8.10. SUBSIDIARIES. SCHEDULE I is a complete and correct list, as of the date of this Agreement, of all Subsidiaries of the Company.
All shares or other indicia of equity interest of the Restricted Subsidiaries and the Special Subsidiary directly or indirectly owned by the Company are free and clear of Liens, and all such shares are validly issued, fully paid and non-assessable.

    8.11. INVESTMENT COMPANY ACT. No member of the Combined Group is an investment company within the meaning of the Investment Company Act of 1940, as amended, or directly or indirectly controlled by or acting on behalf of any Person which is an investment company, within the meaning of said Act.

    8.12. PUBLIC UTILITY HOLDING COMPANY ACT. No member of the Combined Group is a "public utility company", or, to the knowledge of the Company, an "affiliate" or a "subsidiary company" of a "public utility company", or a "holding company", or an "affiliate" or a "subsidiary company" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

    8.13. ENVIRONMENTAL MATTERS. Except as disclosed in writing to the Agent prior to the date hereof, the Company and its Subsidiaries, and the plants and sites of each, have complied with all Applicable Environmental Laws, except, in any such case, where such failure to so comply would not result in a Material Adverse Change. Without limiting the generality of the preceding sentence, neither the Company nor any of its Subsidiaries has received notice of or has actual knowledge of any actual or claimed or asserted failure so to comply with Applicable Environmental Laws or of any other Environmental Claim which alone or together with all other such failures or Environmental Claims is material and would result in a Material Adverse Change. Except as disclosed in writing to the Agent prior to the date hereof, neither the Company nor any of its Subsidiaries nor their plants or other sites manage, generate or dispose of, or during their respective period of use, ownership, occupancy or operation by the Company or its Subsidiaries have managed, generated, released or disposed of, any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used or defined in the Applicable Environmental Laws, in material violation of or in a manner which would result in liability under the Applicable Environmental Laws or any other applicable Legal Requirement, or in a manner which would result in an Environmental Claim except where such noncompliance or liability or Environmental Claim would not result in a Material Adverse Change. The representation and warranty contained in this section is based in its entirety upon (a) current interpretations and enforcement policies that have been publicly disseminated and are used by Governmental Authorities charged with the enforcement of the Applicable Environmental Laws or which apply to the Company or any of its Subsidiaries with respect to any property or sites in a particular jurisdiction and (b) current levels of publicly disseminated scientific knowledge concerning the detection of, and the health and environmental risks associated with the discharge of, substances and pollutants regulated pursuant to the Applicable Environmental Laws.

     8.14. TITLE. (a) The Company has good and defensible title to the oil, gas and mineral properties included in the Adobe
Properties in the Most Recent Engineering Report furnished to the Banks.

     (b) Such properties and facilities are free and clear of all Liens, except Permitted Encumbrances and other Liens permitted hereby.

     (c) The Company has full right, power and authority to execute, deliver and perform the Security Documents with respect to all such properties and to convey, assign and mortgage the same, without the necessity of any consent, approval or other action of any kind of or by any other Person, failure to obtain which could cause a Material Adverse Change, and such execution, delivery and performance will not result in the breach of or constitute a default under any agreement, instrument, judgment, license, order or permit to which the Company is a party or by which the Company or any of its property may be bound, which together with all other such breaches and defaults could cause a Material Adverse Change.

     (d) All oil, gas and mineral leases and leasehold estates, gas purchase and sales contracts, and other agreements comprising or relating to any of such properties are valid and subsisting and in full force and effect, except for those leases, estates, contracts, easements, rights-of-way and agreements which are in the aggregate not material to oil, gas and mineral properties included in the Adobe Properties in the Most Recent Engineering Report furnished to the Banks, taken as a whole.

     (e) All rights, permits, easements, servitudes and rights-of-way, failure to have or maintain which would materially interfere with the development, maintenance and operation of such properties so as to cause a Material Adverse Change, have been obtained by the Company and are in full force and effect.

     (f) Each of the Security Documents creates or will create, when executed and delivered, a valid Lien upon the Property therein described.

     Section 9. COVENANTS. The Company agrees with the Banks and the Agent that until the termination of this Agreement:

     9.1. FINANCIAL STATEMENTS AND CERTIFICATES. The Company will deliver in duplicate:

     (a) to each Bank, as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated and consolidating statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such quarterly period, setting forth (1) as to each account affected thereby, all eliminating entries for the Unrestricted Subsidiaries as a group and for the Special Subsidiary, respectively, and (2) the resulting consolidated and consolidating figures for the

Company and the Restricted Subsidiaries, and setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and unaudited but certified by an authorized financial officer of the Company as fairly presenting the financial position and results of operations of the Company and its Subsidiaries as of the date thereof and the period then ended, subject to changes resulting from year-end adjustments;

     (b) to each Bank, as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidated and consolidating statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for such year, and a consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, setting forth (1) as to each account affected thereby, all eliminating entries for the Unrestricted Subsidiaries as a group and for the Special Subsidiary, respectively, and (2) the resulting consolidating figures for the Company and the Restricted Subsidiaries, and setting forth in each case in comparative form corresponding consolidating figures from the preceding annual audit, all in reasonable detail and which shall be reported on by Price Waterhouse & Co. or other independent public accountants of recognized national standing selected by the Company whose report shall (A) contain an opinion that shall be unqualified as to the scope or limitations imposed by the Company and shall not be subject to any other material qualification and (B) state that such financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries at the dates indicated and their cash flows and the results of their operations and the changes in their financial position for the periods indicated in conformity with generally accepted accounting principles, and shall be accompanied by a report of such independent public accountants stating that (W) such audit was made for the purpose of forming an opinion on the consolidated financial statements taken as a whole; (X) the consolidating information set forth therein is presented for purposes of additional analysis rather than to present the financial position, results of operations and cash flows of the individual companies; (Y) such consolidating information has been subjected to the auditing procedures applied in the audit of the basic financial statements, and
(Z) in such independent public accountants' opinion, such consolidating information is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole, with such changes thereto as such accountants reasonably determine to be appropriate under the circumstances;

     (c) to each Bank, promptly upon transmission thereof, copies of all financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits, and other than registration statements and reports relating to employee benefit or compensation plans) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

     (d) to each Bank, promptly upon receipt thereof, a copy of each other report submitted to the Company or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any such Subsidiary;

     (e) to each Bank, as soon as practicable and in any event within 15 days after any executive officer of the Company obtains knowledge
(1) of any Default or any condition or event which, in the opinion of management of the Company, would have a Material Adverse Change (to the extent affecting the Company and its Subsidiaries in a materially different manner or extent than the oil and gas industry generally);
(2) that any Person has given any notice to the Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in
SECTION 10.1(b) or (m); (3) of the institution of any litigation involving claims against the Company or any of its Subsidiaries equal to or greater than $5,000,000 with respect to any single cause of action or of any adverse determination in any court proceeding in any litigation involving a potential liability to the Company or any of its Subsidiaries equal to or greater than $5,000,000 with respect to any single cause of action which makes the likelihood of an adverse determination in such litigation against the Company or such Sub-sidiary substantially more probable, or (4) of any regulatory proceeding which, if determined adversely to the Company, would have a Material Adverse Change (to the extent affecting the Company and its Subsidiaries in a materially different manner or extent than the oil and gas industry generally), an Officer's Certificate specifying the nature and period of existence of any such Default, condition or event, or specifying the notice given or action taken by such Person and the nature of any such claimed Default, event or condition, or specifying the details of such proceeding, litigation or dispute and, in each case, what action the Company or any of its Subsidiaries has taken, is taking or proposes to take with respect thereto;

     (f) to each Bank, (1) promptly after the filing or receiving thereof, copies of all annual reports and such other material reports and notices which the Company or any ERISA Affiliate files under ERISA with the Internal Revenue Service, the PBGC or the U.S.

Department of Labor with respect to a Plan that is subject to Title IV of ERISA; (2) promptly upon acquiring knowledge of any "reportable event" (as defined in Section 4043 of ERISA) or of any "prohibited transaction," as such term is defined in the Code or ERISA, in connection with any Plan which may result in a Material Adverse Change, a statement executed by the president or chief financial officer of the Company or the applicable ERISA Affiliate, setting forth the details thereof and the action which the Company or the ERISA Affiliate proposes to take with respect thereto and, when known, any action taken by the PBGC, the Internal Revenue Service or the U.S. Department of Labor with respect thereto; (3) promptly after the filing or receiving thereof by the Company or any ERISA Affiliate, any notice of the institution of any proceedings or other actions which may result in the termination of any Plan or notice of complete or partial withdrawal liability under Title IV of ERISA, and (4) each request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or
Section 412 of the Code promptly after the request is submitted by the Company or any ERISA Affiliate, to the Secretary of the Treasury, the U.S. Department of Labor or the Internal Revenue Service, as the case may be;

     (g) to each Bank, as soon as available but in no event later than February 28 of each year, an Independent Engineering Report reflecting data as of December 31 of the prior year; and

     (h) to each Bank, with reasonable promptness, such other information respecting the business, financial condition or results of operations of the Company or any of its Subsidiaries as such Bank may reasonably request.

Additionally, the Company will deliver to each Bank:

     (x) Together with each delivery of financial statements required by SUBSECTION (a) above, each Required Reserve Report and each Optional Reserve Report, an Officer's Certificate and a Coverage
Report demonstrating (with computations in reasonable detail) compliance by the Company and the Restricted Subsidiaries with the provisions of SECTIONS 9.6, 9.7(b)(3), (4) and (6), 9.7(c)(2) and
(3), 9.7(d), 9.7(e), 9.7(f), 9.7(g) and 9.9 (and in the case of each
Coverage Report accompanying a Required Reserve Report or an Optional Reserve Report, calculating the SLOR Coverage Ratio and the Annual
Debt Service Coverage Ratio for purposes of and as provided in SECTION 2.7 or SECTION 2.8 and, in the case of each Coverage Report furnished pursuant to CLAUSE (d) of the definition of "Applicable Margin", such CLAUSE (d)), demonstrating that no Default exists under
SECTION 10.1(i) and stating that there then exists no Default, or, if any Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

     (y) Together with each delivery of financial statements required by SUBSECTION (b) above, a certificate of such accountants stating that, in conducting the audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards they have obtained no knowledge of any Default arising under
SECTION 10.1(a), (b) or (i) or any Default arising under
SECTION 10.1(d) that occurs as result of the breach or violation by the Company or the Restricted Subsidiaries of SECTIONS 9.6, 9.7(b),
(c), (d), (e), (f), (g), (h), (i) or 9.8, or, if they have obtained knowledge of any such Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to the Agent or any Bank by reason of their failure to obtain knowledge of any such Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. The Company also covenants that forthwith upon the chief executive officer, principal financial officer or principal accounting officer of the Company obtaining knowledge of a Default, it will deliver to each Bank an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

     (z) Together with each delivery of financial statements required by SUBSECTIONS (a) or (b) above, the Company will deliver to each Bank a pro forma statement of operations of the Company and its Restricted Subsidiaries for the same fiscal period as such financial statements that assumes that the impairments of oil and gas properties taken by the Company and its Restricted Subsidiaries in the fourth quarter of 1993 in the amount of up to $100 million as reflected in the Company's consolidated financial statements for the year ended December 31, 1993, shall not have occurred and a calculation in reasonable detail showing the determination of Consolidated Net Earnings and Unimpaired Consolidated Net Earnings for such fiscal period.

     9.2. INSPECTION OF PROPERTY. The Company covenants that it will permit any Person designated in writing by any Bank, at such Bank's expense and risk, to visit and inspect any of the properties of the Company and its Subsidiaries; and also to examine the corporate books and financial records of the Company and its Subsidiaries and to make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of such Persons with the executive officers of the Company, the petroleum reserve engineers employed by the Company and its Subsidiaries and the Company's independent public accountants, all at such reasonable times, with a representative of the Company present and as often as such Bank may reasonably request, and will assist such Person or Persons in all such activities.

     9.3. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Company will, and will cause each of its Subsidiaries and each of its Affiliates that are controlled by the Company or its Subsidiaries to, comply in a timely fashion with, or operate pursuant to valid waivers of the provisions of, all Applicable Environmental Laws, except where non-compliance would neither (a) result in a Material Adverse Change nor (b) subject the Agent or any Bank to any liability for such non-compliance (PROVIDED that the Company shall not be in default of this SUBSECTION (b) if the Company indemnifies each of the Agent, Banks or any of them subjected to such liability and provides collateral to secure such indemnification, all to the extent required by the Person subjected to such liability in its sole and unfettered discretion). THE COMPANY AGREES TO INDEMNIFY AND HOLD THE AGENT AND EACH BANK, AND THEIR RESPECTIVE OFFICERS, AGENTS AND EMPLOYEES HARMLESS FROM ANY LOSS, LIABILITY, CLAIM OR EXPENSE WHICH ANY SUCH PERSON MAY INCUR OR SUFFER AS A RESULT OF A BREACH BY THE COMPANY OR ITS SUBSIDIARIES OR AFFILIATES, AS THE CASE MAY BE, OF THIS COVENANT. The Company shall not be deemed to have breached or violated this section if the Company or its Subsidiary or Affiliate, as the case may be, is challenging in good faith by appropriate proceedings diligently pursued the application or enforcement of any such Applicable Environmental Laws for which adequate reserves have been established in accordance with generally accepted accounting principles.

     9.4. PAYMENT OF TAXES. The Company will, and will cause each of its Subsidiaries to, pay, or have paid on its behalf, before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent contested in good faith by appropriate proceedings diligently conducted for which adequate reserves have been established in accordance with generally accepted accounting principles.

     9.5. MAINTENANCE OF INSURANCE. The Company covenants that it and each of its Subsidiaries will carry and maintain insurance (subject to self-insurance in the maximum amount of $10,000,000, customary deductibles and retentions) in at least such amounts and against such liabilities and hazards and by such methods as customarily maintained by other companies operating similar businesses and, together with each delivery of financial statements required by SECTION 9.1(b) will deliver to the Agent for each Bank an Officer's Certificate specifying the details of such insurance in effect. Upon the request of the Agent or any Bank, the Company shall promptly deliver to the Agent one or more current certificates of the insurer or insurers providing the insurance required by this SECTION 9.5 to the effect that such insurance may not be canceled, reduced or affected in any manner without 30 days' prior written notice to the Agent.

     9.6. RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS. The Company will not and will not permit any Restricted Subsidiary to (a) make any Restricted Investment; (b) pay or declare any dividend on any class of its stock or make any other distribution on account of any class of its stock, or redeem, purchase or otherwise acquire, directly or indirectly, any shares of its stock, or (c) make any additional Investment in the Special Subsidiary (all of the foregoing described in SUBSECTIONS (b) and (c) above being herein called "RESTRICTED PAYMENTS") (1) except out of Consolidated Net Earnings Available for Restricted Payments and Restricted Investments; PROVIDED that the Company or any wholly owned Restricted Subsidiary may, without violation of this clause, in a single transaction or a series of publicly announced related transactions to be completed within six months, make an Investment in the Special Subsidiary which results in the ownership by the Company and the wholly owned Restricted Subsidiaries of 100% of the outstanding general and limited partner interests in the Special Subsidiary; PROVIDED FURTHER that the amount of such Investment shall be included in any subsequent computations of Restricted Payments and of Consolidated Net Earnings Available for Restricted Payments and Restricted Investments under this Section unless immediately after giving effect to such Investment in the Special Subsidiary, the Special Subsidiary is designated as a Restricted Subsidiary; (2) unless, after giving effect to any such Restricted Investment or Restricted Payment, as the case may be, (A) no Default shall have occurred and be continuing and (B) the Company could incur at least $1.00 of additional Funded Debt without violation of SECTION 9.7(b)(3), and (3) unless, in the case of Investments in the Special Subsidiary, such Investment shall otherwise be permitted by SECTION 9.7(g).

     "CONSOLIDATED NET EARNINGS AVAILABLE FOR RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS" shall mean an amount equal to

     (a)  the sum of (1) $45,000,000; (2) 100% (or minus 100% in case of a deficit) of Unimpaired Consolidated Net Earnings for the period (taken as one accounting period) commencing on April 1, 1990 (the "COMMENCEMENT DATE") and terminating at the end of the last fiscal quarter preceding the date of any proposed Restricted Investment or Restricted Payment, as the case may be; (3) the net cash proceeds received by the Company or any Restricted Subsidiary from the sale of any shares of its stock on or after the Commencement Date, except (A) any such proceeds used as a basis for a prepayment in respect of the then-outstanding notes issued under the Serial Note Agreement pursuant to Paragraphs 4A, 4B or 4C thereof and (B) any proceeds from the sale of stock to the Company or any of its Subsidiaries on or after the Commencement Date; (4) the net cash proceeds received by the Company or any Restricted Subsidiary from the sale, on or after the Commencement Date, of any convertible debt security which has been converted into stock of the Company or a Restricted Subsidiary, except (A) any such proceeds used as a basis for a prepayment in respect of the then-outstanding notes issued under the Serial Note Agreement pursuant to Paragraphs 4A, 4B or 4C thereof and (B) any proceeds from the sale of such convertible debt security to the Company or any of its Subsidiaries; (5) any cash distributions from the Special Subsidiary received by the Company or any Restricted Subsidiary on or after the Commencement Date, and (6) any return of capital from Unrestricted Subsidiaries or Restricted Investments received by the Company or any Restricted Subsidiary on or after the Commencement Date, less

     (b) the sum of all Restricted Investments and all Restricted Payments made on or after the Commencement Date.

There shall not be included in Restricted Payments or in any computation of Consolidated Net Earnings Available for Restricted Payments and Restricted Investments (w) dividends paid or declared in respect of stock held by any Person, or distributions made to any Person, in stock of the Company or any Restricted Subsidiary; (x) exchanges of stock of one or more classes of the Company or any Restricted Subsidiary for common stock of the Company or such Restricted Subsidiary, as the case may be, or for stock of the Company or such Restricted Subsidiary, as the case may be, of the same class, except to the extent that cash or other value is involved in such exchange; (y) dividends paid or declared in respect of stock held by, or distributions made to, or redemptions, purchases or other acquisitions of stock made from, the Company or a wholly owned Restricted Subsidiary, or (z) any advances to the Special Subsidiary not in excess of $20,000,000 in the aggregate at any one time outstanding that are repaid in full within 60 days pursuant to customary cash management services provided to the Special Subsidiary. The term "stock" as used in this Section shall include warrants, options to purchase stock and redeemable rights.

     9.7. LIEN, DEBT AND OTHER RESTRICTIONS. The Company will not and will not permit any Restricted Subsidiary to:

     (a) LIENS. Create, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired except

          (1) Liens for taxes or assessments or other governmental charges or levies not yet due or which are being actively contested in good faith by appropriate proceedings;

          (2) Liens (including mechanics' and materialmen's liens, landlord liens, easements, rights-of-way or the like) incidental to the conduct of its business or the ownership of its property and assets which are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than advances or credit on open account, includable in current liabilities, for goods and services in the ordinary course of business and on terms and conditions which are customary in the oil, gas and mineral exploration and development business) or the guaranteeing of the obligations of another Person, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

          (3) Liens for lessor's royalties, overriding royalties, net profits interests, carried interests, reversionary interests and other similar burdens, production sales contracts, division orders, contracts for the sale, purchase, exchange, or processing of hydrocarbons, unitization and pooling designations, declarations, orders and agreements, operating agreements, agreements of development, area of mutual interest agreements, gas balancing or deferred production agreements, processing agreements, plant agreements, pipeline gathering and transportation agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the oil, gas and mineral exploration and development business or in the business of processing gas and gas condensate production for the extraction of products therefrom, if the net cumulative effect of such burdens does not operate to reduce the net revenue interest of any oil and gas properties to less than (A) the "Net Revenue Interest" set forth in the Most Recent Engineering Report for those oil and gas properties included in the Most Recent Engineering Report or (B) the net revenue interest so acquired for those oil and gas properties acquired after the date of the Most Recent Engineering Report; PROVIDED that such Liens are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than advances or credit on open account, includable in current liabilities, for goods and services in the ordinary course of business and on terms and conditions which are customary in the oil, gas and mineral exploration and development business) or the guaranteeing of the obligations of another Person;

          (4) Liens described in SCHEDULE II securing Debt of the Company or a Restricted Subsidiary set forth in SCHEDULE II;

          (5) the Springing Lien, Liens existing on any real property of any Person at the time such Person becomes a Restricted Subsidiary, or any Liens existing prior to the time of acquisition upon any real property acquired by the Company or any Restricted

Subsidiary through purchase, merger or consolidation or otherwise, whether or not the obligation secured by such Lien is assumed by the Company or such Restricted Subsidiary; PROVIDED that except as otherwise permitted by SECTION 9.7(a), any such Springing Lien or Lien
(A) shall not encumber any other property of the Company or any Restricted Subsidiary and (B) shall not have been created in anticipation of such Person becoming a Restricted Subsidiary or in anticipation of the acquisition by the Company or any Restricted Subsidiary of the real property secured thereby;

          (6) Liens placed on property at the time of acquisition, construction, development or improvement thereof, or created in respect of such property within six months after the time of acquisition thereof or the commencement of construction, development or improvement thereof, as the case may be, to secure all or a portion of (or to secure Debt incurred to pay all or a portion of) the purchase price of such acquisition, or the cost of such construction, development or improvement, as the case may be; PROVIDED that (A) such property is not and shall not thereby become encumbered in an amount in excess of the lesser of the cost or fair market value thereof; (B) except as otherwise permitted in SECTION 9.7(a), any such Lien shall not encumber any other property of the Company or a Restricted Subsidiary, and (C) any such Lien shall not encumber property of the Company or a Restricted Subsidiary for the purpose of securing an obligation of the Company or a Restricted Subsidiary or securing a Guaranty by the Company or any Restricted Subsidiary in connection with the sale, exchange, transfer or other disposition by the Company or a Restricted Subsidiary of net profits interests; PROVIDED that the Company or a Restricted Subsidiary may assign all or part of the proceeds of production of property in which a net profits interest has been granted to secure its obligation to make net profits interests payments therefrom; and PROVIDED FURTHER that any such Lien shall not encumber any other property of the Company or any Restricted Subsid-iary.

          (7) Liens on the capital stock of a Restricted Subsidiary acquired after April 11, 1990 by the Company or a Restricted
Subsidiary and created or assumed contemporaneously with such acquisition, to secure Debt assumed or incurred to finance all or a part of the purchase price of such acquisition;

          (8) Liens on the capital stock of an Unrestricted Subsid-iary other than the Special Subsidiary;

          (9) from and after the time that the Company and the wholly owned Restricted Subsidiaries shall have become the owners of all of the outstanding general and limited partner interests in the Special Subsidiary, (A) Liens on all or any portion of the limited partner interests in SFEP, at such times as SFEP shall be an Unrestricted Subsidiary or (B) at such times as SFEP shall be a Restricted Subsidiary, Liens securing Debt incurred to finance all or a part of the purchase price of limited partner interests in the Special Subsidiary acquired by the Company and the wholly owned Restricted Subsidiaries from Persons other than the Special Subsidiary in a single transaction or a series of publicly announced related transactions that were completed within six months and that result in the ownership by the Company and the wholly owned Restricted Subsidiaries of 100% of the general and limited partner interests therein; PROVIDED that the Liens described in this CLAUSE (B) shall extend only to the limited partner interests so acquired;

          (10) Liens on property of the Company or a Restricted Subsidiary to secure Debt assumed or incurred in the form of Capitalized Lease Obligations or industrial revenue bonds, pollution control bonds or similar tax-exempt financings; PROVIDED that any such Lien shall not encumber any property of the Company or a Restricted Subsidiary other than the property the acquisition or construction of which is financed or refinanced, in whole or in part, with proceeds from such Debt;

          (11) Liens created pursuant to the Security Documents;

          (12) any Lien renewing or extending any Lien permitted by CLAUSES (4), (5), (6), (7), (8), (9), (10) or (11) above; PROVIDED that the principal amount of the Debt secured thereby is not increased and such Lien is not extended to other property; and

          (13) other Liens on any property of the Company or a Restricted Subsidiary securing any Funded Debt of the Company or a Restricted Subsidiary permitted by SECTION 9.7(b)(3)(C) or (4)(C).

     (b) DEBT. Create, incur, assume or suffer to exist any Debt, except

          (1) Funded Debt of the Company hereunder or represented by the notes issued pursuant to the Serial Note Agreement;

          (2) Funded Debt of the Company or any Restricted Subsidiary set forth in SCHEDULE II, which may not be renewed, extended, refunded or permitted to remain outstanding after the stated maturities thereof except by the Person primarily liable thereon and unless, after giving effect to such renewal, extension or refunding, neither the principal amount thereof nor the aggregate Funded Debt of the Company and the Restricted Subsidiaries is increased thereby;

          (3) Funded Debt of the Company if at the time it is created, incurred or assumed and after giving effect thereto, to the receipt of the proceeds thereof, and to the concurrent retirement of any Debt, (A) the aggregate amount of all Funded Debt of the Company and the Restricted Subsidiaries shall not exceed 65% of Consolidated Net Tangible Assets; (B) Consolidated Net Earnings Available for Fixed Charges for the four fiscal quarters of the Company (taken as a single period) most recently ended shall equal at least 225% of Fixed Charges for the four fiscal quarters of the Company (taken as a single period) commencing with and including the fiscal quarter during which such Funded Debt is created, incurred or assumed, and (C) (1) for any such creation, incurrence or assumption occurring prior to December 31, 1998, Priority Debt (other than Existing Priority Debt) shall not exceed the lesser of (y)(I) 40% of Consolidated Net Tangible Assets minus (II) Existing Priority Debt and (z) 33% of Consolidated Net Tangible Assets, and (2) for any such creation, incurrence or assumption occurring on or after December 31, 1998, Priority Debt shall not exceed 33% of Consolidated Net Tangible Assets, and (3) if such Funded Debt is Secured Debt, Special Debt shall not exceed 10% of Consolidated Net Tangible Assets;

          (4) Funded Debt of a Restricted Subsidiary if at the time it is created, incurred or assumed and after giving effect thereto, to the receipt of the proceeds thereof, and to the concurrent retirement of any Debt, (A) the aggregate amount of all Funded Debt of the Company and the Restricted Subsidiaries shall not exceed 65% of Consolidated Net Tangible Assets; (B) Consolidated Net Earnings Available for Fixed Charges for the four fiscal quarters of the Company (taken as a single period) most recently ended shall equal at least 225% of Fixed Charges for the four fiscal quarters of the Company (taken as a single period) commencing with and including the fiscal quarter during which such Funded Debt is created, incurred or assumed, and (C) (1) for any such creation, incurrence or assumption occurring prior to December 31, 1998, Priority Debt (other than Existing Priority Debt) shall not exceed the lesser of (y)(I) 40% of Consolidated Net Tangible Assets minus (II) Existing Priority Debt and
(z) 33% of Consolidated Net Tangible Assets, and (2) for any such creation, incurrence or assumption occurring on or after December 31, 1998, Priority Debt shall not exceed 33% of Consolidated Net Tangible Assets, and (3) Special Debt shall not exceed 10% of Consolidated Net Tangible Assets;

          (5) Debt of the Company owing to a wholly owned Restricted Subsidiary which is subordinated to the Obligations upon terms set forth on SCHEDULE V, and Debt of a Restricted Subsidiary owing to the Company or any other wholly owned Restricted Subsidiary; and

          (6) Current Debt of the Company not secured by any Lien on any property owned by the Company or the Restricted Subsidiaries; PROVIDED that for a period of at least 45 consecutive days in each period of 18 consecutive months commencing April 1, 1990, the amount of Current Debt (other than Current Debt existing pursuant to customary cash management services provided to the Special Subsidiary which is repaid in full within 60 days) permitted by this clause shall at no time exceed the maximum amount of Funded Debt that the Company could then incur under SECTION 9.7(b)(3) without violation thereof.

     For purposes of this SECTION 9.7(b), any Debt (i) which is extended, renewed or refunded shall be deemed to have been incurred when extended, renewed or refunded (except as provided pursuant to CLAUSE (2) above); (ii) of a Person when it becomes, or is merged into, or is consolidated with a Restricted Subsidiary or the Company shall be deemed to have been incurred at that time; (iii) which is permitted by CLAUSE (5) above and which is owing to a wholly owned Restricted Subsidiary when it ceases to be a wholly owned Restricted Subsidiary shall be deemed to have been incurred at that time; (iv) of a Restricted Subsidiary which is owing to the Company or any other Restricted Subsidiary shall be deemed to have been incurred at the time the Company or such other Restricted Subsidiary disposes of such Debt to any Person other than the Company or a wholly owned Restricted Subsidiary; (v) which is Funded Debt of the Company or a Restricted Subsidiary consisting of a reimbursement obligation in respect of a letter of credit or similar instrument shall be deemed to be incurred when such letter of credit or similar instrument is issued, or (vi) which is Funded Debt of the type described in CLAUSE (b) of the definition of Funded Debt, or any Guaranty of such Funded Debt, shall not be deemed to have been created, incurred or assumed, as the case may be, at the time it becomes Funded Debt, but shall be included in all subsequent calculations of Funded Debt for all purposes of this Agreement.

     (c) SALE OF LESS THAN SUBSTANTIALLY ALL ASSETS. Sell, exchange, transfer or otherwise dispose of part, but less than all or substantially all, of their respective assets, unless

          (1) such sale, exchange, transfer or other disposition is made in the ordinary course of business (including abandonments, farm-ins, farm-outs, leases and subleases of developed or undeveloped properties owned or held by the Company or any Restricted Subsidiary that are made or entered into in the ordinary course of business, but EXCLUDING, however, any sale of net profits interests in developed oil and gas properties); or

          (2) after giving effect to such sale, exchange, transfer or other disposition, (A) the aggregate net book value of (i) all assets of the Company and the Restricted Subsidiaries (including the sale of net profits interests in developed oil and gas properties) sold, ex-changed, transferred or otherwise disposed of (on a consolidated basis) (but excluding assets sold, exchanged, transferred or otherwise disposed of in the ordinary course of business pursuant to
SECTION 9.7(c)(1)) during the period of 12 consecutive months immediately preceding such sale, exchange, transfer or other disposition and (ii) the assets of all Restricted Subsidiaries, the stock of which have been sold or otherwise disposed of pursuant to
SECTION 9.7(d)(2)(A) during such 12-month period shall not exceed 10% of Consolidated Net Tangible Assets of the Company and the Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding or coinciding with such sale, exchange, transfer or other disposition, and (B) the assets described in the foregoing CLAUSE (A) shall not have contributed more than 10% of EBITD of the Company and the Restricted Subsidiaries for the four most recently completed fiscal quarters taken as a single accounting period; or

          (3) after giving effect to such sale, exchange, transfer or other disposition, (A) the aggregate net book value of (i) all assets of the Company and the Restricted Subsidiaries (including the sale of net profits interests in developed oil and gas properties) sold, ex-changed, transferred or otherwise disposed of (on a consolidated basis) (but excluding assets sold, exchanged, transferred or otherwise disposed of pursuant to SECTION 9.7(c)(1) and (2)) during the period of 12 consecutive months immediately preceding such sale, exchange, transfer or other disposition and (ii) the assets of all Restricted Subsidiaries, the stock of which has been sold or otherwise disposed of pursuant to SECTION 9.7(d)(2)(B) during such 12-month period, shall not exceed 10% of Consolidated Net Tangible Assets of the Company and the Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding or coinciding with such sale, exchange, transfer or other disposition; (B) the assets described in the foregoing CLAUSE
(A) shall not have contributed more than 10% of EBITD for the four most recently completed fiscal quarters taken as a single accounting period, and (C) within six months after such sale, exchange, transfer or other disposition, the net proceeds thereof are applied toward, or the exchange results in, (1) the acquisition by the Company or a Restricted Subsidiary of (i) assets which have an aggregate fair market value at least equal to the net proceeds received by the Company and its Restricted Subsidiaries from such sale, exchange, transfer or other disposition; (ii) if the assets so sold, exchanged, transferred or otherwise disposed of were located in the United States of America or Canada, the assets acquired are located in the United States of America or Canada, and

(iii) the assets so acquired are of a type usual and customary in the oil and gas business; PROVIDED that no Liens shall at any time exist on the assets so acquired which secure any Debt except as permitted by
SECTION 9.7(a)(13) or (2) the prepayment of an aggregate principal amount of all Obligations plus accrued interest and premium, if any, thereon in accordance with this Agreement and the Letter of Credit Agreement, or the payment of an aggregate principal amount of other Funded Debt (other than Funded Debt subordinate in right of payment to the Obligations) plus accrued interest and premium, if any, in either case in an amount at least equal to the aggregate net proceeds that the Company or a Restricted Subsidiary receives from the sale, exchange, transfer or other disposition of such assets.

     (d) SALE OF STOCK OF RESTRICTED SUBSIDIARIES. Sell or otherwise dispose of, or part with control of, any shares of stock of any Restricted Subsidiary, except (1) to the Company or another wholly owned Restricted Subsidiary and (2) that all shares of stock of any Restricted Subsidiary at the time owned by the Company and all Restricted Subsidiaries may be sold as an entirety for a cash consideration which represents the fair market value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares of stock so sold; PROVIDED that for purposes of this exception:

          (A) (i) the net book value of the assets of such Restricted Subsidiary together with (x) the net book value of the assets of any other Restricted Subsidiary the stock of which was sold during the preceding 12-month period and (y) the net book value of the assets of the Company and all Restricted Subsidiaries sold, exchanged, transferred or otherwise disposed of pursuant to SECTION 9.7(c)(2) during the preceding 12-month period, does not represent more than 10% of Consolidated Net Tangible Assets as of the end of the fiscal quarter immediately preceding or coinciding with such sale, exchange, transfer or other disposition and (ii) the earnings of such Restricted Subsidiary together with (x) the earnings of any other Restricted Subsidiary the stock of which was sold or otherwise disposed of pursuant to the exception described in this CLAUSE (A) during the preceding 12-month period and (y) the earnings attributable to the assets sold, exchanged, transferred or otherwise disposed of pursuant to SECTION 9.7(c)(2) during such 12-month period, do not represent more than 10% of EBITD for the four most recently completed fiscal quarters taken as a single accounting period; and PROVIDED FURTHER that, at the time of such sale, such Restricted Subsidiary shall not own, directly or indirectly, any shares of stock of the Company or any other Restricted Subsidiary unless all of the shares of stock of such other Restricted Subsidiary owned, directly or indirectly, by the

Company and all Restricted Subsidiaries are simultaneously being sold as permitted by the exception described in this CLAUSE (A); or

          (B) (i) the net book value of the assets of such Restricted Subsidiary together with (x) the net book value of the assets of any other Restricted Subsidiary the stock of which was sold during the preceding 12-month period and (y) the net book value of the assets of the Company and any Restricted Subsidiary sold, exchanged, transferred or otherwise disposed of pursuant to SECTION 9.7(c)(3) during the preceding 12-month period, does not represent more than 10% of the Consolidated Net Tangible Assets as of the end of the fiscal quarter immediately preceding or coinciding with such sale, exchange, transfer or other disposition; (ii) the earnings of such Restricted Subsidiary together with (x) the earnings of any other Restricted Subsidiary the stock of which was sold or otherwise disposed of pursuant to the exception described in this CLAUSE (B) during the preceding 12-month period and (y) the earnings attributable to the assets sold, exchanged, transferred or otherwise disposed of pursuant to
SECTION 9.7(c)(3) during such 12-month period, do not represent more than 10% of EBITD for the four most recently completed fiscal quarters taken as a single accounting period, and (iii) within six months after such sale or other disposition, the proceeds thereof are applied toward (i) the acquisition by the Company or a Restricted Subsidiary of (1) assets which have an aggregate fair market value at least equal to the net proceeds received by the Company and the Restricted Subsidiaries from such sale or other disposition and (2) the assets so acquired are of a type usual and customary in the oil and gas business; PROVIDED that no Liens shall at any time exist on the assets so acquired which secure any Debt except as permitted by
SECTION 9.7(a)(13), or (ii) the prepayment of an aggregate principal amount of all Obligations in accordance with this Agreement and the Letter of Credit Agreement, or the payment of an aggregate principal amount of other Funded Debt (other than Funded Debt subordinate in right of payment to the Obligations) plus accrued interest and premium, if any, in either case in an amount at least equal to the aggregate net proceeds that the Company or a Restricted Subsidiary receives from the sale or other disposition; and PROVIDED FURTHER that, at the time of such sale or other disposition, such Restricted Subsidiary shall not own, directly or indirectly, (y) any shares of stock of the Company or any other Restricted Subsidiary unless all of the shares of stock of such other Restricted Subsidiary owned, directly or indirectly, by the Company and all Restricted Subsidiaries are simultaneously being sold as permitted by the exception described in this CLAUSE (B).

     (e) MERGER AND SALE OF ALL OR SUBSTANTIALLY ALL ASSETS. Merge or consolidate with or into any other Person or convey, exchange, transfer or otherwise dispose of all or a substantial part of its assets (I.E., assets which could not otherwise be disposed of pursuant to SECTION 9.7(c)(2) or (3)) to any Person except that

          (1) any wholly owned Restricted Subsidiary may merge with the Company (PROVIDED that the Company shall be the continuing or surviving corporation) or with any one or more other wholly owned
Restricted Subsidiaries;

          (2) any Restricted Subsidiary may sell, exchange, transfer or otherwise dispose of any of its assets to the Company or to a wholly owned Restricted Subsidiary;

          (3) any Restricted Subsidiary may sell, exchange, transfer or otherwise dispose of all or substantially all of its assets subject to the conditions and provisions specified in SECTIONS 9.7(c)(2) and
(3);

          (4) any Restricted Subsidiary may merge into or consolidate with any Person which does not thereupon become a Restricted
Subsidiary, subject to the conditions and provisions specified in
SECTION 9.7(d) with respect to a sale or other disposition of the stock of such Restricted Subsidiary;

          (5) any Restricted Subsidiary may permit any Person to be merged into such Restricted Subsidiary or may consolidate with or merge into a Person which thereupon becomes a Restricted Subsidiary; PROVIDED that immediately after any such merger or consolidation, no Default shall have occurred and be continuing;

          (6) the Company may permit any Person to be merged into the Company (such that the Company shall be the continuing or surviving corporation); and

          (7) the Company may permit any corporation to consolidate with the Company and the Company may merge into or otherwise dispose of its assets as an entirety or substantially as an entirety to any solvent corporation organized under the laws of the United States of America or any state thereof and having at least 80% of its consolidated assets located in the United States of America and Canada which expressly assumes in writing the due and punctual performance of the obligations of the Company under the Credit Documents, to the same extent as if such successor or transferee corporation had originally executed the Credit Documents in the place of the Company (it being agreed that such assumption shall, upon the request of any Bank and at the expense of such successor or transferee corporation, be evidenced by the exchange of such Note for another Note executed by such successor or transferee corporation, with such changes in phraseology and form as may be appropriate but in substance of like terms as the Note surrendered for such exchange and of like unpaid principal amount, and that each Note executed pursuant to this Agreement after such assump-tion shall be executed by and in the name of such successor or transferee corporation);

PROVIDED that for purposes of SECTIONS 9.7(e)(6) and (7) immediately after such merger, consolidation, sale or other disposition, and after giving effect thereto, (x) such successor or transferee Person could incur at least $1.00 of additional Funded Debt without violation of
SECTION 9.7(b)(3) and (y) no Default shall have occurred and be continuing. As soon as practicable, and in any event at least 75 days prior to the proposed consummation date of any merger, consolidation, sale or other disposition described in SECTION 9.7(e)(7), the Company shall give written notice thereof to each Bank describing in reasonable detail the proposed transaction, the date on which it is proposed to be consummated and the identity, jurisdiction of organization, and geographic composition of assets of the proposed successor or transferee corporation. No disposition by the Company of its assets as an entirety or substantially as an entirety under
SECTION 9.7(e)(7) shall release the Company as the maker of the Notes from its liability as obligor thereon.

     (f)  SALE AND LEASEBACK.  Enter into any Sale and Leaseback
Transaction unless:

          (1) immediately after giving effect thereto and to the application of any sales proceeds received in connection therewith, Special Debt shall not exceed 10% of the Consolidated Net Tangible Assets; or

          (2) the net sales proceeds received by the Company or a Restricted Subsidiary in respect of the assets sold pursuant to such Sale and Leaseback Transaction are greater than or equal to the fair market value of the assets sold (which determination shall be based upon a written opinion (the cost of which shall be borne exclusively by the Company) as to valuation from an independent valuation expert selected by the Company) and such proceeds are concurrently applied to
(A) the purchase, acquisition, development or construction of assets having a value at least equal to such net proceeds, and to be used in the Company's or such Restricted Subsidiary's business; PROVIDED that no Liens shall at any time exist on such assets which secure any Debt except as permitted by SECTION 9.7(a)(13); (B) the prepayment in accordance with this Agreement of any aggregate principal amount of all the Obligations (plus accrued interest and premium, if any) at least equal to the amount of such net proceeds; or (C) the payment of other Funded Debt (other than Funded Debt subordinate in right of payment to the

Obligations) in an aggregate principal amount at least equal to the amount of such net sales proceeds; or

          (3) the Sale and Leaseback Transaction involves the sale of assets by the Company to a wholly owned Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another wholly owned Restricted Subsidiary; PROVIDED that if the Company is the seller under any such Sale and Leaseback Transaction, its lease obligations thereunder shall be subordinated to the Funded Debt represented by the Notes upon terms set forth on SCHEDULE V.

     (g) INVESTMENTS IN THE SPECIAL SUBSIDIARY. Directly or indirectly make an Investment in the Special Subsidiary after March 31, 1990, unless (1) the aggregate amount of all other Investments in the Special Subsidiary made, directly or indirectly, by the Company and the Restricted Subsidiaries after March 31, 1990 shall not exceed the aggregate amount of cash distributions received by the Company and the Restricted Subsidiaries from the Special Subsidiary after March 31, 1990 or (2) in the opinion of the Board of Directors of the Company, the Investment would not impair the ability of the Company to make when due any payment (including any prepayment required by SECTION 3.2(b)) of principal of or interest on the Notes.

     (h) TRANSACTIONS WITH AFFILIATES. Directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise, (1) any Affiliate (except any employee compensation benefit plan or any Restricted Subsidiary) or (2) any Person (other than a Restricted Subsidiary) in which an Affiliate or the Company (directly or indirectly) owns, beneficially or of record, 5% or more of the outstanding voting stock or similar equity interest, except that (A) any Affiliate may be a director, officer or employee of the Company or any Restricted Subsidiary and may be paid reasonable compensation in connection therewith and (B) subject to applicable fiduciary standards with respect to the Special Subsidiary, acts and transactions that would otherwise be prohibited by this Subsection may be performed or engaged in if upon terms not less favorable to the Company or any Restricted Subsidiary than if no relationship described in CLAUSES (1) and (2) above existed.

     (i) TAX CONSOLIDATION. Except for the Tax Allocation Agreements, the Company will not, and will not permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person unless such other Person shall have agreed in writing with the Company that the Company's or such Subsidiary's liability with respect to taxes as a result of the filing of any such consolidated income tax return with such Person shall not be materially greater, nor the receipt of any tax benefits materially less, than they would have been had the Company and its Subsidiaries continued to file a consolidated income tax return with the Company as the parent corporation.

     9.8. ISSUANCE OF STOCK BY RESTRICTED SUBSIDIARIES. The Company covenants that it will not permit any Restricted Subsidiary (either directly or indirectly, by the issuance of rights or options for, or securities convertible into, such shares) to issue, sell or otherwise dispose of any shares of any authorized but unissued or treasury class of such Restricted Subsidiary's stock (other than directors' qualifying shares) except to the Company or another Restricted Subsidiary.

     9.9. COVERAGE RATIOS. As of the end of each fiscal quarter of the Company, and each delivery of a Required Reserve Report or Optional Reserve Report, the Company shall be in compliance with all Required Ratios (except for any noncompliance resulting solely from an Engineering Shortfall, and then only prior to the cure thereof permitted by SECTION 10.1(e)).

     9.10. PREPAYMENT OF JUNIOR SECURITIES. Without the prior written consent of the Required Banks, the Company shall not prepay (or deposit any property to defease) any indebtedness consisting of Junior Securities before the payment in full of all indebtedness under the Credit Documents.

     Section 10.  DEFAULTS.

     10.1. EVENTS OF DEFAULT. If one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur and be continuing:

     (a) the Company shall fail to pay any principal of any Loan or any fee or other principal amount payable hereunder or under any other Credit Document when due, or shall fail to pay any interest on any amount hereunder or under any other Credit Document for more than three days after the date due; or

     (b) any member of the Combined Group shall default in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafted accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or any member of the Combined Group shall fail to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to any stated maturity, or any member of the Combined Group shall fail to pay any Guaranty relating to Debt for borrowed money in accordance with its terms, PROVIDED that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration shall occur and be continuing shall exceed $10,000,000; or

     (c) any representation or warranty by the Company or any of its officers in any Credit Document or in any writing furnished to the Agent or the Banks in connection herewith shall prove to have been false or misleading in any material respect as of the date as of which it was made; or

     (d) the Company shall default in the performance of any of its obligations under SECTIONS 9.6 through 9.8 or under SECTION 9.9 (other than a Default resulting solely from an Engineering Shortfall) or under SECTION 9.10; or

     (e) the Company shall deliver any Independent Engineering Report and related Coverage Report to the Banks in accordance with
SECTION 9.1 or SECTION 2.7 reflecting noncompliance with any Required Ratio and such noncompliance shall result solely from an Engineering Shortfall and shall not be cured (such cure to be evidenced by a new Coverage Report demonstrating compliance with all Required Ratios) on or before the date 180 days after the Company delivers such Independent Engineering Report and related Coverage Report; or

     (f) the Company shall default in the performance of any of its obligations in any Credit Document other than those specified elsewhere in this SECTION 10.1 and such default shall not be remedied within 30 days after any executive officer of the Company obtains actual knowledge thereof; or

     (g) any member of the Combined Group shall (1) make an assignment for the benefit of creditors; (2) generally fail to pay its debts as such debts become due, or (3) admit in writing its inability to generally pay its debts as such debts become due; or

     (h) a Governmental Authority shall enter any decree or order for relief in respect of any member of the Combined Group under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "BANKRUPTCY Law"), of any jurisdiction; or

     (i) any member of the Combined Group shall petition or apply to any Governmental Authority for, or consent to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of such member of the Combined Group, or of any substantial part of the assets of such member of the Combined Group, or shall commence a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Restricted Subsidiary) relating to any member of the Combined Group under the Bankruptcy Law of any other jurisdiction; or

     (j)  any such petition or application referred to in
SECTION 10.1(i) shall be filed, or any such proceedings referred to in
SECTION 10.1(i) shall be commenced, against any member of the Combined Group and such member of the Combined Group by any act shall indicate its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree shall be entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree shall remain unstayed and in effect for more than 60 consecutive days; or

     (k) any order, judgment or decree shall be entered in any proceedings against any member of the Combined Group decreeing the dissolution of any member of the Combined Group and such order, judgment or decree shall remain unstayed and in effect for more than the appeal time provided by law; or

     (l) any order, judgment or decree shall be entered in any proceedings against any member of the Combined Group decreeing a split-up of such member of the Combined Group which requires (1) the divestiture of assets which exceed, or the divestiture of partnership interest in the Special Subsidiary or of the stock of a Restricted Subsidiary whose assets exceed, 10% of Consolidated Net Tangible Assets as of the end of the fiscal quarter immediately preceding or coinciding with such divestiture or (2) the divestiture of assets or stock of a Restricted Subsidiary or assets of or partnership interest in the Special Subsidiary, which shall have contributed more than 10% of EBITD for the four most recently completed fiscal quarters, and such order, judgment or decree shall remain unstayed and in effect for more than 60 consecutive days; or

     (m) any judgment or order, or series of judgments or orders, for the payment of money in an amount in excess of $5,000,000 shall be rendered against any member of the Combined Group and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within the appeal time provided by law from the date of entry thereof, or such member of the Combined Group shall not, within said appeal time, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

     (n) so long as any of the Mortgages is in effect, the making of any levy, seizure or attachment on or of any substantial portion of the Collateral which is not stayed or lifted within the appeal time provided by applicable law; or the loss, theft, substantial damage, or destruction of any such Collateral which is not replaced if the amount of such loss, theft, damage or destruction not covered by insurance together with the dollar value of all other previous such loss, theft, damage, or destruction during the term of this Agreement and not covered by insurance exceeds $10,000,000; or

     (o) so long as the Stock Pledge Agreement is in effect, the making of any levy, seizure or attachment on or of, or the seizure, nationalization, expropriation or forfeiture of, any properties of Trend or any of its Subsidiaries which net of insurance results in a diminution of value equaling or exceeding the greater of (i) any substantial portion of the properties of Trend and its Subsidiaries taken as a whole, or (ii) a loan value (based on the Most Recent Engineering Report) which equals or exceeds $5,000,000 as of the most recent determination thereof; or

     (p) the Company or any ERISA Affiliate shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay with respect to any Plan; or notice of intent to terminate a Plan or Plans (other than a multiemployer plan under Section 4001(a)(3) of ERISA) having aggregate Unfunded Liabilities in excess of $5,000,000 shall be filed under Title IV of ERISA by the Company or any ERISA Affiliate, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Plan or Plans (other than a multiemployer plan under Section 4001(a)(3) of ERISA) having aggregate Unfunded Liabilities in excess of $5,000,000 or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Company or any ERISA Affiliate to enforce Section 515 or 4219(c)(5) of ERISA; or the Company or any ERISA Affiliate shall incur a complete or partial withdrawal liability under Title IV of ERISA in an annual amount in excess of $2,000,000 (and in the aggregate $5,000,000) in connection with any Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000 must be terminated; or there shall occur any event or condition that might reasonably constitute grounds for the termination of any Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000 or with respect to such Plan or Plans either the imposition of any liability in excess of $5,000,000 (other than contributions in the ordinary course) or any Lien provided under Section 4068 of ERISA securing an amount in excess of $5,000,000 on any property of the Company or any ERISA Affiliate; PROVIDED, however, any amounts owing by Santa Fe Pacific Corporation pursuant to the ERISA Indemnification Agreement between Santa Fe Pacific Corporation and the Company shall first be offset against the dollar threshold amounts set forth above before any such condition or event constitutes an event of default under this paragraph; or

     (q) one or more demands for payment is made upon the Company by Santa Fe Pacific Corporation or any other Person pursuant to the Tax Indemnification Agreement and such demands would exceed $5,000,000 in the aggregate; or

     (r)  any Change of Control shall occur; or

     (s) any Event of Default shall occur and be continuing under the Letter of Credit Agreement,

THEREUPON: (I) the Agent may (and, if directed by the Required Banks, shall) do any or all of the following: (a) declare the Commitments terminated (whereupon the Commitments shall be terminated); and (b) declare the principal amount then outstanding of and the accrued interest on the Loans and all fees and all other amounts payable hereunder and under the Notes to be forthwith due and payable, where-upon such amounts shall be and become immediately due and payable, without notice (including notice of acceleration and notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly WAIVED by the Company; PROVIDED that in the case of the occurrence of an Event of Default with respect to the Company referred to in SECTION 10.1(g) through
(l), the Commitments shall be automatically terminated and the prin-cipal amount then outstanding of and the accrued interest on the Loans and fees and all other amounts payable hereunder and under the Notes shall be and become automatically and immediately due and payable, without notice (including notice of intent to accelerate and notice of acceleration) and without presentment, demand, protest or other for-malities of any kind, all of which are hereby expressly WAIVED by the Company; (II) each Bank may exercise its rights of offset against each account and all other property of the Company in the possession of such Bank, which right is hereby granted by the Company to the Banks;

and (III) the Agent and each Bank may exercise any and all other rights pursuant to the Credit Documents, at law and in equity.

     Section 11.  THE AGENT.

     11.1. APPOINTMENT, POWERS AND IMMUNITIES. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its Agent under the Credit Documents with such powers as are specifically delegated to the Agent by the terms thereof, together with such other powers as are reasonably incidental thereto, including the execution and delivery of the First Amendment to Deed of Trust. The Agent (which term as used in this section shall include reference to its Affiliates and its own and its Affiliates' officers, directors, employees and agents) shall (a) have no duties or responsibilities except those expressly set forth in the Credit Documents, and shall not by reason of any Credit Document be a trustee or fiduciary for any Bank; (b) not be responsible to any Bank for any recitals, statements, representations or warranties contained in any Credit Document, or in any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Credit Document or any other document referred to or provided for therein or any property covered thereby or for any failure by the Company or any other Person to perform any of its obligations thereunder; (c) not be required to initiate or conduct any litigation or collection proceedings hereunder or under any Credit Document except to the extent requested by the Required Banks (and SECTION 11.7 shall apply), and (d) not be responsible for any action taken or omitted to be taken by it under any Credit Document or any other document or instrument referred to or provided for therein or in connection therewith, including pursuant to its own negligence, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. In any foreclosure proceeding concerning any collateral for the Notes or other obligations of the Company hereunder, each holder of a Note or other obligations of the Company hereunder if bidding for its own account or for its own account and the accounts of other Banks is prohibited from including in the amount of its bid an amount to be applied as a credit against its Notes or the Notes of the other Banks; instead, such holder must bid in cash only.

     11.2. RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (which may be counsel for the Company), independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by any Credit Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions of the Required Banks, and any action taken or failure to act pursuant thereto shall be binding on all of the Banks. Pursuant to instructions of all Banks or the Required Banks, as appropriate, the Agent shall have the authority to execute releases of the Security Documents on behalf of the Banks without the joinder of any Bank.

     11.3. DEFAULTS. The Agent shall not be deemed to have know-ledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans) unless it has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to SECTIONS 11.7 and 12.5) take such action with respect to such Default as shall be directed by all Banks or the Required Banks, as appropriate, and within its rights under the Credit Documents and at law or in equity; PROVIDED that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, permitted hereby with respect to such Default as it shall deem advisable in the best interests of the Banks and within its rights under the Credit Documents, at law or in equity.

     11.4. RIGHTS AS A BANK. With respect to their Commitments and Loans, TCB and NationsBank in their capacities as Banks hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though they were not acting as the Agent or the Co-Agents, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent and the Co-Agents in their individual capacity. The Agent and the Co-Agents may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust, letter of credit, agency or other business with the Company (and any of its Affiliates) as if they were not acting as the Agent and the Co-Agents, and the Agent and the Co-Agents may accept fees and other considera-tion from the Company and its Affiliates (in addition to the fees heretofore agreed to between the Company and the Agent or the Co-Agents) for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

     11.5. INDEMNIFICATION. THE BANKS AGREE TO INDEMNIFY THE AGENT (TO THE EXTENT NOT REIMBURSED UNDER SECTION 12.3 OR 12.4, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE COMPANY UNDER SAID
SECTIONS 12.3 AND 12.4), RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENTS, FOR ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER (INCLUDING THE CONSEQUENCES OF THE NEGLIGENCE OF THE AGENT) WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY CREDIT DOCUMENT (AS DEFINED HEREIN) OR ANY OTHER DOCUMENTS CONTEMPLATED BY OR REFERRED TO THEREIN OR THE TRANSACTIONS CONTEMPLATED THEREBY (INCLUDING THE COSTS AND EXPENSES WHICH THE COMPANY IS OBLIGATED TO PAY UNDER SECTIONS 12.3 AND 12.4 BUT EXCLUDING, UNLESS A DEFAULT HAS OCCURRED AND IS CONTINUING, NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF ITS AGENCY DUTIES HEREUNDER) OR THE ENFORCEMENT OF ANY OF THE TERMS HEREOF OR THEREOF OR OF ANY SUCH OTHER DOCUMENTS, INCLUDING THE NEGLIGENCE OF THE AGENT; PROVIDED THAT NO BANK SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PARTY TO BE INDEMNIFIED. The obligations of the Banks under this SECTION 11.5 shall survive the termination of this Agreement.

     11.6. NON-RELIANCE ON THE AGENT AND OTHER BANKS. Each Bank agrees that it has received current financial information with respect to the Company and that it has, independently and without reliance on the Agent, the Co-Agents or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, the Co-Agents or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Credit Documents. The Agent and the Co-Agents shall not be required to keep themselves informed as to the performance or observance by the Company of any Credit Document or any other document referred to or provided for therein or to inspect the property or books of the Company or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent and the Co-Agents under the Credit Documents, the Agent and the Co-Agents shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company (or any of its Affiliates) which may come into the possession of the Agent or either Co-Agent.

     11.7. FAILURE TO ACT. Except for action expressly required of the Agent under the Credit Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under SECTION 11.5 against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     11.8. RESIGNATION OR REMOVAL OF THE AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Company, and the Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Any successor Agent shall be a bank which has an office in the United States and a combined capital and surplus of at least $250,000,000 and with its deposits insured by the FDIC. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. Such successor Agent shall promptly specify its Principal Office referred to in SECTIONS 3.1 and 5.1 by notice to the Company. After any retiring Agent's resignation or removal hereunder as the Agent, the provisions of this SECTION 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

     Section 12.  MISCELLANEOUS.

     12.1. WAIVER. No waiver of any Default shall be a waiver of any other Default. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in the Credit Documents are cumulative and not exclusive of any remedies provided by law or in equity.

    12.2. NOTICES. All notices and other communications provided for herein (including any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, telegraph, telecopy (confirmed by mail), cable or other writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to the Company and the Agent given in accordance with this section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

     12.3. EXPENSES, ETC. Whether or not any Loan is ever made, the Company shall pay or reimburse on demand each of the Banks, the Agent and the Co-Agents for paying: (a) the reasonable fees and expenses of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., special counsel to the Agent, and of local counsel to the Agent in the States of Louisiana, Oklahoma and Alabama in connection with (1) the preparation, execution and delivery of the Credit Documents (including the exhibits and schedules hereto), the making of the Loans hereunder and (2) any modification, supplement or waiver of any of the terms of any Credit Document; (b) all reasonable out-of-pocket costs and expen-ses of the Banks, the Agent and the Co-Agents (including costs of preparing an Independent Engineering Report and reasonable counsels'
fees) in connection with any Event of Default under or the enforcement of any Credit Document; (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of any Credit Document or any other document referred to therein; (d) all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement, any Security Document or any document referred to herein or therein; and (e) reasonable expenses of due diligence and syndication, and mutually agreed advertising and marketing costs.

     12.4. INDEMNIFICATION. THE COMPANY SHALL INDEMNIFY THE AGENT, THE CO-AGENTS, THE BANKS, AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND COUNSEL FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, COSTS, EXPENSES, CLAIMS OR DAMAGES TO WHICH ANY OF THEM MAY BECOME SUBJECT, REGARDLESS OF AND INCLUDING LOSSES, LIABILITIES, COSTS, EXPENSES, CLAIMS AND DAMAGES ARISING FROM THE NEGLIGENCE OF THE AGENT OR THE CO-AGENTS OR THE BANKS OR ANY OTHER INDEMNITEE, INSOFAR AS SUCH LOSSES, LIABILITIES, COSTS, EXPENSES, CLAIMS OR DAMAGES ARISE OUT OF OR RESULT FROM ANY (A) ACTUAL OR PROPOSED USE BY THE COMPANY OF THE PROCEEDS OF ANY EXTENSION OF CREDIT BY ANY BANK HEREUNDER;
(B) BREACH BY THE COMPANY OF ANY CREDIT DOCUMENT (AS DEFINED HEREIN);
(C) VIOLATION BY THE COMPANY

OR ANY OF ITS SUBSIDIARIES OF ANY LEGAL REQUIREMENT INCLUDING, WITHOUT LIMITATION, APPLICABLE ENVIRONMENTAL LAWS; (D) ANY BANK'S OR THE AGENT'S OR ANY CO-AGENT'S BEING DEEMED AN OWNER OR OPERATOR OF ANY ASSETS OF THE COMPANY OR ITS SUBSIDIARIES BY A COURT OR OTHER REGULATORY OR ADMINISTRATIVE AGENCY OR TRIBUNAL IN CIRCUMSTANCES IN WHICH NEITHER THE AGENT, EITHER CO-AGENT NOR ANY OF THE BANKS IS GENERALLY OPERATING OR GENERALLY EXERCISING CONTROL OVER SUCH ASSETS, TO THE EXTENT SUCH LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISE OUT OF OR RESULT FROM ANY LEGAL REQUIREMENT INCLUDING, WITHOUT LIMITATION, APPLICABLE ENVIRONMENTAL LAWS PERTAINING TO THE CONDITION OF SUCH ASSETS, (E) ENVIRONMENTAL CLAIMS OR (F) ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING (INCLUDING ANY THREATENED INVESTIGATION OR PROCEEDING) RELATING TO ANY OF THE FOREGOING, and the Company shall reimburse the Agent, each Co-Agent, each Bank, and each Affiliate thereof and their respective directors, officers, employees, agents and counsel, upon demand, for any expenses (including legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages, costs or expenses incurred by a Person or any Affiliate thereof or their respective directors, officers, employees, agents or counsel by reason of the gross negligence or willful misconduct of such Person, Affiliate, director, officer, employee, agent or counsel. The obligation of the Company to provide indemnification under this section for fees and expenses of counsel shall be limited to the fees and expenses of one counsel in each jurisdiction representing all of the Persons entitled to such indemnification, except to the extent that, in the reasonable judgment of any such indemnified Person, the existence of actual or potential conflicts of interest make representation of all of such indemnified Persons by the same counsel inappropriate; in such a case, the Person exercising such judgment shall be indemnified for the reasonable fees and expenses of its separate counsel to the extent provided in this Section without giving effect to the first clause of this sentence. Nothing in this
SECTION 12.4 is intended to limit the obligations of the Company under any other provision of this Agreement.

     12.5. AMENDMENTS, ETC. No amendment or waiver of any provision of any Credit Document, nor any consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Required Banks and the Company, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED that no amendment, waiver or consent shall, unless in writing and signed by each Bank affected thereby, (a) increase any Commitment of any of the Banks or subject the Banks to any additional obliga-tions; (b) reduce the principal of, or interest on, any Loan, fee or other sum to be paid under any Credit Document; (c) postpone any scheduled date fixed for any payment of principal of, or interest on, any Loan, fee or other sum to be paid under any Credit Document; (d) change the percentage of any of the Commitments, or of the aggregate unpaid principal amount of any of the Loans, or the number of Banks which shall be required for the Banks or any of them to take any action under this Agreement; (e) change any provision contained in SECTIONS 2.5, 5.2, 5.7, 6, 12.3 or 12.4 or this
SECTION 12.5, or in the definition of "Required Ratios", or (f) except as provided in the Credit Documents, release any material part of the security for the obligations of the Company under any Credit Document. Except as permitted by the Mortgages, Mortgaged Properties cannot be sold for consideration other than cash without the approval of all Banks. Anything in this SECTION 12.5 to the contrary, no amendment, waiver or consent shall be made with respect to SECTION 11 without the consent of the Agent and the Co-Agents.

     12.6. SUCCESSORS AND ASSIGNS. (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Agent, the Co-Agents and the Banks and their respective successors and assigns. The Company may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all of the Banks.

     (b) Each Bank may sell participations to any Person in all or part of any Loan, or all or part of its Notes or Commitments, in which event, without limiting the foregoing, the provisions of SECTION 6 shall inure to the benefit of each purchaser of a participation and the PRO RATA treatment of payments, as described in SECTION 5.2, shall be determined as if such Bank had not sold such participation. In the event any Bank shall sell any participation, (1) the Company, the Agent, the Co-Agents and the other Banks shall continue to deal solely and directly with such selling Bank in connection with such selling Bank's rights and obligations under the Credit Documents (including the Notes held by such selling Bank); (2) such Bank shall retain the sole right and responsibility to enforce the obligations of the Company relating to the Loans, including the right to approve any amendment, modification or waiver of any provision of this Agreement other than amendments, modifications or waivers with respect to (A) any fees payable hereunder to the Banks, (B) the amount of principal or the rate of interest payable on, or the dates fixed for the scheduled repayment of principal of, the Loans and other sums to be paid to the Banks hereunder, and (C) the release or termination of all or substantially all of the security for the Loans, and (3) the Company agrees, to the fullest extent it may effectively do so under applicable law, that any participant of a Bank may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such participant were a direct holder of Loans if such Bank has previously given notice of such participation to the Company.

     (c) Each Bank may assign to one or more Banks or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitments and the same portion of the related Loans at the time owing to it and the related Note held by it); PROVIDED (1) other than in the case of an assignment to a Person at least 50% owned by the assignor Bank, or by a common parent of both, or to another Bank, the Agent and the Company must give their respective prior written consent, which consent will not be unreasonably withheld; (2) the aggregate amount of the Commitments and/or Loans of the assigning Bank subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to the Agent) shall in no event be less $10,000,000 (or $1,000,000 in the case of an assignment between Banks) (except for certain exceptions approved by the Company and the Agent or where all of a Bank's Commitments and Loans are being assigned) and shall be in an amount that is an integral multiple of $1,000,000 (except for certain exceptions approved by the Company and the Agent or where all of a Bank's Commitments and Loans are being assigned); (3) the assigning Bank shall contemporaneously assign to such assignee Bank or Eligible Assignee an equal percentage of the assigning Bank's Letter of Credit Commitment and all of the assigning Bank's other rights and obligations under the Letter of Credit Agreement; and (4) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in its records, an Assignment Agreement with blanks appropriately completed, together with the Notes subject to such assignment and a processing and recordation fee of $2,000 (for which the Company shall have no liability except in the case of assignments required by the Company pursuant to SECTION 6.1, 6.3 or 6.6, in which case such fee shall be paid by the Company). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment Agreement, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment Agreement, have the rights and obligations of a Bank hereunder, and (B) the Bank making such assignment shall, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

     (d) By executing and delivering an Assignment Agreement, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby, such assignor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document; (2) such assignor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under any Credit Document; (3) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements of the Company previously delivered in accordance herewith and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Agreement; (4) such assignee will, independently and without reliance upon the Agent, such assignor Bank or any other Bank and based on such documents and information as it shall deem appropri-ate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents; (5) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of the Credit Documents are required to be performed by it as a Bank.

     (e) The Agent shall maintain at its office a copy of each Assignment Agreement delivered to it and a record of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time. The entries in such record shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Banks may treat each Person the name of which is recorded therein as a Bank hereunder for all purposes of the Credit Documents. Such records shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

     (f) Upon its receipt of an Assignment Agreement executed by an assigning Bank and the assignee thereunder together with the Note subject to such assignment, the written consent to such assignment and the fee payable in respect thereto, the Agent shall, if such Assignment Agreement has been completed with blanks appropriately filled, (1) accept such Assignment Agreement; (2) record the information contained therein in its records, and (3) give prompt notice thereof to the Company. Contemporaneously with the receipt by the Agent of an Assignment Agreement, the Company, at its own expense, shall execute and deliver to the Agent in exchange for each surrendered Note a new Note payable to the order of such assignee in an amount equal to the Commitments and/or Loans assumed by it pursuant to such Assignment Agreement and, if the assignor Bank has retained Commitments and/or Loans hereunder, new Notes payable to the order of the assignor Bank in an amount equal to the Commitments and/or Loans retained by it. Such new Notes shall be in an aggregate principal amount equal to the principal amount of each surrendered Note, shall be dated the effective date of such Assignment Agreement and shall otherwise be in substantially the form of the surrendered Notes. Thereafter, each surrendered Note shall be marked cancelled and returned to the Company.

     (g) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Company furnished to such Bank by or on behalf of the Company.

     (h) Any assignment by a Bank pursuant to this SECTION 12.6 shall not result in any single Bank holding in excess of 25% of the Aggregate Commitment at any one time.

     (i) Notwithstanding any other provision of this SECTION 12.6, TCB and its Affiliates may not assign their rights hereunder unless, after giving effect to such assignment, TCB and its Affiliates would have an aggregate Commitment Percentage of at least 10%.

     (j) Notwithstanding anything herein to the contrary, each Bank may pledge and assign all or any portion of its rights and interests under the Credit Documents to any Federal Reserve Bank.

     12.7. SURVIVAL; TERM; REINSTATEMENT. In addition to the other provisions of this Agreement expressly stated to survive the termination of this Agreement, the obligations of the Company under SECTIONS 6, 12.3 and 12.4 and the last sentence of this SECTION 12.7 and the obligations of the Banks under SECTION 12.8 shall survive the termination of this Agreement. The term of this Agreement shall be until (a) the full and final payment of all Notes, (b) the termination of all Commitments and (c) the payment of all amounts due under the Credit Documents. The Company agrees that if at any time all or any part of any payment previously applied by any Bank to any Loan or other sum hereunder is or must be returned by or recovered from such Bank for any reason (including the order of any bankruptcy court), the Credit Documents shall automatically be reinstated to the same effect as if the prior application had not been made, and the Company hereby agrees to indemnify such Bank against, and to save and hold such Bank harmless from, any required return by or recovery from such Bank of any such payment because of its being deemed preferential under applicable Legal Requirements, or for any other reason.

     12.8. LIMITATION OF INTEREST. The parties to this Agreement intend to strictly comply with all applicable laws, including applicable usury laws. Accordingly, the provisions of this
SECTION 12.8 shall govern and control over every other provision of any Credit Document which conflicts or is inconsistent with this Section, even if such provision declares that it controls. As used in this Section, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law; PROVIDED that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money, and not as interest and (b) all interest at any time contracted for, taken, reserved, retained, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Loans and the Commitments. In no event shall the Company or any other Person be obligated to pay, or the Agent or any Bank have any right or privilege to reserve, receive or retain, (x) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the State of Texas or the applicable laws (if any) of the United States or of any other state or (y) total interest in excess of the amount which the Agent or such Bank could lawfully have contracted for, taken, reserved, received, retained or charged had the interest been calculated for the full term of the Loans at the Highest Lawful Rate. On each day, if any, that the interest rate (the "STATED RATE") called for under any Credit Document exceeds the Highest Lawful Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Highest Lawful Rate for that day, and shall remain fixed at the Highest Lawful Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in any Credit Document which directly or indirectly relate to interest shall ever be construed without reference to this Section, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate. If the term of any of the Notes is shortened by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason the Agent or any Bank at any time, including the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be cancelled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to the Agent or such Bank, it shall be credited PRO TANTO against the then-outstanding principal balance of the Company's obligations to the Agent or such Bank, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

     12.9. CAPTIONS. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     12.10. COUNTERPARTS. Each Credit Document may be executed in any number of counterparts, all of which taken together shall consti-tute one and the same agreement and any of the parties hereto may execute such Credit Document by signing any such counterpart.

     12.11. GOVERNING LAW. EXCEPT TO THE EXTENT OTHERWISE SPECIFIED THEREIN, EACH CREDIT DOCUMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA. THE COMPANY HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS AND OF ANY TEXAS STATE COURT SITTING IN HARRIS COUNTY, TEXAS FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     12.12. SEVERABILITY. Whenever possible, each provision of the Credit Documents shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of any Credit Document shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions of such Credit Document shall not be affected or impaired thereby.

     12.13. CHAPTER 15 NOT APPLICABLE. Chapter 15 of the Texas Credit Code shall not apply to any Credit Document or to any Commitment or Loan, nor shall any Credit Document be governed by or be subject to the provisions of such Chapter 15 in any manner whatsoever.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered effective as of the day and year first above written.

                                          SANTA FE ENERGY RESOURCES, INC.,
                                            a Delaware corporation

                                          By:M. J. ROSINSKI
                                             M. J. Rosinski
                                             Vice President and Chief
                                             Financial Officer


                                          Address for Notices:

                                          Santa Fe Energy Resources, Inc.
                                          1616 South Voss, Suite 1000
                                          Houston, Texas  77057
                                          Telecopy:  (713) 268-5341
                                          Attention:  Vice President and
                                                      Chief Financial Officer
                                          Telex: 794-567
                                          (Answerback: SFEPROD HOU)

                                          TEXAS COMMERCE BANK NATIONAL
                                            ASSOCIATION, individually,
                                            as Administrative Agent and as
                                            Co-Agent
                                          By:JAMES R. MCBRIDE
                                             James R. McBride
                                             Senior Vice President

                                          Address for Notices:

Domestic and Eurodollar                   Texas Commerce Bank National
Lending Offices:                            Association
                                          712 Main Street
Texas Commerce Bank National              Houston, Texas  77002
  Association                             Attention:  Manager, Energy Group
ABA #113000609                            Telecopy:  (713) 236-4117
For Credit To: Acct. #10967               Telex: 166-053
(Answerback:TCB HOU)
Attention:  Investment
  Operations/Norma Benzon                 with copies to:
Reference:  Santa Fe Energy
  Resources, Inc.                         Texas Commerce Bank National
                                            Association
Facility A                                P. O. Box 2558
COMMITMENT:  $11,828,571.41               Houston, Texas   77252
                                          Attention:  Manager, Capital
Facility B                                  Markets Division
COMMITMENT:  $11,171,428.59

                                          and

                                          Texas Commerce Bank National
                                            Association
                                          P. O. Box 2558
                                          Houston, Texas   77252
                                          Attention:  Manager, Loan
                                            Agreements Division

                                          NATIONSBANK OF TEXAS, N.A.,
                                            individually and as Co-Agent



                                          By:H. GENE SHIELS

                                          Name:H. Gene Shiels
                                          Title:Vice President

Domestic and Eurodollar                   Address for Notices:
Lending Offices:
NationsBank of Texas, N.A.                NationsBank of Texas, N.A.
ABA #111000025                            700 Louisiana
For Credit to:  Acct. #                   P.O. Box 2518
 0180019828                               Houston, Texas 77252-2518


Attention:  Loan Funds                    Attention:  H. Gene Shiels
 Transfer                                 Telecopy:  (713) 247-6432
Reference:  Santa Fe Energy
 Resources, Inc.

Facility A
COMMITMENT:  $11,314,285.71

Facility B
COMMITMENT:  $10,685,714.29

                                          THE BANK OF NEW YORK

                                          By:DANIEL T. GATES
                                          Name:Daniel T. Gates
                                          Title:Vice President


Domestic Lending Office:                  Address for Notices:
The Bank of New York
ABA #021000018                            The Bank of New York
For Credit To:  Commercial                One Wall Street, 19th Floor
  Loan Servicing Department               New York, New York  10286
  GLA #111-556                            Attention: Daniel Gates
Reference:  Santa Fe Energy               Telecopy:  (212) 635-7923
  Resources, Inc.                         Telex: 232-060
(Answerback:BONY UR)

Eurodollar Lending Office:                with a copy to:
The Bank of New York                      Ms. Ann Marie Schron
ABA #021000018                            The Bank of New York
For Credit To:  Eurodollar/               One Wall Street, 19th Floor
  Cayman Funding Area                     New York, New York 10286
  LIBOR Account No.:                      Telecopy:  (212) 635-7923
     803-3140-992                         Telex: 232-060
(Answerback:BONY UR)
Reference:  Santa Fe Energy
  Resources, Inc.

Facility A
COMMITMENT:  $9,257,142.86

Facility B
COMMITMENT:  $8,742,857.14

                                          THE BANK OF NOVA SCOTIA

                                          By:A. S. NORSWORTHY
                                          Name:A. S. Norsworthy
                                          Title:Assistant Agent

Domestic and Eurodollar                   Address for Notices:
Lending Offices:
Bank of Nova Scotia, New                  The Bank of Nova Scotia
  York Agency                             600 Peachtree Street, Suite 2700
ABA #026002532                            Atlanta, Georgia  30308
For Credit To:  Atlanta                   Attention:  Claude Ashby
  Agency                                  Telecopy:  (404) 888-8998
Reference:  Santa Fe Energy               Telex:  00542319
  Resources, Inc.                         (Answerback:  SCOTIABANK ATL)

Facility A
COMMITMENT:  $9,257,142.86

                                          with a copy to:
Facility B
COMMITMENT:  $8,742,857.14                The Bank of Nova Scotia
                                          1100 Louisiana, Suite 3000
                                          Houston, Texas  77002
                                          Attention:  Mark Ammerman
                                          Telecopy:  (713) 752-2425

                                          BANK OF MONTREAL

                                          By:MARK GREEN
                                          Name:Mark Green
                                          Title:Director

Domestic and Eurodollar                   Address for Notices:
Lending Offices:
Harris Bank                               Bank of Montreal
ABA #071000288                            700 Louisiana, Suite 4400
For Credit To:  Bank of                   Houston, Texas  77002
  Montreal, Chicago Branch                Attention:  Dennis Spencer
Attention:  E. Rios                       Telecopy:  (713) 223-4007
Reference:  Santa Fe Energy               Telex:  77-5640
  Resources, Inc.                         (Answerback:  BKMONTREAL HOU)

Facility A
COMMITMENT:  $10,285,714.29

Facility B
COMMITMENT:  $9,714,285.71

                                          CIBC, INC.

                                          By:J. D. WESTLAND
                                          Name:J. D. Westland
                                          Title:Vice President

Domestic and Eurodollar                   Address for Notices:
Lending Offices:
Morgan Guaranty Trust                     CIBC, Inc.
  Company of New York                     Two Paces West, 2727 Paces Ferry Road
ABA #021-000-238                          Suite 1200
For Credit To:  CIBC,                     Atlanta, Georgia  30339
  Atlanta Acct.  #630-00-480              Attention: Vice President
                                          Telephone No: (404) 319-4999
                                          Telecopier No.: (404) 319-4950
Attention:  Loan Operations               Telex: 54-2413
Reference:  Santa Fe Energy                 answer back: CANBANK ATL
  Resources, Inc.

Facility A
COMMITMENT:  $9,257,142.86
                                          with a copy to:
Facility B
COMMITMENT:  $8,742,857.14                Canadian Imperial Bank of
                                            Commerce
                                          2 Houston Center, Suite 1200
                                          Houston, Texas  77010
                                          Attention:  Brian R. Swinford
                                          Telecopy: (713) 658-9922

                                          BANQUE PARIBAS HOUSTON AGENCY

                                          By:BRIAN MALONE
                                          Name:Brian Malone
                                          Title:Vice President

                                          By:PATRICK J. MILOR
                                          Name:Patrick J. Milor
                                          Title:SVP-Deputy General Manager

Domestic and Eurodollar                   Address for Notices:
Lending Offices:
Bankers Trust Co.                         Banque Paribas Houston Agency
ABA #02-100-1033                          1200 Smith Street, Suite 3100
                                          Houston, Texas 77002
For Credit To:  Banque                    Attention:  Barton D. Schouest
  Paribas New York                        Telecopy:  (713) 659-3832
  #04202195
  Final Credit 2144-001545
  Banque Paribas Houston Agency
  Reference:  Santa Fe Energy
  Resources, Inc.

Facility A
COMMITMENT:  $9,257,142.86

Facility B
COMMITMENT:  $8,742,857.14

                                          THE FIRST NATIONAL BANK OF BOSTON

                                          By:FRANK T. SMITH
                                          Name:Frank T. Smith
                                          Title:Director

Domestic and Eurodollar                   Address for Notices:
Lending Offices:
Bank of Boston                            The First National Bank of Boston
ABA #011000390                            100 Federal Street
                                          Boston, Massachusetts 02110
For Credit To:                            Attention:  George W. Passela
  not applicable                          Telecopy:  (617) 434-3652

  Reference:  Santa Fe Energy
  Resources, Inc.

Facility A
COMMITMENT:  $9,257,142.86

Facility B
COMMITMENT:  $8,742,857.14

                                          ABN AMRO Bank N.V., HOUSTON AGENCY

                                          By:W. BRYAN CHAPMAN
                                          Name:W. Bryan Chapman
                                          Title:Vice President

                                          By:CHARLES W. RANDALL
                                          Name:Charles W. Randall
                                          Title:Group Vice President

Domestic and Eurodollar                   Address for Notices:
Lending Offices:
ABN AMRO New York                         ABN AMRO Bank N.V., Houston Agency
ABA #026009580                            Three Riverway, Suite 1600
                                          Houston, Texas 77056
For Credit To:  ABN AMRO                  Attention:  Mr. Bryan Chapman
  Houston Agency                          Telecopy:  (713) 629-7533
  Acct. #651001071541
  Reference:  Santa Fe Energy
  Resources, Inc.

Facility A
COMMITMENT:  $10,285,714.29

Facility B
COMMITMENT:  $9,714,285.71

EXHIBITS:
A - Form of Facility A Note
B - Form of Facility B Note
C - Request for Extension of Credit
D - Assignment Agreement
E - Facility A Maximum Amount
F - Preliminary Available Amount


SCHEDULES:
I   - Restricted and Unrestricted Subsidiaries
II  - Liens and Funded Debt
III - Initial Approved Assumptions and Price Protection
        Agreements
IV  - Coverage Report
V   - Subordination Provisions
VI  - Opinion of Andrews & Kurth, L.L.P.
VII - Opinion of David L. Hicks
VIII- Mortgages
IX  - Jurisdictions for Which Certificates Are to Be Provided
X   - Designated Debt